Exhibit 10.29

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Publish CUSIP Number: 74839TAC2
Revolving Credit CUSIP Number: 74839TAD0
Term Loan CUSIP Number: 74839TAE8
CREDIT AGREEMENT
Dated as of October 6, 2017
among
QUIDEL CORPORATION
as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and
L/C Issuer,
and
The Other Lenders Party Hereto
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent
BANK OF THE WEST,
CITIBANK, N.A.,
COMPASS BANK,
FIFTH THIRD BANK,
MUFG UNION BANK, N.A.,
SILICON VALLEY BANK,
WELLS FARGO BANK, NATIONAL ASSOCIATION
and
ZB, N.A., DBA CALIFORNIA BANK & TRUST,
as Co-Documentation Agents

BANK OF AMERICA MERRILL LYNCH
and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Lead Bookrunners

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	TABLE OF CONTENTS
ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS........................................................................	1
1.01	Defined Terms..............................................................................................................................	1
1.02	Other Interpretive Provisions.......................................................................................................	35
1.03	Accounting Terms.........................................................................................................................	36
1.04	Rounding......................................................................................................................................	37
1.05	Times of Day; Rates.....................................................................................................................	37
1.06	Letter of Credit Amounts..............................................................................................................	37
1.07	Currency Equivalents Generally...................................................................................................	37
ARTICLE II	THE COMMITMENTS and Credit Extensions.........................................................................	37
2.01	The Loans.....................................................................................................................................	37
2.02	Borrowings, Conversions and Continuations of Loans..............................................................	38
2.03	Letters of Credit............................................................................................................................	39
2.04	Swing Line Loans.........................................................................................................................	47
2.05	Prepayments..................................................................................................................................	49
2.06	Termination or Reduction of Commitments.................................................................................	52
2.07	Repayment of Loans.....................................................................................................................	53
2.08	Interest..........................................................................................................................................	53
2.09	Fees...............................................................................................................................................	54
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.......................	54
2.11	Evidence of Debt..........................................................................................................................	55
2.12	Payments Generally; Administrative Agent’s Clawback..............................................................	55
2.13	Sharing of Payments by Lenders..................................................................................................	57
2.14	Increase in Commitments.............................................................................................................	58
2.15	Cash Collateral..............................................................................................................................	60
2.16	Defaulting Lenders.......................................................................................................................	61
ARTICLE III	TAXES, YIELD PROTECTION AND ILLEGALITY..............................................................	63
3.01	Taxes.............................................................................................................................................	63
3.02	Illegality........................................................................................................................................	67
3.03	Inability to Determine Rates.......................................................................................................	68
3.04	Increased Costs; Reserves on Eurodollar Rate Loans.................................................................	69
3.05	Compensation for Losses..............................................................................................................	70
3.06	Mitigation Obligations; Replacement of Lenders........................................................................	70
3.07	Survival.........................................................................................................................................	71
ARTICLE IV	CONDITIONS PRECEDENT TO Credit Extensions...............................................................	71
4.01	Conditions of Initial Credit Extension..........................................................................................	71
4.02	Conditions to All Credit Extensions............................................................................................	75
ARTICLE V	REPRESENTATIONS AND WARRANTIES...........................................................................	76
5.01	Existence, Qualification and Power..............................................................................................	76
5.02	Authorization; No Contravention.................................................................................................	76
5.03	Governmental Authorization; Other Consents.............................................................................	76
5.04	Binding Effect...............................................................................................................................	76
5.05	Financial Statements; No Material Adverse Effect......................................................................	76
5.06	Litigation.......................................................................................................................................	77
5.07	No Default....................................................................................................................................	77
5.08	Ownership of Property; Liens; Investments.................................................................................	77

i

5.09	Environmental Compliance..........................................................................................................	77
5.10	Insurance.......................................................................................................................................	77
5.11	Taxes.............................................................................................................................................	78
5.12	ERISA Compliance.......................................................................................................................	78
5.13	Subsidiaries; Equity Interests; Loan Parties................................................................................	78
5.14	Margin Regulations; Investment Company Act...........................................................................	79
5.15	Disclosure.....................................................................................................................................	79
5.16	Compliance with Laws.................................................................................................................	79
5.17	Intellectual Property; Licenses, Etc..............................................................................................	79
5.18	Rights in Collateral; Priority of Liens.........................................................................................	80
5.19	Solvency........................................................................................................................................	80
5.20	No Medicare/Medicaid Receivables............................................................................................	80
5.21	OFAC............................................................................................................................................	81
5.22	Anti-Corruption Laws...................................................................................................................	81
5.23	Not an EEA Financial Institution..................................................................................................	81
5.24	Casualty, Etc.................................................................................................................................	81
5.25	Labor Matters................................................................................................................................	81
ARTICLE VI	AFFIRMATIVE COVENANTS................................................................................................	81
6.01	Financial Statements.....................................................................................................................	81
6.02	Certificates; Other Information....................................................................................................	82
6.03	Notices..........................................................................................................................................	84
6.04	Payment of Obligations................................................................................................................	84
6.05	Preservation of Existence, Etc.....................................................................................................	85
6.06	Maintenance of Properties............................................................................................................	85
6.07	Maintenance of Insurance.............................................................................................................	85
6.08	Compliance with Laws and Contractual Obligations...................................................................	85
6.09	Books and Records.......................................................................................................................	85
6.10	Inspection Rights..........................................................................................................................	86
6.11	Use of Proceeds............................................................................................................................	86
6.12	Covenant to Guarantee Obligations and Give Security................................................................	86
6.13	Collateral Records........................................................................................................................	87
6.14	Cash Management System............................................................................................................	88
6.15	Compliance with Environmental Laws........................................................................................	88
6.16	Further Assurances........................................................................................................................	88
6.17	Medicare/Medicaid Receivables..................................................................................................	88
6.18	Compliance with Terms of Leaseholds.........................................................................................	89
6.19	Designation as Senior Debt..........................................................................................................	89
6.20	Anti-Corruption Laws...................................................................................................................	89
6.21	Summers Ridge Sale-Leaseback...................................................................................................	89
6.22	Post-Closing Requirements..........................................................................................................	89
ARTICLE VII	NEGATIVE COVENANTS.......................................................................................................	89
7.01	Liens............................................................................................................................................	89
7.02	Indebtedness.................................................................................................................................	91
7.03	Investments...................................................................................................................................	93
7.04	Fundamental Changes...................................................................................................................	94
7.05	Dispositions..................................................................................................................................	95

7.06	Restricted Payments......................................................................................................................	96
7.07	Change in Nature of Business.......................................................................................................	97
7.08	Transactions with Affiliates..........................................................................................................	97
7.09	Burdensome Agreements..............................................................................................................	97
7.10	Use of Proceeds...........................................................................................................................	98
7.11	Financial Covenants......................................................................................................................	98
7.12	Sanctions.......................................................................................................................................	98
7.13	Amendments of Organization Documents...................................................................................	98
7.14	Accounting Changes.....................................................................................................................	99
7.15	Prepayments, Etc. of Indebtedness...............................................................................................	99
7.16	Amendment, Etc. of Indebtedness................................................................................................	99
7.17	Sale and Leaseback Transactions..................................................................................................	99
7.18	Anti-Corruption Laws...................................................................................................................	99
ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES..............................................................................	99
8.01	Events of Default..........................................................................................................................	99
8.02	Remedies upon Event of Default..................................................................................................	102
8.03	Application of Funds....................................................................................................................	102
ARTICLE IX	ADMINISTRATIVE AGENT....................................................................................................	103
9.01	Appointment and Authority..........................................................................................................	103
9.02	Rights as a Lender.........................................................................................................................	104
9.03	Exculpatory Provisions................................................................................................................	104
9.04	Reliance by Administrative Agent...............................................................................................	105
9.05	Delegation of Duties....................................................................................................................	105
9.06	Resignation of Administrative Agent..........................................................................................	105
9.07	Non-Reliance on Administrative Agent and Other Lenders........................................................	107
9.08	No Other Duties, Etc.....................................................................................................................	107
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding................................................	107
9.10	Collateral and Guaranty Matters...................................................................................................	108
9.11	Secured Cash Management Agreements and Secured Hedge Agreements..................................	109
ARTICLE X	MISCELLANEOUS.....................................................................................................................	109
10.01	Amendments, Etc..........................................................................................................................	109
10.02	Notices; Effectiveness; Electronic Communications...................................................................	111
10.03	No Waiver; Cumulative Remedies; Enforcement........................................................................	113
10.04	Expenses; Indemnity; Damage Waiver.........................................................................................	113
10.05	Payments Set Aside.......................................................................................................................	115
10.06	Successors and Assigns.................................................................................................................	116
10.07	Treatment of Certain Information; Confidentiality......................................................................	120
10.08	Right of Setoff..............................................................................................................................	121
10.09	Interest Rate Limitation................................................................................................................	121
10.10	Counterparts; Integration; Effectiveness......................................................................................	122
10.11	Survival of Representations and Warranties.................................................................................	122
10.12	Severability...................................................................................................................................	122
10.13	Replacement of Lenders...............................................................................................................	122
10.14	Governing Law; Jurisdiction; Etc.................................................................................................	123
10.15	WAIVER OF JURY TRIAL.........................................................................................................	124
10.16	No Advisory or Fiduciary Responsibility.....................................................................................	124

10.17	Electronic Execution of Assignments and Certain Other Documents.........................................	125
10.18	USA PATRIOT Act.......................................................................................................................	125
10.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions...................................	125
10.20	Lender Representations................................................................................................................	126
10.21	Keepwell.......................................................................................................................................	127
10.22	California Judicial Reference.......................................................................................................	128

SCHEDULES
1.01(a)(ii)    Material Leased Real Property
1.01(c)        Historical Financial Covenant Elements
2.01        Commitments and Applicable Percentages
5.09        Environmental Matters
5.13        Subsidiaries and Other Equity Investments; Loan Parties
5.17(a)        IP Rights
5.17(b)        Material Intellectual Property Licenses
6.12(d)        Material Deposit Accounts and Material Securities Accounts
6.22        Post-Closing Requirements
7.01        Existing Liens
7.02        Existing Indebtedness
10.02        Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of
A        Committed Loan Notice
B        Swing Line Loan Notice
C-1        Term Note
C-2        Revolving Credit Note
D        Compliance Certificate
E        Assignment and Assumption
F        Guaranty
G        Security Agreement
H        United States Tax Compliance Certificates
I        Solvency Certificate
J        Opinion

v

CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of October 6, 2017, among QUIDEL CORPORATION, a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
PRELIMINARY STATEMENTS:
The Borrower has requested that the Lenders provide a term loan facility and a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition” means, with respect to any Person, any acquisition, whether by purchase, merger, amalgamation or otherwise, by such Person of (a) Equity Interests of any other Person if, after giving effect to the acquisition of such Equity Interests, such other Person would be a Subsidiary of such Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form approved by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate Credit Exposures” means, at any time, in respect of (a) the Term Facility, the aggregate amount of the Term Loans outstanding at such time and (b) in respect of the Revolving Credit Facility, the sum of (i) the unused portion of the Revolving Credit Facility at such time and (ii) the Total Revolving Credit Outstandings at such time.
“Agreement” means this Credit Agreement.
“Alpha” means Angel Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Abbott Laboratories, an Illinois corporation.
“Applicable Fee Rate” means, at any time, in respect of the Revolving Credit Facility (a) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ending December 31, 2017, 0.50% per annum and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Fee Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee
1	< 1.0 to 1.0	0.10%
2	> 1.0 to 1.0 but < 2.0 to 1.0	0.20%
3	> 2.0 to 1.0 but < 3.0 to 1.0	0.30%
4	> 3.0 to 1.0 but < 4.0 to 1.0	0.40%
5	> 4.0 to 1.0	0.50%
Any increase or decrease in the Applicable Fee Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Revolving Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).
“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Commitment at such time, subject to adjustment as provided in Section 2.16, and (ii) thereafter, the principal amount of such Term Lender’s Term Loans at such time, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, in respect of the Term Facility and the Revolving Credit Facility, (a) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ending December 31, 2017, 2.50% per annum for Base Rate Loans and 3.50% per annum for Eurodollar Rate Loans and Letter of Credit Fees and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

	Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate (Letters of Credit)	Base Rate
1	< 1.0 to 1.0	2.50%	1.50%
2	> 1.0 to 1.0 but < 2.0 to 1.0	2.75%	1.75%
3	> 2.0 to 1.0 but < 3.0 to 1.0	3.00%	2.00%
4	> 3.0 to 1.0 but < 4.0 to 1.0	3.25%	2.25%
5	> 4.0 to 1.0	3.50%	2.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Term Lenders and the Required Revolving Lenders, Pricing Level 5 shall apply in respect of the Term Facility and the Revolving Credit Facility, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Appropriate Lender” means, at any time, (a) with respect to any of the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), and (b) JPMorgan Chase Bank, N.A., each in its capacity as joint lead arranger and joint bookrunner.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2016, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.
“Beach Acquisition” means the acquisition by the Borrower or any Subsidiary thereof of certain assets of the Target (such assets, the “Beach Assets”) pursuant to the Beach Acquisition Agreement.
“Beach Acquisition Agreement” means the Amended and Restated Purchase Agreement (including all schedules and exhibits thereto), dated as of September 15, 2017, by and among the Target, as seller, Quidel Cardiovascular Inc. (fka QTB Acquisition Corp.), a Delaware corporation, as purchaser, for the purposes of Section 11.15 thereof, the Borrower, as purchaser parent, and, for the limited purposes therein set forth, Abbott Laboratories, an Illinois corporation, with respect to the Beach Assets.
“Beach Assets” has the meaning set forth in the definition of “Beach Acquisition”.
“Beach Instalment Payments” means collectively the EEA Instalment Payments (as defined in Section 1(a) of Schedule 2.05 to the Beach Acquisition Agreement) and the ROW Instalment Payments (as defined in the Section 1(b) of Schedule 2.05 to the Beach Acquisition Agreement).
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to customary documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;
(c)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 365 days from the date of acquisition thereof; and
(d)    Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that either (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender or (b) is a party to a Cash Management Agreement at the time it (or its applicable Affiliate) becomes a Lender (either on the Closing Date or thereafter as an Eligible Assignee), in each case in its capacity as a party to such Cash Management Agreement.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means, with respect to any Person, an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Closing Date Acquisitions” means, collectively, (a) the Tango Acquisition and (b) the Beach Acquisition.
“Closing Date Acquisition Agreements” means, collectively, (a) the Tango Acquisition Agreement and (b) the Beach Acquisition Agreement.
“Closing Date Material Adverse Effect” means with respect to the Triage Business, any effect, change, event or occurrence that, individually or in the aggregate (a) would prevent or materially delay, interfere with, impair or hinder the consummation of the Transactions or the compliance by Seller with its obligations under the Tango Acquisition Agreement or (b) has a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of the Triage Business taken as a whole; provided, however, that none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Closing Date Material Adverse Effect has occurred or would reasonably be expected to occur with respect to this clause (b): any effect, change, event or occurrence (i) generally affecting (A) the industry in which the Triage Business operates, including changes in the use, adoption or non-adoption of technologies or industry standards, or (B) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (ii) to the extent arising out of, resulting from or attributable to (A) changes or prospective changes in Law (including changes or prospective changes in generally applicable rules, regulations and administrative policies of the FDA) or in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions, (B) any change proximately caused by (1) the negotiation, execution or announcement of the Merger Agreement or the Tango Acquisition Agreement or the performance of the Merger Agreement or the Tango Acquisition Agreement in accordance with their respective terms or the consummation of the

Merger or the Transactions (other than compliance with Section 6.01(a) of the Tango Acquisition Agreement or for purposes of any representations or warranties contained in Sections 4.02(c) or 4.03 of the Tango Acquisition Agreement) or (2) the announcement of the Other Transactions or the consummation thereof pursuant to Contracts that do not, by their respective terms, adversely affect in any material way the composition of the Triage Business, Purchased Assets or Assumed Liabilities (other than with respect to co-owned Intellectual Property included within the Purchased Assets or the separation of Shared Contracts on terms and subject to conditions substantially similar to Section 2.04 of the Tango Acquisition Agreement) or contravene the covenants of Seller or Abbott under the Tango Acquisition Agreement, including in the case of each of (1) and (2) the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty or violation of Law relating to the Merger Agreement, the Tango Acquisition Agreement or the consummation of the Merger or the Transactions, (C) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (D) volcanoes, tsunamis, pandemics, earthquakes, hurricanes, tornados or other natural disasters, (E) any action taken by Seller or its Subsidiaries with Purchaser’s written consent or at Purchaser’s written request, (F) any change resulting or arising from the identity of, or any facts or circumstances relating to, Purchaser or any of its Affiliates, (G) any change or prospective change in Seller’s credit ratings, (H) any decline in the market price, or change in trading volume, of the capital stock of Seller or (I) any failure of the Triage Business to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (G), (H) and (I) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by clause (i) and clauses (ii)(A) through (I) hereof) is, may be, contributed to or may contribute to, a Closing Date Material Adverse Effect); provided further, however, that any effect, change, event or occurrence referred to in clause (i) or clauses (ii)(A), (C) or (D) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Closing Date Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the Triage Business, taken as a whole, as compared to other participants in the industry in which the Triage Business operates (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a Closing Date Material Adverse Effect). Each capitalized term used in the definition of Closing Date Material Adverse Effect (other than the defined term Closing Date Material Adverse Effect) has the meaning given to such term in the Tango Acquisition Agreement as in effect on the date hereof.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all of the “Collateral” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, each of the collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means for any Measurement Period, an amount determined for the Borrower and its Subsidiaries on a consolidated basis (in each case, without duplication) equal to: (a) Consolidated Net Income, (b) plus income taxes, (c) plus interest expense and debt issuance costs and commissions, discounts and other fees and charges associated with initial incurrence of any Indebtedness, (d) plus non-cash stock compensation expenses, (e) plus depreciation, (f) plus amortization (including amortization of inventory write-ups and deferred revenue adjustments), (g) plus transaction expenses or other initial non cash or fair value adjustments related to any merger, Acquisition or joint venture, and non-recurring and non-cash charges associated with any impairment analysis required under Financial Accounting Standards No. 142 and 144, (h) plus pro forma “run rate” cost savings, operating expense reductions and synergies related to Acquisitions (including the Closing Date Acquisitions), Dispositions, restructurings, cost savings initiatives and other initiatives that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within eighteen months after any Acquisition, Disposition, restructuring, cost savings initiative or other initiative and (i) minus the Beach Instalment Payments actually paid by the Borrower or any Subsidiary in connection with the Beach Acquisition; provided that (i) the amount added-back to Consolidated EBITDA pursuant to clause (h) shall not, in the aggregate, exceed $10,000,000 for such period, (ii) Consolidated EBITDA shall be determined after giving effect on a pro forma basis to any Permitted Acquisitions that have been consummated to the extent the Administrative Agent has approved the financial statements of the applicable acquired Persons or assets or such financial statements are audited by a national accounting firm reasonably acceptable to the Administrative Agent (and in either case giving effect to pro forma adjustments as determined by a Responsible Officer of the Borrower in good faith and approved by the Administrative Agent, such approval not to be unreasonably withheld) and (iii) prior to the making of the initial Beach Instalment Payment, such Beach Instalment Payment shall be deemed to have been made and Consolidated EBITDA shall be reduced by the amount of such payment in the period prior to the period in which such initial Beach Instalment Payment is made.
Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA of the Borrower and its Subsidiaries for any period that includes any month in any of the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, the relevant elements of such calculation for such fiscal quarters shall be as set forth on Schedule 1.01(c).
“Consolidated EBITDAR” means, at any date of determination, an amount equal to the sum of (a) Consolidated EBITDA for the most recently completed Measurement Period plus (b) Consolidated Rental Payments during such Measurement Period.
“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDAR less (ii) the aggregate amount of all unfinanced Capital Expenditures less (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash to (b) the sum of (i) Consolidated Interest Charges, (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money (without adjustment for optional or mandatory prepayments), but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02, (iii) Consolidated Rental Payments during such Measurement Period and (iv) the aggregate amount of all Restricted Payments, in each case, of or by the Borrower and its Subsidiaries for the most recently completed Measurement Period. Notwithstanding anything to the contrary contained herein, for purposes of determining the Consolidated Fixed Charge Coverage Ratio as of any date where the calculation thereof includes any month in any of the fiscal quarters ended December 31, 2016, March 31, 2017 and June 30, 2017, the relevant elements of such calculation for such fiscal quarters shall be as set forth on Schedule 1.01(c).
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, all outstanding Indebtedness for borrowed money and other interest-bearing

Indebtedness, including current and long term Indebtedness. For the avoidance of doubt, the Beach Instalment Payments shall not be included as a component of Consolidated Funded Indebtedness.
“Consolidated Interest Charges” means, for any Measurement Period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Net Income” means, at any date of determination, the net income of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period (excluding extraordinary gains and extraordinary losses).
“Consolidated Rental Payments” means, for the relevant Measurement Period, the aggregate amount of rental payments made in cash with respect to Leases by the Borrower and its Subsidiaries on a consolidated basis during such Measurement Period.
“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness that, as of such date, is secured equally and ratably with the Obligations by a Lien on any property of the Borrower and its Subsidiaries to (b) Consolidated EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Total Assets” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of the total assets held by the Borrower and its Subsidiaries on that date.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means an agreement, satisfactory in form and substance to the Administrative Agent and executed by the financial institution or securities intermediary at which a Material Deposit Account or Material Securities Account, as the case may be, is maintained, pursuant to which such financial institution or securities intermediary confirms and acknowledges the Administrative Agent’s security interest in such account and agrees that the financial institution or securities intermediary, as the case may be, will comply with instructions originated by the Administrative Agent as to disposition of funds in such account, without further consent by the Borrower or the applicable Subsidiary, as the case may be.
“Convertible Senior Notes” means the Borrower’s 3.25% Convertible Senior Notes due 2020.
“Convertible Senior Notes Indenture” means that certain Indenture dated as of December 1, 2014, by and among the Borrower, certain of its Subsidiaries from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as supplemented by that certain First Supplemental Indenture dated as of December 8, 2014.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations, other than Letter of Credit Fees, Secured Hedge Agreements and Secured Cash Management Agreements, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum, in all cases to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Deposit Account” means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“ECF Prepayment Percentage” means, for any relevant fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2018, (a) 50% if the Consolidated Senior Secured Leverage Ratio as of the last day of such fiscal year is greater than or equal to 1.25 to 1.00, and (b) 0% if the Consolidated Senior Secured Leverage Ratio as of the last day of such fiscal year is less than 1.25 to 1.00.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time, determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and
(c)    if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Eurodollar Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for Borrower for any fiscal year, the excess (if any) of:
(a)    the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges or losses to the extent deducted in determining Consolidated Net Income for such fiscal year (excluding any non-cash charges representing an accrual or reserve for a potential cash charge in any future fiscal year) and (iii) decreases in Working Capital for such fiscal year, minus
(b)    the sum, without duplication, of:
(i)    the aggregate amount of cash actually paid by the Borrower and its Subsidiaries during such fiscal year on account of (A) Capital Expenditures and Permitted Acquisitions (but not the Closing Date Acquisitions) (other than any amounts that were committed during a prior fiscal year to the extent such amounts reduced Excess Cash Flow in such prior fiscal year per clause (b)(ii) below) and (B) Investments pursuant to any of Sections 7.03(i), (m) or (n) (except, in each case under this clause (b)(i), to the extent financed with the proceeds of Indebtedness (other than revolving Indebtedness) or of any issuance of Equity Interests),
(ii)    without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower, the aggregate consideration required to be paid in cash by the Borrower and its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Capital Expenditures and Permitted Acquisitions, in each case, to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period (except, in each case, to the extent financed with the proceeds of Indebtedness (other than revolving Indebtedness) or any issuance of Equity Interests); provided that to the extent the aggregate amount actually utilized in cash to finance such Capital Expenditure or Permitted Acquisition during such subsequent period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive fiscal quarters,
(iii)    the aggregate amount of all scheduled principal payments of the Loans (excluding mandatory prepayments of Term Loans) made by the Borrower and its Subsidiaries during such fiscal year, but only to the extent that such scheduled principal payments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness,
(iv)    the amount of all non-cash credits to the extent included in determining Consolidated Net Income for such fiscal year,
(v)    increases to Working Capital for such fiscal year,
(vi)    the aggregate amount of gains on Dispositions of property by the Borrower or its Subsidiaries during such fiscal year, to the extent such gains are included in arriving at Consolidated Net Income and, except for non-cash gains, represent prepayments made or to be made, or amounts reinvested in operating assets, in each case pursuant to Section 2.05(b)(ii),
(vii)    any fees and expenses paid in cash during such fiscal year in connection with any Investment, Disposition, incurrence or repayment of Indebtedness, issuance of Equity Interests or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement or the other Loan Documents) and including any such transaction undertaken but not completed, in each case to the extent not already deducted from the calculation of Consolidated Net Income, and
(viii)    any Beach Instalment Payments actually paid in such fiscal year by the Borrower or any Subsidiary in connection with the Beach Acquisition.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.21 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01(a)(ii) or (c) amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.
“Facility” means the Term Facility or the Revolving Credit Facility, as the context may require.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent, and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Fee Letter” means the letter agreement, dated July 15, 2017, among the Borrower, the Administrative Agent and the Arrangers.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The amount of any Guarantee pursuant to clause (b) above shall not exceed the value of the assets subject to such Lien. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (a) all direct and indirect Material Domestic Subsidiaries of the Borrower and, to the extent no material adverse tax consequences would result, Material Foreign Subsidiaries of the Borrower, and any other Subsidiary of the Borrower that executes and delivers a Guaranty Joinder Agreement from time to time after the Closing Date pursuant to Section 6.12 and (b) with respect to (i) Obligations owing by any Loan Party or any

Subsidiary of a Loan Party (other than the Borrower) under any Secured Hedge Agreement or any Cash Management Agreement and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower.
“Guaranty” means, collectively, the Guaranty made by the Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F.
“Guaranty Joinder Agreement” means each Guaranty Joinder Agreement, substantially in the form thereof attached to the Guaranty, executed and delivered by a Guarantor or any other Person to the Administrative Agent pursuant to Section 6.12 or otherwise.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.
“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“Impacted Loans” has the meaning assigned to such term in Section 3.03.
“Increase Effective Date” has the meaning assigned to such term in Section 2.14(a).
“Increase Joinder” has the meaning assigned to such term in Section 2.14(c).
“Incremental Commitments” means Incremental Revolving Commitments and/or the Incremental Term Commitments.
“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.14(a).
“Incremental Term Commitments” has the meaning assigned to such term in Section 2.14(a).
“Incremental Term Loan Maturity Date” has the meaning assigned to such term in Section 2.14(c).
“Incremental Term Loans” means any loans made pursuant to any Incremental Term Commitments.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was invoiced) including any purchase price adjustments with respect to any Permitted Acquisition and any earn-out obligations when and upon the time at which the earn-out becomes certain and non-contingent as to payment obligation;
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided that this clause (g) shall not include obligations of the Borrower to purchase, redeem, retire, defease or otherwise acquire for value Equity Interests upon the exercise of any stock options or the vesting of restricted stock, restricted units or performance share or unit awards of the Borrower to the extent (and only to the extent) that such purchase, redemption or acquisition for value would be permitted under Section 7.06(d)(ii); and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(iv).
“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Appropriate Lenders; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business

Day falls in another calendar month, in which case such Interest Period shall end on the preceding Business Day;
(b)    any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the Person Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. Without limiting the generality of the foregoing, the term “Investment” shall include, without limitation, any Acquisition.
“IP Collateral” means, collectively, the IP Rights that constitute Collateral under the Security Agreement.
“IP Rights” has the meaning specified in Section 5.17.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Landlord Waiver” means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement agreement of any landlord in respect of any real property other location where any Collateral is located, in each case in form and substance reasonably satisfactory to the Administrative Agent.
“Latest Maturity Date” means the latest of the Maturity Date for the Revolving Credit Facility, the Maturity Date for the Term Facility and any Incremental Term Loan Maturity Date applicable to existing Incremental Term Loans, as of any date of determination.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lease” means each operating or capital lease of real or personal property, or both, related to a location or operation of the Borrower or any of its Subsidiaries, including, but not limited to, those leases set forth on Schedule 1.01(a)(ii).
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender and the L/C Issuer.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder. A Letter of Credit may be a sight draft commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the customary form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
“Liquidity” means, as of any date of determination, the sum of (a) the maximum amount of the unused Revolving Credit Facility that the Borrower would be able to incur on such date plus (b) the maximum amount of binding financing commitments for the satisfaction of the Convertible Senior Notes on the maturity date of the Convertible Senior Notes on terms and conditions reasonably satisfactory to the Administrative Agent plus (c) the aggregate amount of Qualified Cash and Cash Equivalents.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.15 of this Agreement, (d) the Guaranty and Guaranty Joinder Agreements, (e) the Collateral Documents, (f) the Fee Letter and (g) each Issuer Document.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Contract” means any agreement or arrangement to which any Loan Party is a party (other than the Loan Documents) with respect to which breach, termination, nonperformance or failure to renew could reasonably be expected to result in the loss of 5% or more of revenue for the Borrower and its Subsidiaries in any twelve month period or could reasonably be expected to have any other Material Adverse Effect; provided that the term “Material Contract” shall not include any ordinary course distribution agreement that does not include material defined purchase requirements.
“Material Deposit Account” means any Deposit Account of a Loan Party that constitutes Collateral and that has an average daily balance in excess of $1,000,000 based on the prior twelve month period.
“Material Domestic Subsidiary” means each Domestic Subsidiary of the Borrower that individually represents greater than or equal to 10% of the Consolidated Total Assets of the Borrower and its Subsidiaries; provided that in the event that the Material Domestic Subsidiaries and the Borrower on a combined basis do not represent at least eighty percent (80%) of the total assets of the Borrower and its Domestic Subsidiaries on a combined basis (excluding in each case the value of equity investments in subsidiaries) as of the end of the most recently ended fiscal year, then in such case the Borrower shall identify additional wholly-owned Domestic Subsidiaries to constitute Material Domestic Subsidiaries such that the 80% test is satisfied.
“Material Foreign Subsidiary” means each Foreign Subsidiary of the Borrower that individually represents greater than or equal to 10% of the Consolidated Total Assets of the Borrower and its Subsidiaries.
“Material Intellectual Property License” means any Material Contract that is a license relating to intellectual property owned, held or used by any Loan Party.
“Material Leased Real Property” means any real property leased by a Loan Party that is (a) either listed on Schedule 1.01(a)(ii) or is material (as reasonably determined by the Borrower and the Administrative Agent) to the operations of the Borrower and its Subsidiaries and (b) owned by a Person other than a Loan Party.
“Material Securities Account” means any Securities Account of a Loan Party with an average daily balance in an amount in excess of $1,000,000 based on the prior twelve month period.
“Maturity Date” means (a) with respect to the Revolving Credit Facility, October 6, 2022 and (b) with respect to the Term Facility, October 6, 2022; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day; provided further that if any of the Convertible Senior Notes remain outstanding on the date that is 91 days prior to the maturity date of the Convertible Senior Notes and the

Borrower has not satisfied the Refinancing Condition, then the Maturity Date with respect to each of the Revolving Credit Facility and the Term Facility will be the Springing Maturity Date.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower.
“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code.
“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i), (a)(ii) or (a)(iii), an amount equal to 102% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means:
(a)    with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and excluding any cash held in escrow until such time as such cash is released to the Borrower or any Loan Party) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and
(b)    with respect to the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a Term Note or a Revolving Credit Note, as the context may require.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Sections 3.06 or 10.13).
“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Acquisition” means an Acquisition with respect to which all of the following conditions shall have been satisfied (or the Required Lenders shall have otherwise approved such Acquisition):
(a)the Person, division or business being acquired (the “Acquired Business”) shall be in such lines of business such that the Borrower will be in compliance with Section 7.07 after giving effect to such Acquisition; provided that this clause (a) shall not apply to the extent no Person, division or business is being acquired in connection with such Acquisition;
(b)the board of directors or other similar governing body of the Person to be acquired or whose assets or division or other relevant business are to be acquired) shall have approved such Acquisition;
(c)the Total Consideration paid or payable with respect to such Acquisition (excluding consideration paid or payable with Equity Interests of the Borrower) shall not exceed $100,000,000;
(d)before and after giving effect to such Acquisition, no Default or Event of Default shall exist, including with respect to the covenants contained in Section 7.11, before and after giving effect to such Acquisition, based on the financial statements most recently delivered to the Administrative Agent pursuant to Sections 6.01(a) or 6.01(b) as adjusted on a pro forma basis including the Acquired Business based on reasonable pro forma assumptions of management;
(e)to the extent that the Acquired Business has rights to any Medicare or Medicaid receivables, prior to the closing of such Acquisition, (i) the Borrower shall have given prior written notice of such to the Administrative Agent and Lenders and (ii) the Borrower shall have complied with Section 6.17 with respect to such Acquisition and the Acquired Business; and
(f)on or prior to the closing date of any Acquisition or series of related Acquisitions where the Total Consideration is in excess of $20,000,000, the Borrower shall have delivered to the Administrative Agent and each Lender an executed officer’s certificate in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders certifying that such Acquisition satisfies all of the conditions set forth in this definition and attaching thereto a Compliance Certificate.

“Permitted Convertible Indebtedness” means any unsecured Indebtedness issued under the Convertible Senior Notes, and any refinancings or replacements thereof that is unsecured Indebtedness issued by the Borrower and/or guaranteed by a Loan Party; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing or replacement except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and (ii) any Indebtedness in connection with a refinancing or a replacement thereof shall (A) not mature or require any payment of principal thereof prior to the date that is 91 days past the Maturity Date and (B) have covenants that are not more restrictive (taken as a whole) than those set forth herein; provided, further, that the conversion of Permitted Convertible Indebtedness, including any requirement or decision to pay cash upon any conversion of Permitted Convertible Indebtedness in lieu of all or any portion of the Equity Interests of the Borrower due upon conversion of such Permitted Convertible Indebtedness, and the requirement of the Borrower to repurchase Permitted Convertible Indebtedness prior to its stated maturity date upon a fixed date or upon the occurrence of a fundamental change (which would include customary change of control provisions or a termination of trading of the Borrower’s common stock on the exchange on which it is then listed), shall not constitute a maturity or the requirement of any payment of principal of such Permitted Convertible Indebtedness prior to the date that is 91 days past the Maturity Date hereunder for purposes of this definition.

“Permitted International Restructuring Transaction” means a transaction or series of related transactions, the detailed steps of which were previously provided to the Lenders, pursuant to which Borrower and its Subsidiaries, including any Subsidiaries created after the Closing Date, reorganize the organizational structure of Borrower’s Subsidiaries, including, but not limited to, Dispositions of property, including, but not limited to, Intellectual Property and Collateral, among and between the Borrower and its Subsidiaries, Investments by the Borrower or any Subsidiary in any other Subsidiary and Indebtedness of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or any other Subsidiary and consummation of Deferred Transfer Closings (as defined in the Beach Acquisition Agreement and the Tango Acquisition Agreement) pursuant to Section 2.08 of the Beach Acquisition Agreement and the Tango Acquisition Agreement; provided, however, that pursuant to any such transaction or series of related transactions, (a) no entity that is a Guarantor immediately prior to the Permitted International Restructuring Transaction ceases to be a Guarantor as a result of, or immediately after, the Permitted International Restructuring Transaction, except in the case of a Guarantor that mergers with another Loan Party in a transaction otherwise permitted under this Agreement, (b) other than relating to transfers related to Deferred Transfer Closings not to exceed $500,000, no tangible assets are transferred by any Loan Party to any Subsidiary that is not a Guarantor, (c) other than transfers relating to Deferred Transfer Closings not to exceed $5,000,000, any intangible assets that are transferred by a Loan Party must be transferred to a wholly owned Subsidiary whose Equity Interests are pledged, or will be pledged, to the Administrative Agent pursuant to the terms of the Collateral Documents and such intangible assets must not (i) be further transferred to any Person (except to the Borrower or another Subsidiary whose Equity Interests are similarly pledged) or (ii) be encumbered by any Lien other than Liens permitted pursuant to Sections 7.01(a) and (m), (d) no other element thereof not expressly addressed by clauses (a) through (c) above would reasonably be expected to be materially adverse to any material interests of the Administrative Agent and the Lenders and (e) the aggregate amount of such Dispositions and Investments made by Loan Parties to Subsidiaries that are not Guarantors shall not exceed $250,000,000 in the aggregate but without duplication; by way of example with respect to the limit set forth in this clause (e), if the Borrower makes a Disposition of property valued at $50,000,000 to “subsidiary x” in return for an Investment in the form of a promissory note in the amount of $50,000,000, the aggregate amount counted against the $250,000,000 limit is $50,000,000.
“Permitted Stock Repurchase” means the Borrower’s purchase, redemption or other acquisition of the shares of its common stock or other Equity Interests (including, but not limited to, securities convertible into or exchangeable for shares of its capital stock) for solely cash consideration (a “Stock Repurchase”) with respect to which all of the following conditions shall have been satisfied:
(a)both before and after giving effect to such Stock Repurchase, no Default or Event of Default shall exist or shall be caused thereby;
(b)the Borrower and its Subsidiaries shall be in actual and pro forma compliance with the covenants contained in Section 7.11 before and after giving effect to such Stock Repurchase; and
(c)after giving pro forma effect to such Stock Repurchase for the most recently ended Measurement Period (including any incurrence and/or repayment of Indebtedness in connection therewith), the Consolidated Senior Secured Leverage Ratio is less than or equal to 1.25 to 1.00.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pledged Collateral” has the meaning given such term in the Security Agreement.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified Cash and Cash Equivalents” means, as to the Loan Parties, as of any date of determination, the aggregate amount of Unrestricted cash and Cash Equivalents held by the Loan Parties (a) in domestic deposit accounts or securities accounts maintained with the Administrative Agent under, or otherwise covered by a Control Agreement pursuant to, this Agreement and (b) in escrow or similar designated accounts resulting from debt or equity financing transactions intended for the purpose of satisfying the then outstanding Convertible Senior Notes. For purposes hereof, “Unrestricted” means, when referring to cash and Cash Equivalents of any Loan Party, that such cash and Cash Equivalents (a) do not appear, or would not be required to appear, as “restricted” on the financial statements of such Loan Party (unless related to the Loan Documents or the Liens created thereunder), (b) are not subject to a Lien in favor of any Person other than the Administrative Agent under the Loan Documents or (c) are not otherwise unavailable to such Loan Party.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Refinancing Condition” means that the Borrower shall have demonstrated to the reasonable satisfaction of the Administrative Agent (acting in consultation with the Required Lenders) that (a) Liquidity on the Springing Maturity Date is greater than the Required Amount on the Springing Maturity Date or (b) no more than $17,000,000 in aggregate principal amount of the Convertible Senior Notes is outstanding on the Springing Maturity Date, whether as a result of the Borrower’s repurchases of or tenders for the Convertible Senior Notes, or the conversion or repayment of the Convertible Senior Notes pursuant to surrenders for conversion by holders of the Convertible Senior Notes in accordance with the Convertible Senior Notes Indenture, or (c) on or prior to the Springing Maturity Date, the Borrower shall have defeased all of the Convertible Senior Notes pursuant to the defeasance provisions contained in the Convertible Senior Notes Indenture.
“Register” has the meaning specified in Section 10.06(c).
“Related Documents” means the Closing Date Acquisition Agreements and all material documents, instruments and agreements entered into in connection with the foregoing.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Amount” means, as of any date of determination, the sum of (a) the aggregate outstanding principal amount of the Convertible Senior Notes on such date and (b) $2,700,000.
“Required Lenders” means, at any time, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination; and provided, further, that (x) the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (y) the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment by such Person. Notwithstanding the foregoing, the following shall not constitute a Restricted Payment: (1) the conversion of (including any cash payment upon conversion), or payment of any principal or premium on, any Permitted Convertible Indebtedness (including any payment of cash in lieu of fractional shares), (2) the payment of any interest (including any “additional interest” pursuant to the terms of the Permitted Convertible Indebtedness) with respect to any Permitted Convertible Indebtedness, or (3) any conversion rate adjustments to Permitted Convertible Indebtedness pursuant to the terms thereof, including, but not limited to, (i) adjustments resulting from stock or cash dividends on Equity Interests of the Borrower, (ii) subdivisions or combinations of the Equity Interests of the Borrower, (iii) payments in respect of tender or exchange offers in respect of Equity Interests of the Borrower, and (iv) customary make-whole adjustments relating to Permitted Convertible Indebtedness.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Securities Account” means an account to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.
“Security Agreement” means the Security Agreement dated as of the Closing Date by the Borrower and the Guarantors that are Domestic Subsidiaries to the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G, as supplemented from time to time by the execution and delivery of Security Joinder Agreements.
“Security Agreement Supplement” means each Security Agreement Supplement, substantially in the form thereof attached to the Security Agreement executed and delivered by a Guarantor or any other Person to the Administrative Agent pursuant to Section 6.12 or otherwise.
“Security Joinder Agreement” means each Security Joinder Agreement, substantially in the form thereof attached to the Security Agreement, executed and delivered by a Guarantor or any other Person to the Administrative Agent pursuant to Section 6.12 or otherwise.

“Solvent” with respect to any Person, means that as of the date of determination both (a)(i) the then fair saleable value of the tangible and intangible property of such Person, including Equity Interests owned by such Person, is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person and (B) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.21).
“Specified Purchase Agreement Representations” means the representations made by the Target and/or Alpha, or any of their respective Subsidiaries or Affiliates, with respect to the Target Assets in the Closing Date Acquisition Agreements as are material to the interests of the Lenders, but only to the extent that the Borrower (or its applicable Affiliates) have the right to terminate its and/or their obligations under the Closing Date Acquisition Agreements, or to decline to consummate the Closing Date Acquisitions pursuant to the Closing Date Acquisition Agreements, as a result of a breach of such representation(s) in the Closing Date Acquisition Agreements, determined without regard to whether any notice is required to be delivered by the Borrower, the Target or any of their respective Affiliates party to the Closing Date Acquisition Agreements.
“Specified Representations” means the representations and warranties (including to the extent incorporated by reference in other Loan Documents) set forth in Section 5.01(a), Section 5.01(b)(ii), Section 5.02, Section 5.03 (but only with respect to no conflicts with or consents under the Loan Parties’ Organization Documents and any applicable Law), Section 5.04, Section 5.14, Section 5.18(a) (except to the extent any such Collateral is not required to be provided or perfected on the Closing Date pursuant to the provisions hereof), Section 5.19, Section 5.21 and Section 5.22.
“Springing Maturity Date” means the date that is 91 days prior to the maturity date of the Convertible Senior Notes.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Summers Ridge Sale-Leaseback” means that certain sale-leaseback transaction related to the Summers Ridge property.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Tango Acquisition” means the acquisition by the Borrower or any Subsidiary thereof of certain assets of the Target (such assets, the “Tango Assets”) pursuant to the Tango Acquisition Agreement.
“Tango Acquisition Agreement” means the Amended and Restated Triage Purchase Agreement (including all schedules and exhibits thereto), dated as of September 15, 2017, by and among the Target, as seller, Quidel Cardiovascular Inc. (fka QTB Acquisition Corp.), a Delaware corporation, as purchaser, for the purposes of Section 6.13 and 12.15 thereof, the Borrower, as purchaser parent, and, for the limited purposes therein set forth, Abbott Laboratories, an Illinois corporation, with respect to the Tango Assets.
“Tango Assets” has the meaning set forth in the definition of “Tango Acquisition”.
“Target” means Alere Inc., a Delaware corporation (as in existence after the merger thereof with Alpha).
“Target Assets” means, collectively, (a) the Tango Assets and (b) the Beach Assets.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).
“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Term Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.
“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.
“Term Loan” means an advance made by any Term Lender under the Term Facility.
“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C‑1.
“Total Consideration” means, with respect to any Acquisition, (without duplication) the sum of (a) the total amount of cash paid in connection with such Acquisition, (b) all Indebtedness incurred in connection with such Acquisition, (c) such amount of liabilities assumed in connection with such Acquisition (excluding normal trade payables, accruals and indemnities), (d) the amount of Indebtedness payable to the seller in connection with such Acquisition and (e) the amounts paid or to be paid under any covenant not to compete, consulting agreements, “earn-up” or “earn-out” agreements and other deferred or contingent payment obligations in connection with such Acquisition, as reasonably estimated by the Borrower.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Transactions” means, collectively, (a) the Closing Date Acquisitions, (b) the entering into of this Agreement and making of Credit Extensions on the Closing Date, (c) the payment of fees, commissions, transaction costs and expenses incurred in connection with each of the foregoing and (d) all related transactions to occur on or prior to the Closing Date.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“Working Capital” means, for the Borrower and its Subsidiaries on a consolidated basis and calculated in accordance with GAAP, as of any date of determination, the excess of (a) current assets (other than cash, Cash Equivalents, taxes and deferred taxes) over (b) current liabilities, excluding, without duplication, (i) the current portion of any long-term Indebtedness, (ii) outstanding Revolving Credit Loans, Term Loans and Swing Line Loans, (iii) the current portion of current taxes and deferred income taxes and (iv) the current portion of accrued Consolidated Interest Charges.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03    Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial

Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

(b)    Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein but for no other purpose.

1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable)

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.
1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07    Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 8:00

a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

ARTICLE II
THE COMMITMENTS and Credit Extensions

2.01    The Loans. (a)  The Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Term Lender’s Term Commitment. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Revolving Credit Exposure shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02    Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 8:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 8:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 8:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 10:00 a.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 10 Interest Periods in effect in the aggregate in respect of the Facilities.

(f)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03    Letters of Credit.

(a)    The Letter of Credit Commitment.

(i)Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the Revolving Credit Exposure shall not exceed such Lender’s

Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)The L/C Issuer shall not issue any Letter of Credit if:

(A)subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B)the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders and the L/C Issuer have approved such expiry date.

(iii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D)the Letter of Credit is to be denominated in a currency other than Dollars;

(E)any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other customary documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such standby Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)    Drawings and Reimbursements; Funding of Participations.

(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 1:00 p.m. on the Business Day after the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing plus accrued interest on the amount of such drawing (which interest shall accrue from the Honor Date to the time of reimbursements as if the amount of such drawing were a Base Rate Loan). If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)    Each Revolving Credit Lender (including a Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 10:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)    Repayment of Participations.
(i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04    Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c)    Refinancing of Swing Line Loans.

(i)The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 10:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)    Repayment of Participations.

(i)    At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)    Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05    Prepayments.

(a)    Optional.

(i)     Subject to the last sentence of this Section 2.05(a)(i), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 8:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid to but not including the date of the repayment, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof as the Borrower may direct (and, in the absence of any such direction, to the principal repayment installments thereof on a pro-rata basis), and subject to Section 2.16, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the Term Facility.

(ii)    The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)    Mandatory.

(i)    Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2018, the Borrower shall prepay Loans in an aggregate amount equal to (A) the ECF Prepayment Percentage of Excess Cash Flow for such fiscal year less (B) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.05(a)(i) during such fiscal year. Each prepayment pursuant to this Section 2.05(b)(i) shall be made no later than the date that is five Business Days after the date on which financial statements are required to be delivered pursuant to Section 6.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated (such prepayments to be applied as set forth in clauses (v) and (vii) below).

(ii)    If any Loan Party or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05(b)-(e) or (g)-(n)) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (v) and (vii) below); provided that (A) no prepayment shall be required to be made with up to 30% of the Net Cash Proceeds from the Summers Ridge Sale-Leaseback to the extent used on Capital Expenditures or fees in connection with the Summers Ridge Sale-Leaseback or to make Beach Instalment Payments and (B) with respect to any Net Cash Proceeds realized under any other Disposition described in this Section 2.05(b)(ii), at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, the Borrower or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as (1) within 180 days after receipt of such Net Proceeds, such reinvestment shall have been consummated (or a definitive agreement to so reinvest shall have been executed), and (2) if a definitive agreement to so reinvest has been executed within such 180-day period, then such reinvestment shall have been consummated within 180 days after the date of entering into of such definitive agreement (in each case, as certified by the Borrower in writing to the Administrative Agent); and provided further that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(ii).

(iii)    Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clauses (v) and (vii) below).

(iv)    Upon any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries, and not otherwise included in clause (ii) or (iii) of this Section 2.05(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clauses (v) and (vii) below); provided, however, that with respect to any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as (A) within 180 days after receipt of such Net Proceeds, such reinvestment shall have been consummated (or a definitive agreement to so reinvest shall have been executed), and (B) if a definitive agreement to so reinvest has been executed within such 180-day period, then such reinvestment shall have been consummated within 180 days after the date of entering into of such definitive agreement (in each case, as certified by the Borrower in writing to the Administrative Agent); and provided further that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(iv).

(v)Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b)(i) through (iv) shall be applied, first, to the Term Facility to the principal repayment installments thereof in direct order of maturity to the next four principal repayment installments thereof and, thereafter, to the remaining principal repayment installments (including any installment on the Maturity Date) thereof on a pro rata basis and, second, to the Revolving Credit Facility in the manner set forth in clause (vii) of this Section 2.05(b); provided that each prepayment of Loans arising in connection with the Summers Ridge Sale-Leaseback shall be applied, first, to the Term Facility to the remaining principal repayment installments (including any installment on the Maturity Date) thereof on a pro rata basis and, second, to the Revolving Credit Facility in the manner set forth in clause (vii) of this Section 2.05(b).

(vi)If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(vii)Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (ii), (iii) or (iv) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

2.06    Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 8:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility as proposed to be reduced, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit as proposed to be reduced, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit as proposed to be reduced.

(b)    Mandatory.

(i)    The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the Term Borrowing.

(ii)    If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit

Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07    Repayment of Loans.

(a)    Term Loans. The Borrower shall repay to the Term Lenders the aggregate principal amount of all Term Loans outstanding on the last Business Day of each fiscal quarter set forth below (with the first such payment date being the last day of the fiscal quarter of the Borrower after the fiscal quarter in which the Closing Date occurs) in an amount equal to the percentage set forth opposite such date times the aggregate initial principal amount of the Term Loans actually made on the Closing Date pursuant to Section 2.01(a) (which amounts shall be reduced as a result of the application of mandatory and voluntary prepayments as set forth herein):

Quarterly Payment Date	Amount
First four quarterly payment dates	1.250%
Next four quarterly payment dates	1.875%
Each quarterly payment date thereafter	2.500%

provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.
(b)    Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(c)    Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

2.08    Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in Sections 2.08(b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09    Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a)    Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the Commitment Fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b)    Other Fees. (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)    The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)    If, as a result of any restatement of the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the

Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive for the two year period immediately following the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11    Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12    Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 11:00 a.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 9:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.15, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.14    Increase in Commitments.

(a)    Borrower Request. The Borrower may from time to time by written notice to the Administrative Agent elect to request (x) prior to the Maturity Date for the Revolving Credit Facility, an increase to the existing Revolving Credit Commitments (each, an “Incremental Revolving Commitment”) and/or (y) the establishment of one or more new term loan commitments (each, an “Incremental Term Commitment”), by an aggregate amount not in excess of $50,000,000. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the Incremental Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such Incremental Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide such Incremental Commitment. Each Incremental Commitment shall be in an aggregate amount of at least $10,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the aggregate limit in respect of Incremental Commitments set forth in above).

(b)    Conditions. The Incremental Commitments shall become effective as of the Increase Effective Date; provided that:

(i)    each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)    no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

(iii)    the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.14(b), the representations and warranties contained in Section 5.05(a) and Section 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01;

(iv)    on a pro forma basis (assuming, in the case of Incremental Revolving Commitments, that such Incremental Revolving Commitments are fully drawn), the Borrower shall be in compliance with each of the covenants set forth in Section 7.11 and the Consolidated Leverage Ratio shall not be greater than “0.25x” turn less than the maximum Consolidated Leverage Ratio permitted for that Measurement Period under Section 7.11(a), in each case as of the end of the latest fiscal quarter for which internal financial statements are available;

(v)    the Borrower shall make any breakage payments in connection with any adjustment of Revolving Credit Loans pursuant to Section 2.14(d); and

(vi)    the Borrower shall deliver or cause to be delivered officer’s certificates and legal opinions of the type delivered on the Closing Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.

(c)    Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to Incremental Commitments shall be as follows:

(i)    terms and provisions of Incremental Term Loans shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the Term Loans (it being understood that Incremental Term Loans may be a part of the Term Loans) and to the extent that the terms and provisions of Incremental Term Loans are not identical to the Term Loans (except to the extent permitted by clause (iii) or (iv) below) they shall be reasonably satisfactory to the Administrative Agent; provided that in any event the Incremental Term Loans must comply with clauses (iii) and (iv) below;

(ii)    the terms and provisions of Revolving Credit Loans made pursuant to new Commitments shall be identical to the Revolving Credit Loans;

(iii)    the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the then existing Term Loans; and

(iv)    the maturity date of Incremental Term Loans (the “Incremental Term Loan Maturity Date”) shall not be earlier than the then Latest Maturity Date;

The Incremental Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Commitment, in form and substance reasonably satisfactory to each of them. Notwithstanding the provisions of Section 10.01, the Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.14. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Credit Loans or Term Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Credit Loans made pursuant to Incremental Revolving Commitments and Incremental Term Loans that are Term Loans, respectively, made pursuant to this Agreement.
(d)    Adjustment of Revolving Credit Loans. To the extent the Commitments being increased on the relevant Increase Effective Date are Incremental Revolving Commitments, then each Revolving Credit Lender that is acquiring an Incremental Revolving Commitment on the Increase Effective Date shall make a Revolving Credit Loan, the proceeds of which will be used to prepay the Revolving Credit Loans of the other Revolving Credit Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Revolving Credit Loans outstanding are held by the Revolving Credit Lenders pro rata based on their Revolving Credit Commitments after giving effect to such Increase Effective Date. If there is a new borrowing of Revolving Credit Loans on such Increase Effective Date, the Revolving Credit Lenders after giving effect to such Increase Effective Date shall make such Revolving Credit Loans in accordance with Section 2.01(b).

(e)    Making of New Term Loans. On any Increase Effective Date on which new Commitments for Term Loans are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such new Commitment shall make a Term Loan to the Borrower in an amount equal to its new Commitment.

(f)    Equal and Ratable Benefit. The Loans and Commitments established pursuant to Section 2.14 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents, except that the new Loans may be subordinated in right of payment or the Liens securing the new Loans may be subordinated, in each case, to the extent set forth in the Increase Joinder. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such class of Term Loans or any such new Commitments.

(g)    Conflicting Provisions. This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary. No increase pursuant to Section 2.14 shall increase the Letter of Credit Sublimit or the Swing Line Sublimit without the written consent of the L/C Issuer or the Swing Line Lender, as applicable.

2.15    Cash Collateral.

(a)    Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases), following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer. Additionally, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.05, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly to the Person providing the Cash Collateral following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release to the Person providing the Cash Collateral shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lender”.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C)With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)    Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)    If any Loan Party or the Administrative Agent shall be required by the Code (as determined in the good faith discretion of such Person) to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code (as determined in the good faith discretion of such Person) to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)    Tax Indemnifications.

(i)    The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below. Upon making such payment to the Administrative Agent, the Borrower shall be subrogated to the rights of the Administrative Agent pursuant to Section 3.01(c)(ii) below against the applicable Defaulting Lender or L/C Issuer (other than the right of set off pursuant to the last sentence of Section 3.01(c)(ii)).

(ii)    Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be, with the Taxes so paid by the Borrower or by the Administrative to such Governmental Authority to be deemed to have been made under this Agreement to the affected Lender.

(e)    Status of Lenders; Tax Documentation.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03    Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a)  the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) the Administrative Agent or the affected Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the affected Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section, (2) the affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04    Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate, together with reasonably detailed calculations, of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)    Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise)

(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO Credit Extensions

4.01    Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)    counterparts of this Agreement and the Guaranty executed by each Person a party thereto, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)    a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)    counterparts of the Security Agreement, duly executed by each Loan Party, together with:

(A)    certificates and instruments representing the Pledged Collateral referred to therein accompanied by undated stock powers or instruments of transfer executed in blank;

(B)    proper UCC financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement;

(C)    to the extent required to be delivered pursuant to the terms of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s and the Secured Parties’ security interest in the Collateral; and

(D)    (i) searches of UCC or similar filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Liens permitted by Section 7.01, (ii) Tax lien, judgment and bankruptcy searches or other evidence reasonably satisfactory to it that all Taxes, filing fees, recording fees related to the perfection of the Liens on the Collateral have been paid and (iii) searches of ownership of intellectual property in the appropriate governmental offices as requested by the Administrative Agent;

(iv)    a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement (as each such term is defined in Security Agreement and to the extent applicable) (together with each other intellectual property security agreement delivered pursuant to Section 6.12, in each case as amended, the “Intellectual Property Security Agreement”), duly executed by each applicable Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken;

(v)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower and each Guarantor as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Borrower or Guarantor is a party or is to be a party;

(vi)    such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower and each Guarantor is duly organized or formed, and that the Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vii)    favorable opinions of Snell & Wilmer L.L.P. and Vorys, Sater, Seymour and Pease LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, substantially in the forms set forth in Exhibit J;

(viii)a certificate signed by a Responsible Officer of the Borrower certifying that (A) the conditions specified in Section 4.01(b) and 4.01(c)(ii) have been satisfied and (B) each of the Specified Representations and the Specified Purchase Agreement Representations are true and correct in all material respect (or, with respect to representations and warranties modified by materiality standards, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respect (or, with respect to representations and warranties modified by materiality standards, in all respects) as of such earlier date;

(ix)a solvency certificate substantially in the form of Exhibit I signed by the chief financial officer of the Borrower;

(x)evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or lenders loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(xi)(A) audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of, and related statements of income and cash flows of the Borrower and its consolidated Subsidiaries for, the fiscal years ended December 31, 2014, December 31, 2015 and December 31, 2016 and (B) unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of, and related statements of income and cash flows of the Borrower and its consolidated Subsidiaries for, each subsequent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) of the Borrower and its consolidated Subsidiaries ended after December 31, 2016 and ended at least 45 days before the Closing Date;

(xii)(A) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower and its Subsidiaries as of, and for the twelve-month period ending on, the last day of the most recently completed four fiscal quarter period ended at least 45 days prior to the Closing Date (or 90 days prior to the Closing Date in case such four fiscal quarter period is the end of the Borrower’s fiscal year), prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) and (B) consolidated forecasts for the Borrower and its Subsidiaries (after giving effect to the Transactions) of balance sheets, income statements and cash flow statements on an annual basis for each year during the term of the Facilities and on a quarterly basis for the first year after the Closing Date; and

(xiii)(A) a Request for Credit Extension in accordance with the requirements hereof (including the notice periods set forth in Section 2.02(a) with respect to each Type of Loan being requested on the Closing Date, and with a copy to the L/C Issuer or the Swing Line Lender, if applicable), (B) a Funding Indemnity Letter (in a form provided by the Administrative Agent) with respect to any Eurodollar Rate Loans to be made on the Closing Date and (C) a customary flow of funds statement executed by the Borrower with respect to all Credit Extensions and other Transactions to occur on the Closing Date.

Notwithstanding anything to the contrary in Section 4.01(a), to the extent any Collateral is not or cannot be provided, or the lien on any such Collateral is not or cannot be perfected, on the Closing Date after the Borrower’s, its Subsidiaries’ and its Affiliates’ respective use of commercially reasonable efforts without undue burden or expense to do so, the provision of such Collateral or perfection of such lien shall not constitute a condition precedent to the availability of the initial Credit Extensions but shall be required to be provided (or perfected) after the Closing Date pursuant to Section 6.22 hereof; provided that, notwithstanding the foregoing, each of the following shall be required on the Closing Date: (1) the execution and delivery of the Guaranty by each Guarantor, (2) the execution and delivery of all applicable Collateral Documents by each Loan Party, (3) the delivery of UCC financing statements with respect to each Loan Party (or an authorization permitting the Administrative Agent to file UCC financing statements with respect to each such Loan Party), (4) other than with respect to the Target Assets, the delivery of Intellectual Property Security Agreements with respect to each Loan Party that owns U.S. intellectual property for filing with the United States Patent and Trademark Office or the United States Copyright Office (or an authorization permitting the Administrative Agent to file Intellectual Property Security Agreements with respect to each such Loan Party) and (5) the delivery (including the provision of an applicable stock power or similar instrument of transfer) of the security interest in the certificated equity interests of each direct and indirect subsidiary of any Loan Party that are required to be pledged as Collateral.
(b)    Since March 31, 2017, there shall not have occurred a Closing Date Material Adverse Effect with respect to the Target Assets, or any event, condition or contingency that could reasonably expected to have a Closing Date Material Adverse Effect.

(c)    (i) The Administrative Agent shall have received a final, executed copy of each of the Closing Date Acquisition Agreements and the other Related Documents, including all exhibits, annexes, schedules, other attachments and other disclosure letters thereto, and any modification, amendment, consent or waiver thereof since the execution thereof on July 15, 2017, and (ii) the Closing Date Acquisitions shall have been consummated, or substantially simultaneously with the closing under the Facilities shall be consummated (including the consummation of the applicable regulatory requirements and receipt of the applicable third party consents, in each case, as set forth in the Closing Date Acquisition Agreements), in each case, in all material respects in accordance with the terms of the Closing Date Acquisition Agreements, after giving effect to any modifications, amendments, consents or waivers, other than those modifications, amendments, consents or waivers that are materially adverse to the interests of the Lenders, the Administrative Agent and the Arrangers.

(d)    The Administrative Agent and the Lenders shall have received at least one Business Day before the Closing Date all documentation and other information about the Loan Parties and their Subsidiaries that shall have been reasonably requested by the Administrative Agent or the Lenders in writing at least five (5) business days prior to the Closing Date that the Administrative Agent and the Lenders reasonably determine is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act (provided that such information shall, to the extent requested at least ten (10) Business Days prior to the Closing Date, have been provided at least five (5) Business Days prior to the Closing Date).

(e)    (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(f)    Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative

Agent) to the extent invoiced at least one Business Day (or such shorter time as the Borrower may agree) prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans and other than the initial Credit Extension on the Closing Date, which shall be subject solely to the conditions in Section 4.01) is subject to the following conditions precedent:

(a)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively (but if such representation or warranty is qualified by “material” or “Material Adverse Effect”, such representation or warranty shall be true and correct in all respects).

(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)    The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with in any material respect or result in any material breach or contravention of, or the creation of any material Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law applicable to any Loan Party.

5.03    Governmental Authorization; Other Consents. Except for filings necessary to perfect and maintain Liens granted under the Loan Documents and other immaterial filings with any Governmental Authority, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions.

5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

5.05    Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)    The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)    The consolidated forecasted balance sheets, statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 4.01 or Section 6.01(c) were prepared in good faith on the basis of assumptions which the Borrower believed were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that projections will be realized).

5.06    Litigation. Except as disclosed to the Administrative Agent and the Lenders prior to the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened overtly in writing, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties that (a) purport to affect or pertain to this Agreement, any other Loan Document, any Related Document (solely on the Closing Date) or the consummation of the Transactions, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07    No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that is, either individually or in the aggregate, reasonably likely to have a Material Adverse Effect. No Default has occurred and is continuing or is reasonably likely to result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08    Ownership of Property; Liens; Investments. Each of the Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09    Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10    Insurance. The properties of the Borrower and its Subsidiaries are insured with reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks the Borrower believes as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11    Taxes. The Borrower and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

5.12    ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501

(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)    There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)    (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)    The Borrower represents and warrants as of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

5.13    Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, or such later date as the Borrower has provided an update pursuant to Section 6.02(e), no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. No Loan Party has any equity investments or owns any Equity Interests in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13 (and those not yet required to be set forth on an update to Schedule 5.13 pursuant to Section 6.02(e)). Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties (other than those not yet required to be set forth on an update to Schedule 5.13 pursuant to Section 6.02(e)), showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation.

5.14    Margin Regulations; Investment Company Act.

(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b)    None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15    Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, at the Closing Date (in the case of the Confidential Information Memorandum dated August 2017) or at the time furnished (in the case of all other reports, financial statements, certificates or other information), when taken as a whole with other information so furnished and with the filings made by the Borrower under the Securities Exchange Act of 1934, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17    Intellectual Property; Licenses, Etc.

(a)    The Borrower and each of its Subsidiaries own, or possess the right to use, in all material respects, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, and Schedule 5.17(a) sets forth a complete and accurate list of all such IP Rights owned or used by the Borrower and each of its Subsidiaries (other than those held or used pursuant to a license and those not yet required to be set forth on an update to Schedule 5.17 pursuant to Section 6.02(e)).

(b)    To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes in any material respect upon any rights held by any other Person.

(c)    The Borrower has provided to the Administrative Agent documentation evidencing all Material Intellectual Property Licenses (except those not yet required to be delivered pursuant to Section 6.02(f)) and each such Material Intellectual Property License is in full force and effect in all material respects and no Loan Party is in breach of any such Material Intellectual Property License or any provision of such documentation in any material respect. Schedule 5.17(b) sets forth a complete and accurate list of all Material Intellectual Property Licenses (other than those not yet required to be set forth on an update to Schedule 5.17 pursuant to Section 6.02(e) or (f)).

5.18    Rights in Collateral; Priority of Liens.

(a)    The Borrower and each other Loan Party own the property (or rights or interest therein) granted by it as Collateral under the Collateral Documents, free and clear of any and all Liens in favor of third parties, except for Liens permitted under Section 7.01. The execution and delivery of the Collateral Documents by Loan Parties and the delivery to the Administrative Agent of the Pledged Collateral (all of which Pledged Collateral has been so delivered) are effective to create in favor of the Administrative Agent for the benefit of Lenders, as security for the respective Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected first priority Lien on all of the Collateral, subject to Liens permitted under Section 7.01. Upon the proper filing of UCC financing statements, and the taking of the other actions required by the Required Lenders as described in Section 4(b) of the Security Agreement, the Liens granted pursuant to the Collateral Documents will constitute, subject to Liens permitted under Section 7.01, valid and enforceable first, prior and perfected Liens on the Collateral in favor of the

Administrative Agent (to the extent a Lien can be perfected by filing a UCC financing statement), for the ratable benefit of the Administrative Agent and Lenders.

(b)    No Governmental Authorization is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of the Administrative Agent pursuant to any of the Collateral Documents, or (ii) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by Section 5.18(a) and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities and in connection with the disposition of any government receivables.

(c)    All representations and warranties of the Loan Parties set forth in the Collateral Documents are true and correct in all material respects.

5.19    Solvency. As of the Closing Date, each of the Borrower, individually, and the Loan Parties, together with their Subsidiaries on a consolidated basis, are Solvent.

5.20    No Medicare/Medicaid Receivables. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has rights to any Medicare or Medicaid receivables. After the Closing Date, neither the Borrower nor any of its Subsidiaries has rights to any Medicare or Medicaid receivables other than Medicare or Medicaid receivables not exceeding at any time $5,000,000 in the aggregate, provided that Loan Parties shall be in compliance with the requirements of Section 6.17 at any time that any Loan Party has any rights to any Medicare or Medicaid receivables.

5.21    OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction.

5.22    Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.23    Not an EEA Financial Institution. Neither the Borrower nor any Guarantor is an EEA Financial Institution.

5.24    Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain proceeding that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.25    Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:
6.01    Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows, and for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)    as soon as available, but in any event not more than 30 days after the end of each fiscal year of the Borrower, forecasts prepared by management of the Borrower, in substantially the form provided at closing, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the immediately following fiscal year.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)    concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under the financial covenants set forth in Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;

(b)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)    promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the independent accountant’s audit of the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(d)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)    as soon as available after the end of each fiscal year, but in any event within 30 days after the end of each fiscal year of the Borrower, (i) a report supplementing Schedule 5.17(a), setting forth (A) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to the Borrower or any Subsidiary thereof during such fiscal year and (B) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by the Borrower or any Subsidiary thereof during such fiscal year and the status of each such application; and (ii) a report supplementing Schedules 5.13 and 6.12(d) containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete, each such report to be signed by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Administrative Agent;

(f)    concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (b), documentation evidencing any Material Intellectual Property License entered into during the period covered by such financial statements and a report supplementing Schedule 5.17(b) with respect to each such license;

(g)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding any Loan Party or any Subsidiary thereof; excluding, however, routine comment letters from the Staff of the SEC concerning the filing of a registration statement or the Borrower’s current and periodic reports filed with the SEC;

(h)    not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to either the Beach Acquisition Agreement or the Tango Acquisition Agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may reasonably request; and

(i)    promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.
6.03    Notices. Promptly after any Responsible Officer obtains knowledge or receives notice thereof, notify the Administrative Agent:

(a)    of the occurrence of any Default;

(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)    of the occurrence of any ERISA Event;

(d)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by the Borrower referred to in Section 2.10(b) or as permitted under Section 7.14; and

(e)    any loss or termination of any Material Intellectual Property License.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity the Default.
6.04    Payment of Obligations. (a) Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (i) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property, except for Liens permitted under Section 7.01; and (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness except to the extent that (x) such unpaid claims, obligations and liabilities under clauses (i), (ii) and (iii) do not exceed $500,000 individually or in the aggregate and (y) in the case of such claims under clause (ii), such claims, if unpaid, would not become a Lien that is not permitted under Section 7.01; and (b) timely file all material tax returns required to be filed.

6.05    Preservation of Existence, Etc. (a)  Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; provided, however, that the Borrower and any Subsidiary may consummate the Closing Date Acquisitions and any other merger or consolidation permitted under Section 7.04 or Disposition permitted by Section 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07    Maintenance of Insurance. Maintain with insurance companies with a Best’s Financial Strength Rating of at least A-VII, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance. Each such insurance policy shall (a) in the case of each such insurance policy other than each business interruption and casualty insurance policy, name the Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss and provides for at least 30 days prior written notice to the Administrative Agent of any modification or cancellation of such policy.

6.08    Compliance with Laws and Contractual Obligations.

(a)    Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b)    Comply in all material respects with all Contractual Obligations, except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Administrative Agent or any Lender shall reasonably require.

6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants and to conduct up to two collateral audits during any twelve month period, all at the expense of the Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any

Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11    Use of Proceeds. Use the proceeds of (a) the Term Loans to finance in part the Transactions and (b) the Revolving Credit Facility (i) on the Closing Date to finance in part the Transactions and to issue Letters of Credit, and (ii) after the Closing Date to provide ongoing working capital and for other general corporate purposes not in contravention of any Law or of any Loan Document.

6.12    Covenant to Guarantee Obligations and Give Security.

(a)    Additional Subsidiaries.

(i)    As soon as practicable (but in any event within 30 days or, in any such case, such longer period as the Administrative Agent may agree in its sole discretion) after the acquisition, creation or designation of any Subsidiary (or the date a Subsidiary otherwise qualifies as a Material Domestic Subsidiary), cause to be delivered to the Administrative Agent each of the following:

(ii)    a Guaranty Joinder Agreement duly executed by each such Subsidiary that is a Material Domestic Subsidiary and to the extent no material adverse tax consequences would result, each Subsidiary that is a Material Foreign Subsidiary of the Borrower;

(iii)    required Collateral Documents of such Subsidiary that is a Material Domestic Subsidiary, including a Security Joinder Agreement duly executed by such Subsidiary to cover any additional Collateral (including, without limitation, Pledged Collateral and IP Collateral) (with all schedules thereto appropriately completed) or a Security Agreement Supplement, as applicable, with all schedules thereto appropriately completed, together with such Uniform Commercial Code financing statements on Form UCC-1 or otherwise naming such Subsidiary as “Debtor” and naming the Administrative Agent, for the benefit of the Secured Parties, as “Secured Party,” to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Lien on Collateral conferred under such Collateral Document to the extent such Lien may be perfected by Uniform Commercial Code filing;

(iv)    a Security Joinder Agreement or a Security Agreement Supplement, as applicable, by the direct owner of the Equity Interests in such Subsidiary, which Security Joinder Agreement (or amendment or supplement) effects the pledge of the Equity Interests of such Subsidiary pursuant to the Security Agreement, together with such Uniform Commercial Code financing statements on Form UCC-1 or otherwise naming such pledgor as “Debtor” and naming the Administrative Agent, for the benefit of the Secured Parties, as “Secured Party,” to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Lien on such Equity Interests;

(v)    if requested by the Administrative Agent, an opinion of counsel to the Subsidiary dated as of the date of delivery of the Guaranty Joinder Agreement and other Loan Documents provided for in this Section 6.12 and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, including opinions, assumptions and qualifications similar to those contained in the opinions of counsel delivered pursuant to Section 4.01(a);

(vi)    the documents described in Sections 4.01(a), as applicable, with respect to such Subsidiary; and

(vii)    if requested by the Administrative Agent in its sole discretion and subject to the commercially reasonable efforts of such Subsidiary to obtain such Landlord Waivers, Landlord Waivers with respect to any real property leased by such Subsidiary that is a Material Domestic Subsidiary, which Landlord Waivers are duly executed by the applicable landlords and in form and substance reasonably satisfactory to the Administrative Agent.

(b)    General Covenant. Along with each other Loan Party, (i) in the exercise of the Borrower’s commercial reasonable judgment, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein, (ii) comply with the requirements of all state and federal laws in order to grant to the Administrative Agent and the Lenders valid and perfected first priority security interests in the Collateral (except for Liens permitted under Section 7.01), and, in the case of any investment property or Deposit Account, giving the Administrative Agent control of such investment property or Deposit Account to the extent required by clause (d) below, and (iii) do whatever the Administrative Agent may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with the Administrative Agent’s representatives; keeping stock records; using reasonable good faith efforts in obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgagees to the extent required by clause (c) below; and paying claims which might, if unpaid, become a Lien on the Collateral. The Administrative Agent is hereby authorized by the Borrower to file any UCC financing statements covering the Collateral whether or not the Borrower’s signatures appear thereon.

(c)    Landlord Waivers. Upon the request of the Administrative Agent, the Loan Parties will use commercially reasonable efforts to deliver a fully executed customary Landlord Waiver for each Material Leased Real Property.

(d)    Cash Management Documentation. Upon the request of the Administrative Agent, the Loan Parties will use commercially reasonable efforts to deliver to the Administrative Agent fully executed Control Agreements with respect to each Loan Party’s Material Deposit Accounts and Material Securities Accounts (other than such Material Deposit Accounts maintained with Bank of America), each of which Material Deposit Accounts and Material Securities Accounts as of the Closing Date are set forth on Schedule 6.12(d).

6.13    Collateral Records. To execute and deliver promptly, and to cause each other Loan Party to execute and deliver promptly, to the Administrative Agent, from time to time, solely for the Administrative Agent’s convenience in maintaining a record of the Collateral, such written statements and schedules as the Administrative Agent may reasonably require designating, identifying or describing the Collateral. The failure by the Borrower or any other Loan Party, however, to promptly give the Administrative Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Collateral Documents.

6.14    Cash Management System. The Borrower shall, and shall cause each of its Domestic Subsidiaries to, at all times after the Closing Date use commercially reasonable efforts to maintain all of their respective Deposit Accounts, Securities Accounts and their respective treasury management arrangements, depository and other cash management arrangements with Bank of America, N.A. or other institutions providing a Control Agreement in accordance with the terms hereof. Except as set forth in Section 6.12(d), the Borrower shall not establish or maintain, and shall not permit any of its Material Domestic Subsidiaries to establish or maintain, any Material Deposit Account or Material Securities Account (other than Material Deposit Accounts maintained at Bank of America, N.A.) unless the Borrower or such Subsidiary, as the case may be, has complied with Section 6.12(d) with respect to such Material Deposit Accounts and Material Securities Accounts.

6.15    Compliance with Environmental Laws. Each Loan Party shall at all times use all commercially reasonable efforts to remain in compliance with all applicable Environmental Laws. Each Loan Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (a) cure any violation of applicable Environmental Laws by such Loan Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (b) make an appropriate response to any Environmental Liability of such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.16    Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents.

6.17    Medicare/Medicaid Receivables. Conduct its business so as not to obtain any rights to any Medicare or Medicaid receivables; provided that Loan Parties may obtain and hold rights to Medicare or Medicaid receivables not exceeding at any time $5,000,000 in the aggregate, so long as (a) at least 30 days prior to obtaining any rights to Medicare or Medicaid receivables, such Loan Party shall have given prior written notice to the Administrative Agent and the Lenders of the fact that it is planning to obtain such rights and in such notice describe the proposed transaction pursuant to which such Loan Party will receive rights to such receivables (whether pursuant to an Acquisition or otherwise) and (b) prior to the earlier of such Loan Party obtaining any such rights to Medicare or Medicaid receivables or the consummation of such transaction, (i) the Borrower shall have put into place collateral arrangements with respect to such receivables, including control agreements and segregation of proceeds, as may be required by the Administrative Agent and, in each case, in form and substance satisfactory to the Administrative Agent and (ii) any representations, covenants, defaults and associated definitions related to such receivables and matters related thereto as may be required by the Administrative Agent shall have been added to this Agreement pursuant to documentation in form and substance satisfactory to the Administrative Agent (and the Administrative Agent and the Lenders shall have received such certificates and opinions of counsel as may be required by the Administrative Agent in connection therewith). Each Lender, the Administrative Agent and the Borrower hereby agree that notwithstanding anything to the contrary in Section 10.01 or any other provision of the Loan Documents, any such additions to this Agreement may be added by the Administrative Agent and the Borrower pursuant to such documentation without obtaining the consent of Required Lenders or any other Lender so long as such additions do not reduce the obligations of the Borrower under this Agreement.

6.18    Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a lessee, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.19    Designation as Senior Debt. To the extent applicable at any time, designate all Obligations under this Agreement as “Designated Senior Indebtedness” (or similar term) under, and as defined in, any documentation with respect to Indebtedness that is subordinated to the Obligations.

6.20    Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

6.21    Summers Ridge Sale-Leaseback. Use commercially reasonable efforts to consummate the Summers Ridge Sale-Leaseback within 180 days of the Closing Date; provided that, if the Summers Ridge Sale-Leaseback is not consummated within such time period, the Loan Parties shall grant a security interest to the Administrative Agent and the Lenders in the real property associated with the Summers Ridge Sale-Leaseback and take such action as is reasonably required by the Administrative Agent and the Lenders in connection therewith, including, without limitation, execution of mortgages and completion of environmental and flood due diligence.

6.22    Post-Closing Requirements. As promptly as practicable, and in any event within the time periods after the Closing Date specified on Schedule 6.22 or such later date as the Administrative Agent agrees to in writing, deliver the documents or take the actions specified on Schedule 6.22.

ARTICLE VII

NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than the following:

(a)    Liens pursuant to any Loan Document;

(b)    Liens existing on the date hereof and listed on Schedule 7.01 and any renewals, replacements or extensions thereof, provided that the property covered thereby is not changed in any material respect and the amount secured or benefitted thereby is not increased except as contemplated by Section 7.02(b);

(c)Liens for taxes, assessments, charges or other governmental levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)Statutory Liens of carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens imposed by law and arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by any Plan or the PBGC under ERISA;

(f)pledges or deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), licenses, statutory obligations, surety bonds (other than bonds related to judgments or litigation to the extent not permitted by Section 7.01(h)), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)easements, zoning restrictions, rights-of-way, restrictions and other similar encumbrances and title defects affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(i)Liens securing Indebtedness permitted under Section 7.02(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for replacements, additions and accessions to the property that are affixed or incorporated into the property covered by such Lien or financed with the proceeds of such Indebtedness and (ii) the Indebtedness secured thereby does not exceed on the date of acquisition the cost or fair market value, whichever is lower, of the property being acquired, constructed or improved plus the amount of a reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in the extension, renewal or replacement;

(j)Liens securing Indebtedness permitted under Section 7.02(i) to the extent such Liens shall be restricted to the assets of the Foreign Subsidiary incurring such Indebtedness;

(k)any Lien existing on any property or asset prior to the Acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary and any renewals, replacements or extensions thereof pursuant to Indebtedness permitted by Section 7.02(n), provided that (i) such Lien is not created in contemplation of or in connection with such Acquisition or such Person becoming a Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such Acquisition or the date such Person becomes a Subsidiary and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except by the amount of a reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in the extension, renewal or replacement;

(l)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights;

(m)any interest of title of a lessor or licensor, and leases, subleases, royalties, licenses or sublicenses granted by the Borrower or any Subsidiaries to others, (i) in each case in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business or (ii) in connection with the Permitted International Restructuring Transaction;

(n)subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld), Liens, including anti-assignment provisions, in favor of a landlord on leases and leasehold improvements with respect to leased premises, and Liens on cash and other assets securing performance thereunder; and

(o)Liens solely on any cash earnest money deposits or other similar escrow arrangements made by the Borrower or any of its Subsidiaries in connection with any actual or proposed Investment, Acquisition, or Disposition, in each case permitted hereunder;

(p)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business permitted by this Agreement;

(q)Liens arising from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Lien covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and, if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance or discharge of such Indebtedness; and

(r)Liens on assets of the Borrower and its Subsidiaries not otherwise permitted above so long as the aggregate principal amount of the Indebtedness and other obligations subject to such Liens does not at any time exceed $20,000,000.

7.02    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness under the Loan Documents;

(b)Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(c)Guarantees of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary;

(d)obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets (including equipment) within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness or Attributable Indebtedness, as applicable, at any one time outstanding shall not exceed $10,000,000;

(f)Indebtedness in the form of indemnification, adjustment of purchase price, earn-out obligation or similar obligations incurred by the Borrower or any of its Subsidiaries arising from agreements in connection with Permitted Acquisitions or permitted Dispositions of any business, assets or Subsidiary of the Borrower or any of its Subsidiaries;

(g)(i) Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party (so long as the Investment by such non debtor Loan Party is permitted by Section 7.03), (ii) Indebtedness of any Loan Party to another Loan Party, (iii) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party (so long as the Investment by such Subsidiary is permitted by Section 7.03) or (iv) Indebtedness of any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party (so long as the Investment by such non-debtor Loan Party is permitted by Section 7.03), so long as, (A) in the case of clauses (i) and (ii), such Indebtedness is evidenced by promissory notes pledged to the Administrative Agent under the Collateral Documents and (B) in the case of clause (iii), such Indebtedness is subordinated to the Obligations of such Loan Party under the Loan Documents in a manner reasonably satisfactory to the Administrative Agent;

(h)other Indebtedness not exceeding $20,000,000 in the aggregate at any time outstanding;

(i)Indebtedness of any Foreign Subsidiaries owed to a third party; provided, however, that (i) neither the Borrower nor any Guarantor shall guaranty or provide any other credit support with respect to Indebtedness of any Foreign Subsidiaries and (ii) the aggregate amount of all such Indebtedness or Attributable Indebtedness, as applicable, at any one time outstanding shall not exceed $10,000,000;

(j)Indebtedness constituting Permitted Convertible Indebtedness;

(k)Indebtedness representing deferred compensation to employees of the Borrower and its Subsidiaries in the ordinary course of business;

(l)Indebtedness of the Borrower or any Subsidiary in respect of performance, bid, surety, indemnity, appeal bonds, completion guarantees and other obligations of like nature, in each case relating to obligations not constituting Indebtedness for borrowed money (including worker’s compensation claims, environmental remediation and other environmental matters and obligations in connection with insurance or similar requirements) provided in the ordinary course of business;

(m)Indebtedness in respect of (i) workers’ compensation claims or self-insurance obligations, in each case incurred in the ordinary course of business and not in connection with the borrowing of money, (ii) any customary cash management, cash pooling or netting or setting-off arrangements incurred in the ordinary course of business and (iii) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business;

(n)Indebtedness of any Person existing prior to the Acquisition thereof by the Borrower or any Subsidiary or existing on the date that any Person becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary pursuant to (x) a Permitted Acquisition or (y) an Investment permitted by Section 7.03, in an aggregate amount not to exceed $30,000,000 at any time outstanding; provided that in the case of clause (x) such Indebtedness is not created in contemplation of or in connection with such Acquisition or such Person becoming a Subsidiary;

(o)the Beach Instalment Payments and other amounts representing purchase price consideration in connection with Acquisitions permitted by Section 7.03 (including any deferred or delayed purchase price payments, indemnification, adjustment of purchase price, earn-out obligation or similar obligations incurred by the Borrower or any of its Subsidiaries pursuant to the Beach Acquisition or the Tango Acquisition); and

(p)unsecured Indebtedness owing by the Borrower or any Subsidiary to the Borrower or any Subsidiary incurred pursuant to the Permitted International Restructuring Transaction so long as no Event of Default or Default shall exist or shall result from the incurrence of such Indebtedness.

7.03    Investments. Make or hold any Investments, except:

(a)Investments in the form of cash, Cash Equivalents or short-term marketable debt securities;

(b)advances to officers, directors and employees of the Borrower and Guarantors in an aggregate amount not to exceed $250,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)Investments owned by the Borrower as of the Closing Date in the Equity Interests of any wholly owned Subsidiary as described on Schedule 5.13;

(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)Guarantees permitted by Section 7.02;

(f)Permitted Acquisitions by the Borrower or any Guarantor;

(g)the Closing Date Acquisitions;

(h)Investments consisting of extensions of credit or capital contributions (i) by any Loan Party in another Loan Party, (ii) by any Subsidiary that is not a Loan Party in any other Subsidiary or any Loan Party (for extensions of credit, to the extent permitted by Section 7.02) and (iii) by any Loan Party in any Domestic Subsidiary that is not a Guarantor for this clause (iii) not exceeding at any time an aggregate amount outstanding of $5,000,000; provided, that in each case of clauses (i) and (iii), so long as such Investments consisting of extensions of credit are evidenced by promissory notes pledged to the Administrative Agent under the Collateral Documents;

(i)Investments in Persons other than Subsidiaries not exceeding at any time an aggregate outstanding amount of $20,000,000;

(j)Investments (i) in IP Rights in the ordinary course of business, including with respect to joint and collaborative research and/or development arrangements and (ii) resulting from development, licensing, commercialization or distribution arrangements in the ordinary course of business;

(k)Investments consisting of acquisitions of capital stock or securities received in settlement of debts created in the ordinary course and owing to the Borrower or any Subsidiary or in satisfactions of judgment;

(l)Investments of a Subsidiary that is acquired after the Closing Date or of a company merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Subsidiary, in each case in accordance with this Agreement to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation; provided that this clause (l) is intended solely to grandfather such Investments as are indirectly acquired as a result of an acquisition of such Person otherwise permitted hereunder and any consideration paid in connection with such acquisition that may be allocable to such Investments must be permitted by, and be taken into account in computing compliance with any basket amounts or limitations applicable to such acquisition hereunder;

(m)additional Investments not exceeding at any time an aggregate outstanding amount of $30,000,000;

(n)Investments in Foreign Subsidiaries by any Loan Party so long as, after giving effect to such Investment, the aggregate amount of all Investments for this clause (n) in Foreign Subsidiaries made by the Borrower and its Subsidiaries on or prior to the date of such Investment does not exceed $15,000,000 (it being understood that the amount of Investment made with respect to any Acquisition on the date of such Acquisition shall be the Total Consideration for such Acquisition plus any other Investments made by the Borrower or any of its Subsidiaries with respect to such Acquisition); and

(o)Investments by the Borrower or a Subsidiary in a Subsidiary that is not a Guarantor made pursuant to the Permitted International Restructuring Transactions so long as no Event of Default or Default shall exist or shall result from the making of such Investments.

7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly owned Subsidiary is merging with another Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving Person, and, provided further that if a Guarantor is merging with another Subsidiary, the Guarantor shall be the surviving Person;

(b)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly owned Subsidiary, then the transferee must either be the Borrower or a wholly owned Subsidiary and, provided further that if the transferor of such assets is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor; and

(c)the Borrower or any Subsidiary may enter into any merger, consolidation or similar transaction with another Person to effect a Permitted Acquisition or Disposition permitted under Section 7.05 or Investment permitted under Section 7.03, provided that, (i) in the case of the Borrower, the Borrower shall be the continuing or surviving entity and (ii) in the case of any Guarantor (other than the Borrower), a Guarantor shall be the continuing or surviving entity.

7.05    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a)the Summers Ridge Sale-Leaseback;

(b)Dispositions of obsolete, no longer useful or worn out property (including IP Rights) or equipment, or immaterial property or equipment no longer useful or necessary to the business of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, in the ordinary course of business;

(c)Dispositions of inventory and Cash Equivalents in the ordinary course of business and sales, assignments, transfers or dispositions of accounts in the ordinary course of business for purposes of collection;

(d)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(e)Dispositions of property (i) by a Loan Party to any other Loan Party, (ii) by a Subsidiary that is not a Loan Party to any Loan Party, (iii) by a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party, (iv) by a Loan Party to any wholly owned Subsidiary that is not a Guarantor in an aggregate amount for this clause (iv) not to exceed $1,000,000 and (v) by the Borrower or a Subsidiary to the Borrower or another Subsidiary pursuant to the Permitted International Restructuring Transaction so long as no Event of Default or Default shall exist or shall result from such Disposition;

(f)Dispositions permitted by Section 7.04;

(g)Dispositions of Cash Equivalents permitted by Section 7.03;

(h)(i) licenses of IP Rights in the ordinary course of business, including with respect to joint and collaborative research and/or development arrangements and (ii) Dispositions resulting from development, licensing, commercialization or distribution arrangements in the ordinary course of business;

(i)subleases of, or lease terminations with respect to, leased properties no longer needed by the Borrower and its Subsidiaries and not material to the operation of the Borrower and its Subsidiaries;

(j)the abandonment or other Disposition of immaterial intellectual property (including allowing any registrations or any applications for registration of any intellectual property to lapse or go abandoned) to the extent the Borrower determines in its reasonable business judgment that (i) such intellectual property is not commercially reasonable to maintain under the circumstances and (ii) such Disposition would not materially and adversely affect the business of the Borrower and its Subsidiaries;

(k)any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(l)the unwinding or settling of any Swap Contract entered into in accordance with the terms of this Agreement;

(m)Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n)sales and other assignments, transfers or other dispositions of accounts receivable in connection with the compromise thereof; and

(o)Dispositions not otherwise permitted under clauses (a) through (n) above if (i) at the time of any Disposition, no Event of Default or Default shall exist or shall result from such Disposition and (ii) the proceeds from Dispositions under this clause (o) since the Closing Date shall not exceed $4,000,000 in the aggregate;

provided, however, that any Disposition pursuant to clauses (a) through (o) (other than clauses (e)(i)-(e)(iv), only to the extent the resulting consideration received by the transferor for such Disposition is not Cash or Cash Equivalents) shall be for fair market value.
7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)each Subsidiary may make Restricted Payments to the Borrower and to the Guarantors (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock or other Equity Interests of such Subsidiary on a pro rata basis based on their relative ownership interests) and any Subsidiary that is not a Guarantor may make Restricted Payments to any other Subsidiary and to each other owner of capital stock or other Equity Interests of such Subsidiary on a pro rata basis based on their relative ownership interests;

(b)the Borrower and each Guarantor may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

(c)the Borrower and each Guarantor may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests;

(d)the Borrower may (i) repurchase or redeem for value Equity Interests of the Borrower held by present or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) upon their death, disability, retirement, severance or termination of employment or service or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan, agreement or arrangement, provided that the aggregate amount of all such repurchases or redemptions for value under this clause (i) shall not exceed $10,000,000 in any one fiscal year and (ii) make repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof or upon the vesting of restricted stock, restricted stock units or performance share units to the extent necessary to satisfy tax withholding obligations attributable to such vesting; and

(e)the Borrower may make any Permitted Stock Repurchase; provided that, after giving effect to such Permitted Stock Repurchase (other than any such Permitted Stock Repurchase to satisfy the Refinancing Condition), the aggregate amount of cash paid or payable for all Permitted Stock Repurchases made after the Closing Date shall not exceed $100,000,000 during the term of this Agreement.

7.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (i) transactions between or among any Loan Parties or between and among Subsidiaries that are not Guarantors, (ii) customary fees, indemnification and reimbursement of directors, officers and employees of the Borrower and its Subsidiaries, (iii) Indebtedness permitted by Section 7.02, (iv) Dispositions permitted by Section 7.05, (v) any Investment permitted by Section 7.03, (vi) Restricted Payments permitted by Section 7.06, (vii) Liens permitted by Section 7.01(m)(ii), (viii) officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification and reimbursement arrangements with respect to such Persons, in each case, in the ordinary course of business, or (ix) sale by or to the Borrower or any wholly owned Domestic Subsidiary that is a Guarantor to or from any Foreign Subsidiary of any products of the Borrower or such wholly owned Domestic Subsidiary that is a Guarantor (or, in case of a sale by such Foreign Subsidiary, certain foreign manufactured products) in the ordinary course of business at a price not lower than the actual cost of such products to the Borrower, such wholly owned Domestic Subsidiary or such Foreign Subsidiary, as applicable.

7.09    Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that clause (i) and clause (iii) shall not prohibit any restriction on transfer or negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(e) solely to the extent any such restriction on transfer or negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien (other than Liens permitted under Section 7.01) to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, however, that this Section 7.09 shall not prohibit any such limitations or requirements that are binding on a Person at the time such Person first became a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary, so long as all such limitations and requirements were not entered into in contemplation of such Person becoming a Subsidiary of the Borrower or merging into or consolidating with the Borrower or any Subsidiary, together with any replacement agreement thereof so long as the terms thereof are not materially less favorable to the Borrower or such Subsidiary. Notwithstanding the forgoing, the Borrower and its Subsidiaries may enter into a Contractual Obligation (v) that has restrictions described in clause (a) above by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, in each case, relating solely to the assets subject to such lease or license or assets relating solely to the assets of such joint venture, (w) that has restrictions described in clause (a)(i) above to the extent such restriction only restricts assignments of such contracts entered into in the ordinary course of business, (x) that has restrictions described in clause (a) above by virtue of customary provisions in asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business permitted under the terms of this Agreement to the extent such restriction only restricts the transfer of ownership interests in the assets or stock that is to be sold pursuant thereto, pending the sale of such assets, (y) that has restrictions described in clause (a) above by virtue of restrictions on cash or deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business and (z) that has restrictions described in clause (a) above imposed by any Governmental Authority or arising by reason of applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit.

7.10    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, if any such action would violate or be inconsistent with the provisions of Regulation U or X of the FRB.

7.11    Financial Covenants.

(a)Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of each fiscal quarter of the Borrower set forth below to be greater than the ratio set forth for the applicable Measurement Period:

Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
Closing Date through December 31, 2017	5.00 to 1.00
March 31, 2018 through December 31, 2018	4.25 to 1.00
March 31, 2019 and each fiscal quarter thereafter	3.50 to 1.00

(b)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.25 to 1.00.

7.12    Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity

(including any individual or entity participating in the transaction, whether as Lender, Arrangers, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.13    Amendments of Organization Documents. Agree, in the case of any Loan Party, to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organization Documents after the Closing Date without in each case obtaining the prior written consent of Required Lenders to such amendment, restatement, supplement or other modification or waiver, other than an amendment, restatement, supplement or other modification or waiver that is not adverse in any material respect to the interests of the Lenders.

7.14    Accounting Changes. (a) Make any material change in accounting policies or reporting practices, except as permitted by GAAP, or (b) change the fiscal year of the Borrower.

7.15    Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness in compliance with Section 7.02(b), (c) refinancings or replacements of the Convertible Senior Notes in accordance with the terms hereof and (d) the required Beach Instalment Payments.

Notwithstanding the foregoing, this Section 7.15 shall not apply to any direct or indirect prepayment, redemption, repurchase, conversion, settlement, amendment, modification, supplement or adjustment with respect to any Permitted Convertible Indebtedness pursuant to its terms unless such prepayment, redemption, repurchase, conversion, settlement, amendment, modification, supplement or adjustment results from a default thereunder or an event of the type that constitutes an Event of Default so long as the Borrower has complied with the Refinancing Condition in connection therewith; provided that to the extent that the Borrower utilizes clause (a) of the definition of “Refinancing Condition” to satisfy the Refinancing Condition, the Borrower must thereafter satisfy one of clauses (a), (b) or (c) of such definition each day until the occurrence of the maturity date of the Convertible Senior Notes or the earlier repayment, redemption or conversion in full of the Convertible Senior Notes.
7.16    Amendment, Etc. of Indebtedness. Amend, modify or change in any manner any term or condition of the Convertible Senior Notes in a way that would be materially adverse to the Administrative Agent or the Lenders.

7.17    Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction other than the Summers Ridge Sale-Leaseback.

7.18    Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05 (as to its existence), 6.10, 6.11, 6.12, 6.13, 6.19, 6.21, 6.22 or Article VII; or

(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in any other subsection of this Article VIII) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) any Responsible Officer becoming aware of such failure or (ii) receipt by the Borrower or any other Loan Party of notice from the Administrative Agent or any Lender of such failure; or

(d)Representations and Warranties. Any representation, warranty, or certification made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made (except to the extent such representation or warranty is qualified by reference to materiality or Material Adverse Effect, in which case it shall be true and correct in all respects); or

(e)Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $20,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (except for due on sale clauses in Indebtedness related to capital leases permitted under Section 7.02(b) or 7.02(e)), provided that this clause (B) shall not apply to any conversion or settlement with respect to any Permitted Convertible Indebtedness, in each case pursuant to its terms; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than $20,000,000 and, in the case of clause (B) above, such amount is not paid within ten days; or

(f)Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) a judgment or order for the payment of money in an aggregate amount exceeding $20,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not deny coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,500,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,500,000; or

(j)Invalidity of Loan Documents; Failure of Security. (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or (ii) the Administrative Agent shall not have or shall cease to have a valid and perfected first priority Lien in any material portion of the Collateral (other than Liens permitted under Section 7.01 and items of Collateral deemed immaterial by the Administrative Agent in its sole discretion) purported to be covered by the Collateral Documents, in each case for any reason other than failure of the Administrative Agent or any Lender to take any action within its control; or

(k)Change of Control. A Change in Control shall have occurred; or

(l)Loss of ISO 9001 Certifications. The Borrower or any of its Subsidiaries shall have ceased to have maintained in full force and effect each of their respective International Organization for Standardization (“ISO”) 9001 and ISO 13485:2003 certifications (other than due to the sale of any such ISO 9001 or ISO 13485:2003 certification pursuant to a Disposition permitted under this Agreement and other than due to any voluntary shutdown of plants by any Loan Party for reasons other than the loss of the applicable ISO 9001 or ISO 13485:2003 certification), where the failure to so maintain such certification could have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(m)Subordination. (i) The subordination provisions of the documents evidencing or governing any subordinated Indebtedness (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuer or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02    Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)require that the Borrower Cash Collateralize the L/C Obligations; and

(d)exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.15; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01    Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03    Exculpatory Provisions.

(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06    Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Joint Lead Bookrunners or other entities listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to (i) authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or (ii) vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or

1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (a) the Administrative Agent shall be authorized to (i) form one or more acquisition vehicles to make a bid and (ii) adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (j) of Section 10.01 of this Agreement, and (b) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10    Collateral and Guaranty Matters. Without limiting the provision of Section 9.09, the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that is expressly excluded as Collateral under the terms of the Security Agreement, or (iv) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b)to release any Guarantor from its obligations under the Guaranty and to release any Lien on any property of such Guarantor granted to or held by the Administrative Agent under any Loan Document if such Person ceases to be a Subsidiary, Material Domestic Subsidiary or Material Foreign Subsidiary as a result of a transaction, event or action permitted under the Loan Documents; and

(c)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise may be expressly set forth herein or in the Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X
MISCELLANEOUS

10.01    Amendments, Etc. Except as otherwise provided in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)waive any condition set forth in Section 4.01 (other than Section 4.01(e)(i) or (f)), without the written consent of each Lender;

(b)without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Term Lenders, as the case may be;

(c)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(e)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(f)change (i) Section 8.03 or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

(g)change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(g)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders” or the definition of “Required Term Lenders” without the written consent of each Lender under the applicable Facility;

(h)release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i)release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(j)impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (1) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (2) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.
If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
10.02    Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet.

(d)Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of (A) one primary counsel for the Administrative Agent, the Arrangers any Lender or the L/C Issuer, taken together, (B) to the extent reasonably necessary, one local counsel in each relevant jurisdiction, (C) to the extent reasonably necessary, one special or regulatory counsel in each relevant specialty and (D) in the case of any actual or perceived conflict of interest with respect to any of the counsel identified in clauses (A) through (C) above, one additional counsel to each group of affected Persons similarly situated, taken as a whole (which in the case of clause (B) shall allow for up to one additional counsel in each relevant jurisdiction)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby other than any Cash Management Agreement or Hedge Agreement, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence or willful misconduct of such Indemnitee or (ii) a material breach by such Indemnitee of its express obligations under the applicable Loan Document or (y) result from claims of any Indemnitee solely against one or more other Indemnitees (and not by one or more Indemnitees against the Administrative Agent or any Arranger in such capacity) that have not resulted from the action, inaction, participation or contribution of the Borrower or its Subsidiaries or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Person party hereto shall assert, and each such Person hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that this sentence shall not limit any Loan Party’s indemnity or reimbursement obligation to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which an Indemnitee is otherwise entitled to indemnification thereunder. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee, or material breach of such Indemnitee’s express obligations hereunder, as determined by a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)Survival. The agreements in this Section and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06    Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among the revolving credit facility provided hereunder and any separate revolving credit or term loan facilities provided pursuant to the penultimate paragraph of Section 10.01 on a non-pro rata basis.

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of Facilities prior to the date that is 90 days following the Closing Date;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Term Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)the consent of the L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Defaulting Lender, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders, the L/C Issuer and the Swing Line Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14, and, in each case, their respective financing sources, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the provisions of this Section 10.08, if at any time any Lender, the L/C Issuer or any of their respective Affiliates maintains one or more deposit accounts for the Borrower or any other Loan Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of set-off set forth herein.

10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13    Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06 or Section 10.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)such assignment does not conflict with applicable Laws; and

(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14    Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

10.15    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND

THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower and its respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; and provided, further, without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

10.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

10.20    Lender Representations.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)no fee or other compensation is being paid directly to the Administrative Agent or the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

10.21    Keepwell. The Borrower at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Borrower’s obligations and undertakings under this Section 10.21 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Borrower under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. The Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.22    California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 10.04, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
QUIDEL CORPORATION, as Borrower
By: /s/ Randall J. Steward
Name: Randall J. Steward
Title: CFO

Quidel Corporation
Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as
Administrative Agent
By: /s/ Tiffany Shin
Name: Tiffany Shin
Title: Vice President

Quidel Corporation
Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Sebastian Lurie
Name: Sebastian Lurie
Title: SVP

Quidel Corporation
Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender
By: /s/ Ling Li
Name: Ling Li
Title: Executive Director

Quidel Corporation
Credit Agreement
Signature Page

ZB, N.A., DBA CALIFORNIA BANK & TRUST, as a Lender
By: /s/ Steve DeLong
Name: Steve DeLong
Title: Senior Vice President

Quidel Corporation
Credit Agreement
Signature Page

SILICON VALLEY BANK, as a Lender
By: /s/ Todd Schwarzinger
Name: Todd Schwarzinger
Title: Managing Director

Quidel Corporation
Credit Agreement
Signature Page

BANK OF THE WEST, as a Lender
By: /s/ Jason Antrim
Name: Jason Antrim
Title: Vice President, Bank of the West

Quidel Corporation
Credit Agreement
Signature Page

COMPASS BANK, as a Lender
By: /s/ Eugene Gonzalez
Name: Eugene Gonzalez
Title: SVP Relationship Manager

Quidel Corporation
Credit Agreement
Signature Page

CITIBANK, N.A., as a Lender
By: /s/ Patrick M. Evans
Name: Patrick M. Evans
Title: Market Director

Quidel Corporation
Credit Agreement
Signature Page

FIFTH THIRD BANK, as a Lender
By: /s/ Thomas Avery
Name: Thomas Avery
Title: Director

Quidel Corporation
Credit Agreement
Signature Page

MUFG UNION BANK, N.A., as a Lender
By: /s/ Jaime Johnson
Name: Jaime Johnson
Title: Director

Quidel Corporation
Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Teddy Koch
Name: Teddy Koch
Title: Director

Quidel Corporation
Credit Agreement
Signature Page

KEY BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Douglas Gardner
Name: Douglas Gardner
Title: Vice President

Quidel Corporation
Credit Agreement
Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By: /s/ Kathryn Benjamin
Name: Katheryn Benjamin
Title: Vice President

Quidel Corporation
Credit Agreement
Signature Page

WOODFOREST NATIONAL BANK, as a Lender
By: /s/ Sean Walker
Name: Sean Walker
Title: Senior Vice President

Quidel Corporation
Credit Agreement
Signature Page

MANUFACTURERS BANK, as a Lender
By: /s/ Charles Jou
Name: Charles Jou
Title: SVP

Quidel Corporation
Credit Agreement
Signature Page

Exhibits

SCHEDULE 1.01(a)(ii)
MATERIAL LEASED REAL PROPERTY
High Bluff Headquarters - Office Lease, dated September 5, 2013, by and between CLPF - Plaza Del Mar III, L.P., and Quidel Corporation for premises located at 12544 High Bluff Drive, Suite 200, San Diego, California 92130

Biomed/Headquarters Facility Lease, dated December 20, 1999, by and between 10165 McKellar Court L.P and Quidel Corporation for premises located at 10165 McKellar Court, San Diego, California 92121.

DHI - Office Lease Agreement, dated April 25, 2007, by and between East State Street Development Co., LLC and Diagnostic Hybrids, Inc. for premises located at 1055 East State Street, Suite 100 Athens, Ohio 45701.

BioHelix - Office Lease Agreement, dated November 1, 2009, by and between Cummings Properties, LLC and BioHelix Corporation for premises located at 500 Cummings Center, Suite 5550, Beverly, Massachusetts 01915.

Quidel Germany - Office Lease Agreement dated, August 1, 2003, by and between Techmoteum Zentrum für Mobilität, Technik und Umwelt Kornwestheim GmbH and Quidel Germany GmbH for premises located at Leibnizstr 11, 70806 Kornwestheim, Germany.

SCHEDULE 1.01(c)*
HISTORICAL FINANCIAL COVENANT ELEMENTS

Quidel EBITDA Details
Project Temple - Pro Forma
Dollars in Thousands
	Q117	Q217	Q317
Net Income	$29,070	$11,614
Add back:
Income tax (benefit) provision	4,263	1,448
Depreciation & amortization	7,561	7,634
Stock comp	1,921	2,138
Other	52	1
One time cost	—	2,379
Interest expense	2,936	2,946
Interest income	(150)	(178)
Subtotal Add backs

EBITDA	$45,653	$27,981
Less: BNP business payments		48,000
Less: Projected Synergies		—
Plus: %10M Synergies		10,000

Bank EBITDA	$45,653	$(10,019)
TTM EBITDA		$109,437

(1) The synergy amount add back shall not, in the aggregate, exceed $10,000,000 for such Measurement Period

* To be updated for 3rd Quarter information prior to November 15, 2017; revised Schedule will be provided by the Administrative Agent to the Lenders.

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Term Commitment	Applicable Percentage
Bank of America, N.A.	$ 29,490,740.73	12.037037032%
JPMorgan Chase Bank, N.A.	$ 29,490,740.74	12.037037037%
ZB, N.A., dba California Bank & Trust	$ 18,148,148.15	7.407407408%
Silicon Valley Bank	$ 18,148,148.15	7.407407408%
Bank of the West	$ 18,148,148.15	7.407407408%
Compass Bank	$ 18,148,148.15	7.407407408%
Citibank, N.A.	$ 18,148,148.15	7.407407408%
Fifth Third Bank	$ 18,148,148.15	7.407407408%
MUFG Union Bank, N.A.	$ 18,148,148.15	7.407407408%
Wells Fargo Bank, National Association	$ 18,148,148.15	7.407407408%
Keybank National Association	$ 11,342,592.59	4.629629629%
HSBC Bank USA, National Association	$ 11,342,592.59	4.629629629%
Woodforest National Bank	$ 11,342,592.59	4.629629629%
Manufacturers Bank	$6,805,555.56	2.77777778%
Total	$245,000,000.00	100.000000000%

Lender	Revolving Commitment	Applicable Revolving Credit Percentage
Bank of America, N.A.	$ 3,009,259.27	12.037037080%
JPMorgan Chase Bank, N.A.	$ 3,009,259.26	12.037037040%
ZB, N.A., dba California Bank & Trust	$ 1,851,851.85	7.407407400%
Silicon Valley Bank	$ 1,851,851.85	7.407407400%
Bank of the West	$ 1,851,851.85	7.407407400%
Compass Bank	$ 1,851,851.85	7.407407400%
Citibank, N.A.	$ 1,851,851.85	7.407407400%
Fifth Third Bank	$ 1,851,851.85	7.407407400%
MUFG Union Bank, N.A.	$ 1,851,851.85	7.407407400%
Wells Fargo Bank, National Association	$ 1,851,851.85	7.407407400%
Keybank National Association	$ 1,157,407.41	4.629629640%
HSBC Bank USA, National Association	$ 1,157,407.41	4.629629640%
Woodforest National Bank	$ 1,157,407.41	4.629629640%
Manufacturers Bank	$694,444.44	2.77777776%
Total	$25,000,000.00	100.000000000%

SCHEDULE 5.09

ENVIRONMENTAL MATTERS
None.

SCHEDULE 5.13

Subsidiaries and other equity investments; LOAN PARTIES

Subsidiaries and other equity investments; LOan parties
(a)

Name of Subsidiary	Ownership	Office Locations	Jurisdiction of Organization
Diagnostic Hybrids, Inc.	Wholly-owned by Quidel Corporation	1055 East State Street, Suite 100 Athens, OH 45701	Ohio Corporation
Quidel Cardiovascular Inc.	Wholly-owned by Quidel Corporation	12544 High Bluff Drive, Suite 200, San Diego, CA 92130	Delaware Corporation
BioHelix Corporation	Wholly-owned by Quidel Corporation	500 Cummings Center, Suite 5550 Beverly, MA 01915	Massachusetts Corporation
Immutopics Inc.	Wholly-owned by Diagnostic Hybrids, Inc.	12544 High Bluff Drive, Suite 200, San Diego, CA 92130	California Corporation
Litmus Concepts, Inc.	Wholly-owned by Quidel Corporation	12544 High Bluff Drive, Suite 200, San Diego, CA 92130	California Corporation
Metra Biosystems, Inc.	Wholly-owned by Quidel Corporation	12544 High Bluff Drive, Suite 200, San Diego, CA 92130	California Corporation
Osteo Sciences Corporation	Wholly-owned by Metra Biosystems, Inc.	12544 High Bluff Drive, Suite 200, San Diego, CA 92130	Oregon Corporation
Pacific Biotech, Inc.	Wholly-owned by Quidel Corporation	12544 High Bluff Drive, Suite 200, San Diego, CA 92130	California Corporation
Quidel International, LLC	Wholly-owned by Quidel Corporation	12544 High Bluff Drive, Suite 200, San Diego, CA 92130	Delaware Limited Liability Company
Quidel Germany, GmbH	Wholly-owned by Quidel International, LLC	11, 70806 Kornwestheim, Stuttgart, Germany	Germany
Quidel China, Ltd.	Wholly-owned by Quidel Corporation	Rm 459, No. 473, Fute Xiyi Road, Waigeogia o Free Trade Zone, Shanghai, China	China
Quidel Hong Kong Limited	Wholly-owned by Quidel Corporation	36F Tower 2 Time Square 1 Matheson Causeway Bay, Hong Kong	Hong Kong
Quidel Canada, ULC	Wholly-owned by Quidel International, LLC	11, 70806 Kornwestheim, Stuttgart, Germany	Canada
Quidel Ireland Limited	Wholly-owned by Quidel Corporation	10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland	Ireland

(b)
None.

(c)

Name of Loan Party	Type of Organization	Principal Place of Business	Jurisdiction of Organization	Taxpayer Identification Number
Quidel Corporation	Corporation	12544 High Bluff Drive, Suite 200, San Diego, CA 92130	Delaware Corporation	###
Diagnostic Hybrids, Inc.	Corporation	1055 East State Street, Suite 100 Athens, OH	Ohio Corporation	###
Quidel Cardiovascular Inc.	Corporation	12544 High Bluff Drive, Suite 200, San Diego, CA 92130	Delaware Corporation	###

SCHEDULE 5.17(a)

IP Rights
See Schedules 8, 9 and 10 to the Security Agreement

SCHEDULE 5.17(b)
Material intellectual property licenses
BNP Assay Development, Manufacture and Supply Agreement, dated as of June 24, 2003, by and between Biosite Incorporated and Beckman Coulter, Inc.
Semi-Exclusive BNP Diagnostic License Agreement between Biosite Incorporated and Scios Inc., dated December 30, 1996

SCHEDULE 6.12(d)
Deposit accounts and securities accounts

Account Holder	Bank	Type of Account	Description	Address of Depository Bank	Account Number
Quidel Corporation	Bank of America	Checking	Operating Account	450 B Street San Diego, CA 92101	###

SCHEDULE 6.22
POST-CLOSING REQUIREMENTS
The Borrower shall, within forty-five (45) days of the Closing Date (or such later date as reasonably determined by the Administrative Agent), deliver:

(1)	the unaudited special purpose statement of net assets of the Tango Business as of December 31, 2016;

(2)	) the related special purpose statement of revenues and expenses of the Tango Business for the fiscal year then ended;

(3)	the unaudited special purpose statement of net assets of the Tango Business as of March 31, 2016 and 2017;

(4)	the related special purpose statement of revenues and expenses of the Tango Business for the fiscal quarters then ended; and

(5)	the unaudited net revenue, gross profit, R&D, SG&A, operating earnings, depreciation and EBITDA for the Tango Business for the fiscal year ended December 31, 2016.
The Borrower shall use commercially reasonable efforts to deliver to Administrative Agent within forty-five (45) days of the Closing Date (or such later date as reasonably determined by the Administrative Agent in its sole discretion) a duly completed and executed Landlord Waiver, in form and substance reasonably satisfactory to the Administrative Agent with respect to each of the following locations: (a) 10165 McKellar Court, San Diego, California 92121 and (b) 1055 East State Street, Suite 100 Athens, Ohio 45701.
By November 15, 2017, Quidel will provide to the lenders an updated Schedule 1.01(c) to reflect the provision of the schedule financial information for the quarter ended September 30, 2017.

SCHEDULE 7.01
Existing liens

Debtor Name	Jurisdiction	Secured Party	File Date	File Number	Collateral Description
Quidel Corporation (as Tenant)	San Diego County, California	10165 McKellar Court, L.P. (as Landlord)	12/21/09	2009-0701929	Memorandum of Lease for 10165 McKellar Court, L.P.
Quidel Corporation (as Tenant)	San Diego County, California	Biomed Realty, L.P. (as Lender)	12/21/09	2009-0701930	Subordination, Non-Disturbance and Attornment Agreement re Lease for 10165 McKellar Court
Quidel Corporation, Diagnostic Hybrids, Inc., BioHelix Corporation and Quidel Germany GmBH	Various	CLFP-Plaza Del Mar III, L.P., 10165 McKellar Court L.P., East State Street Development Co., LLC, Cummings Properties, LLC, and Techmoteum Zentrum für Mobilität, Technik und Umwelt Kornwestheim GmbH	Various	N/A	Any customary anti-assignment clause constituting a Lien against the tenant’s ability to encumber or transfer its leasehold interest relating to leases listed on Schedule 1.01(a)(ii)

SCHEDULE 7.02

Existing Indebtedness
Lease Obligation for 10165 McKellar Ct., San Diego CA 92121 in the amount of $4,033,000 as of June 30, 2017.

SCHEDULE 10.02

Administrative Agent’s office; certain addresses for notices
QUIDEL CORPORATION:

12544 High Bluff Drive
Suite 200
San Diego, CA 92130
Attention: Randy Steward
Telephone: (858) 552-1100
Facsimile: (858) 552-2101
Electronic Mail: rsteward@quidel.com
Website Address: www.quidel.com
with a copy to:
12544 High Bluff Drive, Suite 200
San Diego, CA 92130
Attention: Legal Department
Telephone: (858) 552-1100
Facsimile: (858) 646-8028
Electronic Mail: rbujarski@guidel.com

ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
901 Main Street, Floor 14
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attention:    Angie Hidalgo
Telephone: 972-338-3768
Facsimile: 214-416-0555
Electronic Mail: angie.hidalgo@baml.com
Account No.: 1366072250600
Ref: Quidel Corporation
ABA# 026009593
Attn: Wire Clearing Acct for Syn Loans - LIQ
Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
Mail Code: WA3-132-01-01
Houghton Banking Center
10623 NE 68th Street
Kirkland, WA  98033
Attention: Tiffany Shin
Telephone: 206-358-0078
Facsimile: 415-343-0561
Electronic Mail:  tiffany.shin@baml.com

L/C ISSUER:
Standby Letters of Credit:
Bank of America, N.A.
Trade Operations-Standby
PA6-580-02-30
1 Fleet Way
Scranton, PA  18507
Attention: Charles P. Herron
Telephone: 570-496-9564
Facsimile: 800-755-8743
Electronic Mail: Charles.p.herron@baml.com

Commercial Letters of Credit:
Bank of America, N.A.
Trade Operations-Scranton
One Fleet Way, Floor 2
Mail Code: PA6-580-02-30
Scranton, PA 18507
Attention: Lily Guan
Telephone: 570-496-9611
Facsimile: 800-755-8740
Electronic Mail: lily.guan@baml.com
SWING LINE LENDER:
Bank of America, N.A.
901 Main Street, Floor 14
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attention:    Angie Hidalgo
Telephone: 972-338-3768
Facsimile: 214-416-0555
Electronic Mail: angie.hidalgo@baml.com
Account No.: 1366072250600
Ref: Quidel Corporation
ABA# 026009593
Attn: Wire Clearing Acct for Syn Loans - LIQ

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of October 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quidel Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
The undersigned hereby requests (select one):
A Borrowing of [Term][Revolving Credit] Loans

A conversion or continuation of [Term][Revolving Credit] Loans

1.    On _______________________________     (a Business Day).
2.    In the amount of $__________________    .
3.    Comprised of _______________________        .
[Type of Loan requested]
4.    For Eurodollar Rate Loans: with an Interest Period of ______ months.
The Revolving Credit Borrowing, if any, requested herein complies with the provisos (i) and (ii) to the first sentence of Section 2.01(b) of the Agreement, as applicable.
QUIDEL CORPORATION
By: ___________________________________
Name: ________________________________
Title:     ____________________________________

A- 1
Form of Committed Loan Notice

EXHIBIT B
FORM OF swing line loan NOTICE
Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of October 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quidel Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
The undersigned hereby requests a Swing Line Loan:
1.    On _________________________________ (a Business Day).
2.    In the amount of $______________________
The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.
QUIDEL CORPORATION
By: _______________________________________
Name:     ________________________________________
Title:     ________________________________________

B- 1
Form of Swing Line Loan Notice

EXHIBIT C-1
FORM OF TERM NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Term Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Term Lender to the Borrower under that certain Credit Agreement, dated as of October 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date of the Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Term Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Loan made by the Term Lender shall be evidenced by one or more loan accounts or records maintained by the Term Lender in the ordinary course of business. The Term Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.
THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
QUIDEL CORPORATION
By: _______________________________________
Name: _____________________________________
Title:    ________________________________________

C-1- 1
Form of Term Note

LoanS AND PAYMENTS with respect thereto

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-1- 2
Form of Term Note

EXHIBIT C-2
FORM OF REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Revolving Credit Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of October 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Revolving Credit Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Revolving Credit Lender shall be evidenced by one or more loan accounts or records maintained by the Revolving Credit Lender in the ordinary course of business. The Revolving Credit Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.
THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
QUIDEL CORPORATION
By: _____________________________________________
Name:     _____________________________________________
Title:    _____________________________________________

C-2- 1
Form of Revolving Credit Note

LOANS AND PAYMENTS with respect thereto

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-2- 2
Form of Revolving Credit Note

EXHIBIT D
form of COMPLIANCE CERTIFICATE
Financial Statement Date: ,

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of October 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quidel Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                              of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.    The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.    The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3.    A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its covenants and conditions under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or-

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.    The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or

Form of Compliance Certificate

in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.    The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

[Include the following paragraph 6 if any Stock Repurchase has been consummated during the preceding 4 fiscal quarter period]

[6.    At the time of each Stock Repurchase consummated during the preceding four fiscal quarter period, the conditions set forth in clauses (a), (b) and (c) of the definition of “Permitted Stock Repurchase” set forth in the Agreement were satisfied.]

[Include the following paragraph 7 if any Material Intellectual Property License has been entered into during the preceding 4 fiscal quarter period]

[7.    Attached hereto is documentation evidencing each Material Intellectual Property License entered into by a Loan Party during the preceding four fiscal quarter period and a report supplementing Schedule 5.17(b) of the Credit Agreement with respect to each such license.]

•	Check for distribution to PUBLIC and Private side Lenders. If this is not checked, this certificate will only be posted to Private side Lenders.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
,         .
QUIDEL CORPORATION
By: __________________________________________
Name:     __________________________________________
Title:     ___________________________________________
For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11 (a) - Consolidated Leverage Ratio.

A.	Consolidated Funded Indebtedness for the Four Quarter Period ending on above date (“Subject Period”): $_________________

B.	Consolidated EBITDA for Subject Period:

1.	Consolidated Net Income: $_________________

2.	plus income taxes: $__________________

Form of Compliance Certificate

3.	plus interest expense and debt issuance costs and
commissions, discounts and other fees and charges

associated with initial occurrence of any Indebtedness:	$__________________

4.	plus non-cash stock compensation expenses: $__________________

5.	plus depreciation: $__________________

6.	plus amortization (including amortization of inventory

write-ups and deferred revenue adjustments):	$__________________

7.	plus transaction expenses or other initial non-cash
or fair value adjustments related to any merger,
Acquisition or joint venture and non-recurring and
non-cash charges associated with any impairment
analysis required under Financing Accounting
Standards No. 142 and 144: Amounts added back to Consolidated EBITDA pursuant to Item I.B.8 shall not, in the aggregate, exceed $10,000,000 for any Subject Period.    $___________

8.
plus pro forma “run rate” cost savings, operating expense reductions and synergies related to Acquisitions (including Closing Date Acquisitions), Dispositions, restructurings, cost savings initiatives and other initiatives:    $___________

9.	minus the Beach Instalment Payments actually paid by the Borrower or any Subsidiary in connection with Beach Acquisition: $___________
10.    Consolidated EBITDA (Lines I.B.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 - 9) For purposes of determining Consolidated EBITDA of the Borrower and its Subsidiaries for any period that includes any month in any of the fiscal quarters ended December 31, 2016, March 31, 2017 and June 30, 2017, the relevant elements of such calculation for such fiscal quarters shall be as set forth on Schedule 1.01(c) to the Credit Agreement and in such case, Borrower is attaching hereto a calculation of such elements.:             $

C.	Consolidated Leverage Ratio (Line I.A.

D.	Line I.B.10): to 1.00
Maximum permitted:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
Closing Date through December 31, 2017	5.00 to 1.00
March 31, 2018 through December 31, 2018	4.25 to 1.00
March 31, 2019 and each fiscal quarter thereafter	3.50 to 1.00

Form of Compliance Certificate

II.	Section 7.11 (b) - Consolidated Fixed Charge Coverage Ratio.

A.	Consolidated EBITDAR for the Subject Period:

1.	Consolidated EBITDA for Subject Period (Line I.B.10 above): $_____

2.	plus Consolidated Rental Payments: $_____

3.	Consolidated EBITDAR (Lines II.A.1 +2): $_____

B.	The aggregate amount of all unfinanced Capital Expenditures for the Subject Period: $

C.	The aggregate amount of Federal, state, local and foreign income taxes paid in cash: $_____

D.	Consolidated Interest Charges for Subject Period: $_____

E.
The aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02 of the Credit Agreement:                    $_____

F.	Consolidated Rental Payments during Subject Period: $_____

G.	The aggregate amount of all Restricted Payments, in each case, of or by the Borrower and its Subsidiaries for Subject Period: $
Consolidated Fixed Charge Coverage Ratio ((Lines II.A.3 - II.B - II.C) (Lines II.D + II.E + II.F + II.G)) For purposes of determining the Consolidated Fixed Charge Coverage Ratio as of any date where the calculation thereof includes any month in any of the fiscal quarters ended December 31, 2016, March 31, 2017

H.
and June 30, 2017, the relevant elements of such calculation for such fiscal quarters shall be as set forth on Schedule 1.01(c) to the Credit Agreement and in such case, Borrower is attaching hereto a calculation of such elements.:         to 1.00

Minimum permitted:            1.25 to 1.00

Form of Compliance Certificate

EXHIBIT E
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language. Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language. Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] Select as appropriate. hereunder are several and not joint.] Include bracketed language if there are either multiple Assignors or multiple Assignees. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities Include all applicable subfacilities.) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    ______________________________
______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]: ______________________________
______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
3.    Borrower:    Quidel Corporation

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

Form of Assignment and Assumption

5.
Credit Agreement:    Credit Agreement, dated as of October 6, 2017, among Quidel Corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

6.    Assigned Interest[s]:

Assignor[s][10]	Assignee[s] [11]	Facility Assigned [12]	Aggregate Amount of Commitment/Loans for all Lenders [13]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans [14]	CUSIP Number

		__________	$_______________	$_________	_________%
		__________	$_______________	$_________	_________%
		__________	$_______________	$_________	_________%
[10]. List each Assignor, as appropriate.
[11]. List each Assignee and, if available, its market entity identifier, as appropriate.
[12]. Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Commitment”, etc.).
[13]. Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[14]. Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

7.
Not an Employee Benefit Plan.  [The][Each] Assignee represents and warrants as of the Effective Date to the Administrative Agent, [the][each] Assignor and the respective Affiliates of each, and not, for the avoidance of doubt, for the benefit of the Borrower, that [the][such] Assignee is not and will not be (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

[8.    Trade Date:    __________________] [15]
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S] [16] Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[NAME OF ASSIGNOR]

Form of Assignment and Assumption

By: _____________________________
[NAME OF ASSIGNOR]

By: _____________________________
Title:
ASSIGNEE[S] [17]
[NAME OF ASSIGNEE]
By: _____________________________
Title:
[NAME OF ASSIGNEE]

By: _____________________________
Title:

[Consented to and][18] Accepted:
BANK OF AMERICA, N.A., as
Administrative Agent
By: _________________________________
Title:

[Consented to:][19]
By: _________________________________
Title:
[15] To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[16] Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[17] Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

Form of Assignment and Assumption

[18] To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[19] To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee and (viii) as of the Effective Date it is not and will not be (A) an employee benefit plan subject to Title I of ERISA, (B) a plan or account subject to Section 4975 of the Code; (C) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (D) a “governmental plan” within the meaning of ERISA; provided that the representation and warranty made in the foregoing clause (viii) is made to the Administrative Agent, [the][each] Assignor and the respective Affiliates of each, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

Form of Assignment and Assumption

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Assumption

EXHIBIT F
FORM OF GUARANTY

See attached.

F- 1
Form of Guaranty

IN WITNESS WHEREOF, each Guarantor and Guarantied Party, solely for the purposes of the waiver of the right to jury trial contained in Section 14, have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
QUIDEL CORPORATION
By:_____________________________________
Name:
Title:

DIAGNOSTIC HYBRIDS, INC.
By:_____________________________________
Name:
Title:

QUIDEL CARDIOVASCULAR INC.
By: __________________________________
Name:
Title:

Quidel Corporation
Guaranty
Signature Page

Notice Address for each Guarantor:

12544 High Bluff Drive, Suite 200
San Diego, CA 92130
Attention: Chief Financial Officer
Telephone: (858) 552-1100
Facsimile: (858) 646-8028
Electronic Mail: rsteward@quidel.com
with a copy to:

12544 High Bluff Drive, Suite 200
San Diego, CA 92130
Attention: Legal Department
Telephone: (858) 552-1100
Facsimile: (858) 646-8028
Electronic Mail: rbujarski@quidel.com

Quidel Corporation
Guaranty
Signature Page

BANK OF AMERICA, N.A., as Agent and
Guarantied Party
By:
Name: Tiffany Shin
Title: Vice President
Notice Address:

Bank of America, N.A.
Agency Management
Mail Code: WA3-132-01-01
Houghton Banking Center
10623 NE 68th Street
Kirkland, WA  98033
Attention: Tiffany Shin
Telephone: 206-358-0078
Facsimile: 415-343-0561
Electronic Mail:  tiffany.shin@baml.com

Quidel Corporation
Guaranty
Signature Page

GUARANTY AGREEMENT
This GUARANTY AGREEMENT is entered into as of October 6, 2017 by the undersigned (each a “Guarantor”, and together with any future Subsidiaries executing this Guaranty, being collectively referred to herein as the “Guarantors”) in favor of and for the benefit of BANK OF AMERICA, N.A., as agent for and representative of (in such capacity herein called “Guarantied Party”) the financial institutions (“Lenders”) party to the Credit Agreement referred to below, any Hedge Banks (as hereinafter defined) and any Cash Management Banks (as hereinafter defined), and in favor of and for the benefit of the other Beneficiaries (as hereinafter defined).
RECITALS.
A.Quidel Corporation, a Delaware corporation (“Borrower”), has entered into that certain Credit Agreement dated as of October 6, 2017 with Lenders, and Guarantied Party, as Administrative Agent for Lenders (said Credit Agreement, as it may hereafter be amended, restated, extended, supplemented or otherwise modified in writing from time to time, being the “Credit Agreement;” capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).
B.Any Loan Party may from time to time enter, or may from time to time have entered, into one or more Secured Hedge Agreements with one or more Persons that are Lenders or Affiliates of Lenders at the time such Secured Hedge Agreements are entered into (in such capacity, collectively, “Hedge Banks”) in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Loan Parties under the Secured Hedge Agreements, including without limitation the obligation of Loan Parties to make payments thereunder in the event of early termination thereof, together with all obligations of Borrower under the Credit Agreement and the other Loan Documents, be guarantied hereunder.
C.Any Loan Party may from time to time enter, or may from time to time have entered, into one or more Secured Cash Management Agreements with one or more Persons that are Lenders or Affiliates of Lenders at the time such Secured Cash Management Agreements are entered into (in such capacity, collectively, “Cash Management Banks”) in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Loan Parties under the Secured Cash Management Agreements, together with all obligations of Borrower under the Credit Agreement and the other Loan Documents, be guarantied hereunder.
D.Guarantied Party, Lenders, each Hedge Bank and each Cash Management Bank for which Guarantied Party has received the notice required by Section 17(c) hereof are sometimes referred to herein as “Beneficiaries”.
E.A portion of the proceeds of the Loans may be advanced to other Guarantors that are Subsidiaries of Borrower, and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).
F.It is a condition precedent to the making of the initial Loans under the Credit Agreement that Borrower’s obligations thereunder be guarantied by Guarantors.
G.Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Borrower.
NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder, to induce Hedge Banks to enter into Secured Hedge Agreements and to induce Cash Management Banks to enter into Secured Cash Management Agreements, Guarantors hereby agree as follows:
1.    Guaranty. (a) Guarantors jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code). The term “Guarantied Obligations” is used herein in its most comprehensive sense and includes any and all Obligations of the Loan Parties including all obligations of any Loan Party under Secured Hedge Agreements and Secured Cash Management Agreements, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, the Secured Hedge Agreements, the Secured Cash Management Agreements, this Guaranty and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue such obligations of the Loan Parties or from time to time

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renew them after they have been satisfied; provided that the “Guarantied Obligations” of each Guarantor (other than the Borrower) shall excluded any Excluded Swap Obligations.
Each Guarantor acknowledges that a portion of the Loans may be advanced to it, that Letters of Credit may be issued for the benefit of its business and that the Guarantied Obligations are being incurred for and will inure to its benefit.
Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Borrower of any portion of such Guarantied Obligations.
In the event that all or any portion of the Guarantied Obligations is paid by Borrower, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.
Subject to the other provisions of this Section 1, upon the failure of Borrower to pay any of the Guarantied Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.
(b)    Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor (other than the Borrower) under this Guaranty and the other Loan Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to Borrower or other affiliates of Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder).
(c)    Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the “Related Guaranties”) that contain a contribution provision similar to that set forth in this Section 1(c), together desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.
2.    Guaranty Absolute; Continuing Guaranty. The obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or, after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, the occurrence of a payment default under any Secured Hedge Agreement or a default under any Secured Cash Management Agreement, in each case, notwithstanding the existence

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of any dispute between any Loan Party and any Beneficiary with respect to the existence of such event; (c) the obligations of each Guarantor hereunder are independent of the obligations of Loan Parties under the Loan Documents, the Secured Hedge Agreements or the Secured Cash Management Agreements and the obligations of any other guarantor of obligations of Loan Parties and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against any Loan Party or any of such other guarantors and whether or not any Loan Party is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns, and each Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.
3.    Actions by Beneficiaries. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor’s liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement, the Secured Hedge Agreements, the Secured Cash Management Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Loan Documents, the Secured Hedge Agreements or the Secured Cash Management Agreements.
4.    No Discharge. This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any defense to its obligations by reason of any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents, the Secured Hedge Agreements, the Secured Cash Management Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, and (f) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.
5.    Waivers. Each Guarantor waives, for the benefit of Beneficiaries: (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other Loan Party, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any other Loan Party, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on

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the books of any Beneficiary in favor of Borrower, any other Loan Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Loan Party including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Loan Party from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party’s or any other Beneficiary’s errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, notices of default under any Secured Hedge Agreement or Secured Cash Management Agreement or any agreement or instrument related thereto, notices of early termination under any Secured Hedge Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Borrower or any Loan Party and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.
As used in this paragraph, any reference to “the principal” includes Borrower or any other Loan Party, and any reference to “the creditor” includes Guarantied Party and each other Beneficiary. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph.
6.    Guarantors’ Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations. Until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Loan Party or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower or any other Loan Party, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower or any other Loan Party, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary and (b) any right of contribution such Guarantor now has or may hereafter have against any other guarantor of any of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or any other Loan Party or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against Borrower or any other Loan Party, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.
Any indebtedness of Borrower or any other Loan Party now or hereafter held by any Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Borrower or any other Loan Party to a Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing, and any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

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7.    Expenses. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, (i) any and all costs and expenses (including fees, costs of settlement, and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantors under the provisions of any other Loan Document.
8.    Financial Condition of Borrower and Loan Parties. No Beneficiary shall have any obligation, and each Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with such Guarantor its assessment, or such Guarantor’s assessment, of the financial condition of Borrower or any other Loan Party or any matter or fact relating to the business, operations or condition of Borrower or any other Loan Party. Each Guarantor has adequate means to obtain information from Borrower or any other Loan Party on a continuing basis concerning the financial condition of Borrower or any other Loan Party and its ability to perform its obligations under the Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower or any other Loan Party and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.
9.    Representations and Warranties. Each Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Credit Agreement by Borrower as to such Guarantor, its assets, financial condition, operations, organization, legal status, business and the Loan Documents to which it is a party.
10.    Covenants. Each Guarantor agrees that, so long as any part of the Guarantied Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender shall have any Commitment, any Hedge Bank shall have any obligation under any Secured Hedge Agreement or any Cash Management Bank shall have any obligation under any Secured Cash Management Agreement, such Guarantor will, unless Requisite Obligees (as such term is defined in Section 17(a)) shall otherwise consent in writing, perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that Borrower is to cause a Guarantor and such Subsidiaries to perform or observe.
11.    Set Off. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to a Guarantor and any other property of such Guarantor held by a Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty. Notwithstanding the provisions of this Section 11, if at any time any Beneficiary maintains one or more deposit accounts for a Guarantor under this Guaranty into which Medicare and/or Medicaid receivables are deposited, such Beneficiary shall waive the right of setoff set forth herein.
12.    Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of a Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale or other disposition not prohibited by the Credit Agreement or otherwise consented to by Requisite Obligees (as such term is defined in Section 17(a)), such Guarantor or such successor in interest, as the case may be, may request Guarantied Party to execute and deliver documents or instruments necessary to evidence the release and discharge of this Guaranty as provided in Section 9.10 of the Credit Agreement.
13.    Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty may occur except in accordance with Section 10.01 of the Credit Agreement.
14.    Miscellaneous. It is not necessary for Beneficiaries to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

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The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Loan Documents or the Secured Hedge Agreements or the Secured Cash Management Agreements or any agreement between one or more Guarantors and one or more Beneficiaries or between Borrower and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.
ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address set forth below its signature hereto, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against such Guarantor in the courts of any other jurisdiction.
EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH (I) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR SUCH GUARANTOR AND GUARANTIED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH GUARANTOR AND GUARANTIED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (II) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

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15.    Additional Guarantors. The initial Guarantor(s) hereunder shall be the Borrower and such of the Subsidiaries of Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, Subsidiaries of Borrower may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a counterpart of this Guaranty. A form of such a counterpart is attached as Exhibit A. Upon delivery of any such counterpart to Guarantied Party, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Guarantied Party not to cause any Subsidiary of Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.
16.    Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Guaranteed Party of written or telephonic notification of such execution and authorization of delivery thereof.
17.    Guarantied Party as Administrative Agent.
(a)    Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement; provided that Guarantied Party shall exercise, or refrain from exercising, any remedies under or with respect to this Guaranty in accordance with the instructions of (i) Required Lenders, or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, the holders of a majority of the aggregate amount then due and payable (exclusive of expenses and similar payments but, in the case of Secured Hedge Agreements, including any early termination payments then due) under the Secured Hedge Agreements and Secured Cash Management Agreements (Required Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”).
(b)    Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to Section 9.06 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; and appointment of a successor Administrative Agent pursuant to Section 9.06 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Administrative Agent under Section 9.06 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Guarantied Party under this Guaranty, and the retiring Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring Guarantied Party’s resignation hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.
(c)    Notice of Secured Hedge Agreements and Secured Cash Management Agreements. Guarantied Party shall not be deemed to have any duty whatsoever with respect to any Hedge Bank or Cash Management Bank until it shall have received written notice in form and substance satisfactory to Guarantied Party from Borrower, a Guarantor or the Hedge Bank or the Cash Management Bank as to the existence and terms of the applicable Secured Hedge Agreement or Secured Cash Management Agreement.

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18.    Keepwell. Each Loan Party with total assets exceeding $10,000,000 or that qualifies as an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under §1a(18)(A)(v)(II) of the Commodity Exchange Act (“Qualified ECP Guarantor”) at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty Agreement and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 18 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of §1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein,
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IN WITNESS WHEREOF, each Guarantor and Guarantied Party, solely for the purposes of the waiver of the right to jury trial contained in Section 14, have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
QUIDEL CORPORATION
By:__________________________________________________
Name:
Title:

DIAGNOSTIC HYBRIDS, INC.
By:________________________________________________
Name:
Title:

QUIDEL CARDIOVASCULAR INC.
By:______________________________________________
Name:
Title:

Quidel Corporation
Guaranty
Signature Page

Notice Address for each Guarantor:

12544 High Bluff Drive, Suite 200
San Diego, CA 92130
Attention: Chief Financial Officer
Telephone: (858) 552-1100
Facsimile: (858) 646-8028
Electronic Mail: rsteward@quidel.com

with a copy to:

12544 High Bluff Drive, Suite 200
San Diego, CA 92130
Attention: Legal Department
Telephone: (858) 552-1100
Facsimile: (858) 646-8028
Electronic Mail: rbujarski@quidel.com

Quidel Corporation
Guaranty
Signature Page

BANK OF AMERICA, N.A., as Agent and
Guarantied Party
By:_________________________________________________
Name: Tiffany Shin
Title: Vice President
Notice Address:

Bank of America, N.A.
Agency Management
Mail Code: WA3-132-01-01
Houghton Banking Center
10623 NE 68th Street
Kirkland, WA  98033
Attention: Tiffany Shin
Telephone: 206-358-0078
Facsimile: 415-343-0561
Electronic Mail:  tiffany.shin@baml.com

Quidel Corporation
Guaranty
Signature Page

EXHIBIT A TO
SUBSIDIARY GUARANTY
FORM OF COUNTERPART FOR ADDITIONAL GUARANTORS
This COUNTERPART (this “Counterpart”), dated __________, 20__, is delivered pursuant to Section 15 of the Guaranty referred to below. The undersigned hereby agrees that this Counterpart may be attached to that certain Guaranty Agreement, dated as of October 6, 2017 (as it may be from time to time amended, modified or supplemented, the “Guaranty”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among the Guarantors named therein and Bank of America, N.A., as Guarantied Party. The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 15 thereof and agrees to be bound by all of the terms thereof.
IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of _________________________,
[NAME OF ADDITIONAL GUARANTOR]
By:________________________________
Name:    _____________________________
Title:_______________________________

Address:

__________________________________
__________________________________
__________________________________

EXHIBIT G
FORM OF SECURITY AGREEMENT

See attached.

G- 1
Form of Security Agreement

SECURITY AGREEMENT
This SECURITY AGREEMENT (this “Agreement”) is dated as of October 6, 2017 and entered into by and among QUIDEL CORPORATION, a Delaware corporation (“Borrower”), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Borrower (each of such undersigned Subsidiaries, a “Subsidiary Grantor” and collectively, “Subsidiary Grantors”) and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with Section 21 hereof (each of Borrower, each Subsidiary Grantor, and each Additional Grantor, a “Grantor” and collectively the “Grantors”) and BANK OF AMERICA, N.A., as Administrative Agent for and representative of (in such capacity herein called “Secured Party”) the Beneficiaries (as hereinafter defined).
PRELIMINARY STATEMENTS
A.Pursuant to that certain Credit Agreement dated as of October 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein and not otherwise defined in Section 32, the UCC or elsewhere herein being used herein as therein defined), by and among Borrower, the financial institutions listed therein as Lenders, and Bank of America, N.A., as Agent (in such capacity, “Agent”), Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower.
B.Any Loan Party may from time to time enter, or may from time to time have entered, into one or more Secured Hedge Agreements with one or more Hedge Banks in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Loan Parties under the Secured Hedge Agreements, including, without limitation, the obligation of Loan Parties to make payments thereunder in the event of early termination thereof, together with all obligations of Borrower under the Credit Agreement and the other Loan Documents, be secured hereunder.
C.Any Loan Party may from time to time enter, or may from time to time have entered, into one or more Secured Cash Management Agreements with one or more Cash Management Banks in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Loan Parties under the Secured Cash Management Agreements, together with all obligations of Borrower under the Credit Agreement and the other Loan Documents, be secured hereunder.
D.Subsidiary Grantors have executed and delivered the Guaranty, in each case in favor of Secured Party for the benefit of Lenders, any Hedge Banks and any Cash Management Banks, pursuant to which each Subsidiary Grantor has guaranteed the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement and all obligations of Loan Parties under the Secured Hedge Agreements and Secured Cash Management Agreements.
E.It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the agreements set forth herein and in the Credit Agreement and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement, to induce Hedge Banks to enter into the Secured Hedge Agreements and to induce Cash Management Banks to enter into the Secured Cash Management Agreements, each Grantor hereby agrees with Secured Party as follows:
SECTION 1.    Grant of Security.
Each Grantor hereby assigns to Secured Party, and hereby grants to Secured Party, for the ratable benefit of Lenders, Hedge Banks and Cash Management Banks, a security interest in, all of such Grantor’s right, title and interest in and to all of the personal property of such Grantor, in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired, wherever the same may be located and whether or not subject to the Uniform Commercial Code as it exists on the date of this Agreement, or as it may hereafter be amended in the State of New York (the “UCC”), including the following (the “Collateral”):
(a)    all Accounts;
(b)    all Chattel Paper;

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(c)    all Money and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;
(d)    all Documents;
(e)    all General Intangibles, including all intellectual property, Payment Intangibles and Software;
(f)    all Goods, including Inventory, Equipment and Fixtures;
(g)    all Instruments;
(h)    all Investment Property;
(i)    all Letter-of-Credit Rights and other Supporting Obligations;
(j)    all Records;
(k)    all Commercial Tort Claims, including those set forth on Schedule 1 annexed hereto; and
(l)    all Proceeds and Accessions with respect to any of the foregoing Collateral.
Each category of Collateral set forth above shall have the meaning set forth in the UCC (to the extent such term is defined in the UCC), it being the intention of Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets.
Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of the following: (i) any fee-owned real property and all leasehold interests which do not constitute Material Leased Real Property; (ii) motor vehicles and other assets to the extent perfection must be obtained through notation on a certificate of title, letter of credit rights (other than to the extent such rights can be perfected by filing a UCC-1); (iii) pledges and security interests prohibited by applicable law, rule or regulation (to the extent such law, rule or regulation is effective under applicable anti-assignment provisions of the UCC or other applicable Law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC)), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition; (iv) Equity Interests in any Person other than wholly owned Subsidiaries to the extent not permitted by the terms of such Person’s organizational or joint venture documents; (v) (A) more than 65% of the voting Equity Interests in any Subsidiary that is a CFC or Foreign Subsidiary, and (B) more than 65% of the voting Equity Interests in any Subsidiary that is disregarded as an entity from its owner under Treasury Regulations Section 301.7701-3 and substantially all the assets of which consist for U.S. federal income tax purposes of Equity Interests in a CFC or CFC debt; (vi) any lease, license, state or local franchise, charter, authorization, contract, or other agreement or any property subject to a purchase money security interest or Lien permitted pursuant to Section 7.01 of the Credit Agreement or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, state or local franchise, charter, authorization, contract, or other agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any Subsidiary thereof), after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition; (vii) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law; (viii) any margin stock (within the meaning of Regulation U of the FRB); (ix) assets to the extent a security interest in such assets would result in adverse tax consequences to the Loan Parties (including as a result of the operation any law or regulation in any applicable jurisdiction) or material adverse regulatory consequences to the Loan Parties, in each case as reasonably determined by the Borrower; (x) any payroll account, employee wage and benefit account, tax account, escrow account or fiduciary or trust account; and (xi) those assets as to which the

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Administrative Agent and the Borrower reasonably determine that the costs of obtaining, perfecting or maintaining a security interest in such assets exceeds the practical benefit to the Lenders afforded thereby.
SECTION 2.    Security for Obligations.
This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations of each Grantor. “Secured Obligations” means:
(a)    with respect to Borrower, all obligations and liabilities of every nature of Borrower now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Secured Hedge Agreement and any Cash Management Agreement (including all Obligations (as defined in the Credit Agreement)); and
(b)    with respect to each Subsidiary Grantor and Additional Grantor, all obligations and liabilities of every nature of such Grantor now or hereafter existing under or arising out of or in connection with the Guaranty (including all Guarantied Obligations (as defined in the Guaranty));
in each case together with all extensions or renewals thereof, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, payments for early termination of Secured Hedge Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Hedge Bank or Cash Management Bank as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to Borrower or any other Grantor, would accrue on such obligations, whether or not a claim is allowed against Borrower or such Grantor for such amounts in the related bankruptcy proceeding).
SECTION 3.    Grantors Remain Liable.
Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
SECTION 4.    Representations and Warranties.
Each Grantor represents and warrants as follows:
(a)    Ownership of Collateral. Except as expressly permitted by the Credit Agreement, such Grantor owns its interests in the Collateral free and clear of any Lien and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including any IP Filing Office.
(b)    Perfection. The security interests in the Collateral granted to Secured Party for the ratable benefit of Lenders, Hedge Banks and Cash Management Banks hereunder constitute valid security interests in the Collateral, securing the payment of the Secured Obligations. Upon (i) the filing of UCC financing statements naming each Grantor as “debtor”, naming Secured Party as “secured party” and describing the Collateral in the filing offices with respect

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to such Grantor set forth on Schedule 2 annexed hereto, (ii) in the case of the Pledged Collateral consisting of certificated Securities or evidenced by Instruments, in addition to filing of such UCC financing statements, delivery of the certificates representing such certificated Securities and delivery of such Instruments to Secured Party, and in the case of Pledged Collateral issued by a foreign issuer, any actions required under foreign law to perfect a security interest in such Pledged Collateral), in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, (iii) in the case of the Intellectual Property Collateral described in clause (a) of the definition thereof, in addition to the filing of such UCC financing statements, the recordation of a Grant with the applicable IP Filing Office, (iv) in the case of Equipment that is covered by a certificate of title, the filing with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction of an application requesting the notation of the security interest created hereunder on such certificate of title, (v), in the case of any Deposit Account and any Investment Property constituting a Security Entitlement, Securities Account, Commodity Contract or Commodity Account, the execution and delivery to Secured Party of an agreement providing for control by Secured Party thereof, (vi) in the case of Letter-of-Credit Rights (other than Letter-of-Credit Rights consisting of Supporting Obligations for Collateral as to which Secured Party otherwise has a perfected security interest), the issuer of the applicable letter of credit has consented to the assignment of proceeds thereof under Section 5‑114(c) of the UCC, and (vii) in the case of Commercial Tort Claims, the sufficient identification thereof in filed UCC financing statements, the security interests in the Collateral (except for security interests in Collateral that cannot be perfected by the filing of financing statements) granted to Secured Party for the ratable benefit of Lenders, Hedge Banks and Cash Management Banks will constitute perfected security interests therein prior to all other Liens (except for Liens permitted by clauses (b) through (r) of Section 7.01 of the Credit Agreement), and all filings and other actions required under this Agreement and necessary to perfect and protect such security interests have been duly made or taken.
(c)    Office Locations; Type and Jurisdiction of Organization; Locations of Equipment and Inventory. Such Grantor’s name as it appears in official filings in the jurisdiction of its organization, type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization, principal place of business, chief executive office, office where such Grantor keeps its Records regarding the Accounts, Intellectual Property and originals of Chattel Paper, and organization number provided by the applicable Governmental Authority of the jurisdiction of organization are set forth on Schedule 3 annexed hereto. All of the Equipment and Inventory is located at the places set forth on Schedule 4 annexed hereto, except for Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to a Grantor, (ii) between the locations set forth on Schedule 4 annexed hereto, or (iii) to customers of a Grantor.
(d)    Names. No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the five year period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed on the signature pages hereof, except the names set forth on Schedule 5 annexed hereto.
(e)    Delivery of Certain Collateral. All certificates or Instruments (excluding checks) evidencing, comprising or representing the Collateral having a value or face amount in excess of $25,000 have been delivered to Secured Party duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank.
(f)    Pledged Collateral. All of the Pledged Subsidiary Equity set forth on Schedule 6 annexed hereto has been duly authorized and validly issued and is fully paid and non assessable; all of the Pledged Subsidiary Debt set forth on Schedule 7 annexed hereto has been duly authorized and is the legally valid and binding obligation of the issuers thereof and is not in default; there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Subsidiary Equity; Schedule 6 annexed hereto sets forth all of the Equity Interests and the Pledged Equity owned by each Grantor, and the percentage ownership in each issuer thereof; and Schedule 7 annexed hereto sets forth all of the Pledged Debt owned by such Grantor.
(g)    Intellectual Property Collateral. A true and complete list of all Trademark Registrations and applications for any Trademark owned, held or used by such Grantor, in whole or in part (other than those held or used pursuant to a license and those not yet required to be set forth on an update to Schedule 5.17(a) to the Credit Agreement pursuant to Section 6.02(e) of the Credit Agreement), is set forth on Schedule 8 annexed hereto; a true and complete

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list of all Patents owned, held or used by such Grantor, in whole or in part (other than those held or used pursuant to a license and those not yet required to be set forth on an update to Schedule 5.17(a) to the Credit Agreement pursuant to Section 6.02(e) of the Credit Agreement), is set forth on Schedule 9 annexed hereto; a true and complete list of all Copyright Registrations and applications for Copyright Registrations held by such Grantor, in whole or in part (other than those held pursuant to a license and those not yet required to be set forth on an update to Schedule 5.17(a) to the Credit Agreement pursuant to Section 6.02(e) of the Credit Agreement), is set forth on Schedule 10 annexed hereto; and such Grantor is not aware of any material pending or threatened claim by any third party that any of the Intellectual Property Collateral owned, held or used by such Grantor is invalid or unenforceable.
(h)    Deposit Accounts, Securities Accounts, Commodity Accounts. Schedule 11 annexed hereto lists all Deposit Accounts, Securities Accounts and Commodity Accounts owned by each Grantor, and indicates the institution or intermediary at which the account is held and the account number.
(i)    Chattel Paper. Such Grantor has no interest in any Chattel Paper, except as set forth in Schedule 12 annexed hereto.
(j)    Letter-of-Credit Rights. Such Grantor has no interest in any Letter-of-Credit Rights, except as set forth on Schedule 13 annexed hereto.
(k)    Documents. No negotiable Documents are outstanding with respect to any of the Inventory, except as set forth on Schedule 14 annexed hereto.
The representations and warranties as to the information set forth in Schedules referred to herein are made as to each Grantor (other than Additional Grantors) as of the date hereof and as to each Additional Grantor as of the date of the applicable Counterpart, except that, in the case of a Pledge Supplement, supplemental Grant or notice delivered pursuant to Section 5(d) hereof, such representations and warranties are made as of the date of such supplement or notice.
SECTION 5.    Further Assurances.
(a)    Generally. Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) notify Secured Party in writing of receipt by such Grantor of any interest in Chattel Paper having a value or face amount in excess of $25,000 and at the request of Secured Party, mark conspicuously each item of Chattel Paper and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) deliver to Secured Party all promissory notes and other Instruments having a value or face amount in excess of $25,000 and, at the request of Secured Party, all original counterparts of Chattel Paper, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) to the extent requested by the Secured Party, (A) file such financing or continuation statements, or amendments thereto, (B) use commercially reasonable efforts to execute and deliver, and cause to be executed and delivered, agreements establishing that Secured Party has control of Deposit Accounts and Securities Accounts other than Excluded Accounts and Investment Property of such Grantor, (C) deliver such documents, instruments, notices, records and consents, and take such other actions, necessary to establish that Secured Party has control over electronic Chattel Paper and Letter-of-Credit Rights of such Grantor and (D) deliver such other instruments or notices, in each case, as may be necessary, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, (v) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, (vi) at Secured Party’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or Secured Party’s security interest in all or any part of the Collateral, and (vii) use commercially reasonable

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efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest in favor of Secured Party with respect to any Collateral. Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating that it covers “all assets” or “all personal property” of such Grantor) without the signature of any Grantor.
(b)    Pledged Collateral. Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that (i) all certificates or Instruments representing or evidencing the Pledged Collateral having a value or face amount in excess of $25,000 shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Secured Party and (ii) it will, upon obtaining any additional Equity Interests or Indebtedness having a value or face amount in excess of $25,000, promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Supplement, duly executed by such Grantor, in respect of such additional Pledged Equity or Pledged Debt; provided, that the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Equity or Pledged Debt shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto. Upon each such acquisition, the representations and warranties contained in Section 4(f) hereof shall be deemed to have been made by such Grantor as to such Pledged Equity or Pledged Debt, whether or not such Pledge Supplement is delivered.
(c)    Intellectual Property Collateral. As soon as available but in any event within 30 days after the end of each fiscal year, Borrower shall deliver any update to Schedule 5.17(a) to the Credit Agreement required by Section 6.02(e) of the Credit Agreement and, together therewith, with respect to any registered Intellectual Property Collateral acquired by a Grantor during the fiscal year covered by such update, such Grantor shall execute and deliver to Secured Party a Grant for recordation with respect thereto in the applicable IP Filing Office; provided, the failure of any Grantor to execute and submit a Grant for recordation with respect to any additional Intellectual Property Collateral shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto. Upon delivery to Secured Party of a supplemental Grant, Schedules 8, 9 and 10 annexed hereto, as applicable, shall be deemed modified to include a reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral set forth on Schedule A to such Grant. Upon each such acquisition, the representations and warranties contained in Section 4(g) hereof shall be deemed to have been made by such Grantor as to such Intellectual Property Collateral.
(d)    Commercial Tort Claims. Grantors have no Commercial Tort Claims asserted in any judicial action as of the date hereof, except as set forth on Schedule 1 annexed hereto. In the event that a Grantor shall at any time after the date hereof have any Commercial Tort Claims seeking damages in excess of $100,000 asserted in any judicial action, such Grantor shall promptly notify Secured Party thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such Commercial Tort Claim and (ii) constitute an amendment to this Agreement by which such Commercial Tort Claim shall constitute part of the Collateral.
SECTION 6.    Certain Covenants of Grantors.
Each Grantor shall:
(a)    not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;
(b)    give Secured Party at least 30 days’ prior written notice of (i) any change in such Grantor’s name, identity or corporate structure and (ii) any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor;
(c)    if Secured Party gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes;

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(d)    keep correct and accurate Records of Collateral at the locations described in Schedule 3 annexed hereto; and
(e)    permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such Records, and each Grantor agrees to render to Secured Party, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.
SECTION 7.    Special Covenants With Respect to Equipment and Inventory. Each Grantor shall:
(a)    if any Inventory is in possession or control of any of such Grantor’s agents or processors, if the aggregate book value of all such Inventory exceeds $100,000, and in any event upon the occurrence of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party;
(b)    subject to Section 6.12(c) of the Credit Agreement, if any Inventory is located on any Material Leased Real Property, upon the request of Secured Party, use commercially reasonable efforts to deliver to Secured Party a fully executed Landlord Waiver for such location; and
(c)    promptly upon the issuance and delivery to such Grantor of any negotiable Document having a value or face amount in excess of $25,000, deliver such Document to Secured Party.
SECTION 8.    Special Covenants with respect to Accounts.
(a)    Each Grantor shall, for not less than three years from the date on which each Account of such Grantor arose, maintain (i) complete Records of such Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.
(b)    Except as otherwise provided in this subsection (b), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at Secured Party’s direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to (i) notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, (ii) notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party, (iii) enforce collection of any such Accounts at the expense of Grantors, and (iv) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (A) all amounts and proceeds (including checks and other Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 17 hereof, and (B) such Grantor shall not, without the written consent of Secured Party, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.
SECTION 9.    Special Covenants With Respect to the Pledged Collateral.
(a)    Form of Pledged Collateral. Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations. If any Pledged Collateral is not a security pursuant to Section 8-103 of the UCC, no Grantor shall

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take any action that, under such Section, converts such Pledged Collateral into a security without causing the issuer thereof to issue to it certificates or instruments evidencing such Pledged Collateral, which it shall promptly deliver to Secured Party as provided in this Section 9(a).
(b)    Covenants. Each Grantor shall (i) not, except as expressly permitted by the Credit Agreement, permit any issuer of Pledged Subsidiary Equity to merge or consolidate unless all the outstanding Equity Interests of the surviving or resulting Person are, upon such merger or consolidation, subject to the provisions of the last paragraph of Section 1 pledged and become Collateral hereunder and no cash, securities or other property is distributed in respect of the outstanding Equity Interests of any other constituent corporation; (ii) cause each issuer of Pledged Subsidiary Equity not to issue Equity Interests in addition to or in substitution for the Pledged Subsidiary Equity issued by such issuer, except to such Grantor; (iii) immediately upon its acquisition (directly or indirectly) of any Equity Interests, including additional Equity Interests in each issuer of Pledged Equity, comply with Section 5(b) subject to the provisions of the last paragraph of Section 1; (iv) immediately upon issuance of any and all Instruments or other evidences of additional Indebtedness from time to time owed to such Grantor by any obligor on the Pledged Debt, comply with Section 5; (v) promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral; (vi) at its expense (A) perform and comply in all material respects with all terms and provisions of any agreement related to the Pledged Collateral required to be performed or complied with by it, (B) maintain all such agreements in full force and effect and (C) enforce all such agreements in accordance with their terms; and (vii) at the request of Secured Party, use commercially reasonable efforts to promptly execute and deliver to Secured Party an agreement providing for control by Secured Party of all Securities Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts (other than Excluded Accounts) of such Grantor.
(c)    Voting and Distributions. So long as no Event of Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if Secured Party shall have notified such Grantor that, in Secured Party’s judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and (ii) each Grantor shall be entitled to receive and retain any and all dividends, other distributions, principal and interest paid in respect of the Pledged Collateral.
Upon the occurrence and during the continuation of an Event of Default, (x) upon written notice from Secured Party to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; (y) except as otherwise specified in the Credit Agreement, upon written notice from Secured Party to any Grantor of any exercise of remedies under Section 8.02 of the Credit Agreement, all rights of such Grantor to receive the dividends, other distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends, other distributions, principal and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (y) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).
In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, each Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or

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agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations, the cure of such Event of Default or waiver thereof as evidenced by a writing executed by Secured Party.
SECTION 10.    Special Covenants With Respect to the Intellectual Property Collateral.
(a)    Each Grantor shall:
(i)    use reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts;
(ii)    take any and all reasonable steps to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;
(iii)    use proper statutory notice in connection with its use of any of the Intellectual Property Collateral and products and services covered by the Intellectual Property Collateral; and
(iv)    use a commercially appropriate standard of quality (which may be consistent with such Grantor’s past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks.
(b)    Except as otherwise provided in this Section 10, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, after the occurrence and during the continuance of any Event of Default at Secured Party’s reasonable direction, shall take) such action as such Grantor or Secured Party may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence and upon the occurrence and during the continuance of any Event of Default, (i) all amounts and proceeds (including checks and Instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 17 hereof, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.
(c)    Each Grantor shall have the duty diligently, through counsel reasonably acceptable to Secured Party, to prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application for registration relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and set forth on Schedules 8, 9 or 10 annexed hereto, as applicable, that is pending as of the date of this Agreement, (ii) any Copyright Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) any application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts

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which are necessary or desirable to preserve and maintain all rights in all Intellectual Property Collateral. Any expenses incurred in connection therewith shall be borne solely by Grantors. Subject to the foregoing, each Grantor shall give Secured Party prior written notice of any abandonment of any material Intellectual Property Collateral.
(d)    Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property Collateral. Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in an IP Filing Office or any federal, state, local or foreign court) or regarding such Grantor’s ownership, right to use, or interest in any material Intellectual Property Collateral. Each Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.
(e)    In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuance of an Event of Default, hereby assigns, transfers and conveys to Secured Party the nonexclusive right and license to use all Trademarks, tradenames, Copyrights, Patents or technical processes (including, without limitation, the Intellectual Property Collateral) owned or used by such Grantor that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral. This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.
SECTION 11.    Collateral Account.
(a)    Secured Party is hereby authorized to establish and maintain as a blocked account under the sole dominion and control of Secured Party, a restricted Deposit Account designated as “Quidel Corporation Collateral Account”. All amounts at any time held in the Collateral Account shall be beneficially owned by Grantors but shall be held in the name of Secured Party hereunder, for the benefit of Beneficiaries, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein or in the Credit Agreement, otherwise receive any funds deposited into the Collateral Account. Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or Governmental Authority, as may now or hereafter be in effect. All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Grantor) of immediately available funds, in each case addressed in accordance with instructions of Secured Party. Each Grantor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile or E-mail (if and when confirmed by telephone) of the date, amount and method of delivery of such deposit. Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement or in the Credit Agreement. To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms. Subject to Secured Party’s rights hereunder, any interest earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in, the Collateral Account.
(b)    In the event that Borrower is required to Cash Collateralize any Letter of Credit or Letters of Credit pursuant to the Credit Agreement, other than pursuant to Article VIII of the Credit Agreement, in which case the provisions of Section 15(c) of this Agreement shall apply, subject to the provisions of the Credit Agreement, such Cash Collateral shall be retained by Secured Party until such time as such Letter of Credit or Letters of Credit shall have expired or been surrendered and any drawings under such Letter of Credit or Letters of Credit paid in full, whether by reason of application of funds in the Collateral Account or otherwise. Secured Party is authorized to apply any amount in the Collateral Account to pay any drawing on a Letter of Credit. Subject to the provisions of Section 15(c) of this

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Agreement and the Credit Agreement, if any such Cash Collateral is no longer required to be retained in the Collateral Account, it shall be paid by Secured Party to Borrower or at Borrower’s direction.
SECTION 12.    Secured Party Appointed Attorney-in-Fact.
Each Grantor hereby irrevocably appoints Secured Party as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
(a)    upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to the Credit Agreement;
(b)    upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
(c)    upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents in connection with clauses (a) and (b) above;
(d)    upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary for the collection of any of the Collateral or otherwise to enforce or protect the rights of Secured Party with respect to any of the Collateral;
(e)    to pay or discharge taxes or Liens (other than taxes not required to be discharged pursuant to the Credit Agreement and Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;
(f)    upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and
(g)    upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Grantors’ expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
SECTION 13.    Secured Party May Perform.
If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantors under Section 18(b) hereof.
SECTION 14.    Standard of Care.
The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or

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any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.
SECTION 15.    Remedies.
(a)    Generally. If any Event of Default shall have occurred and be continuing, Secured Party may, subject to Section 20 hereof, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of any Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Lender and provide instructions directing the disposition of funds in Deposit Accounts not maintained with Secured Party or any Lender and (vii) provide entitlement orders with respect to Security Entitlements and other Investment Property constituting a part of the Collateral and, without notice to any Grantor, transfer to or register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral. Secured Party or any Lender, Hedge Bank or Cash Management Bank may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders, Hedge Banks and Cash Management Banks (but not any Lender, Hedge Bank or Cash Management Bank in its individual capacity unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section 15 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.
(b)    Pledged Collateral. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or

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any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that Secured Party shall have no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Grantor shall and shall cause each issuer of any Pledged Collateral to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the amount of Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
(c)    Collateral Account. If an Event of Default has occurred and is continuing, any amounts on deposit in the Collateral Account, except for funds deposited in the Collateral Account as described in the next sentence, shall be held by Agent and applied as Obligations become due. If, in accordance with Article VIII of the Credit Agreement, Borrower is required to pay to Secured Party an amount (the “Aggregate Available Amount”) equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Borrower shall deliver funds in such an amount for deposit in the Collateral Account. Following such deposit in the Collateral Account, (i) upon any drawing under any outstanding Letter of Credit, Secured Party shall apply any amount in the Collateral Account to reimburse the L/C Issuer for the amount of such drawing and (ii) in the event of cancellation or expiration of any Letter of Credit, or in the event of any reduction in the maximum available amount under any Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in excess of the Aggregate Available Amount (calculated giving effect to such cancellation, expiration or reduction) as provided in Section 17.
SECTION 16.    Additional Remedies for Intellectual Property Collateral.
(a)    Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event each Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in Section 10.04 of the Credit Agreement and Section 18 hereof, as applicable, in connection with the exercise of its rights under this Section 16, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the material Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party’s behalf and to be compensated by Secured Party at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

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(b)    If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party’s security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Liens permitted under Section 7.01 of the Credit Agreement.
SECTION 17.    Application of Proceeds.
Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in Section 8.03 of the Credit Agreement.
SECTION 18.    Indemnity and Expenses.
(a)    Grantors jointly and severally agree to indemnify Secured Party, each Lender, each Hedge Bank and each Cash Management Bank from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Secured Party’s or such Lender’s, Hedge Bank’s or Cash Management Bank’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
(b)    Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses in accordance with Section 10.04 of the Credit Agreement.
(c)    The obligations of Grantors in this Section 18 shall (i) survive the termination of this Agreement and the discharge of Grantors’ other obligations under this Agreement, the Secured Hedge Agreements, the Secured Cash Management Agreements, the Credit Agreement and the other Loan Documents and (ii), as to any Grantor that is a party to a Guaranty, be subject to the provisions of Section 1(b) thereof.
SECTION 19.    Continuing Security Interest; Transfer of Loans; Termination and Release.
(a)    This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit (or the securing of reimbursement Obligations in respect thereof with cash collateral or letters of credit in a manner satisfactory to Secured Party), (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of Section 10.06 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise, (B) any Hedge Bank may assign or otherwise transfer any Secured Hedge Agreement to which it is a party to any other Person in accordance with the terms of such Secured Hedge Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Hedge Banks herein or otherwise and (C) any Cash Management Bank may assign or otherwise transfer any Secured Cash Management Agreement to which it is a party to any other Person in accordance with the terms of such Secured Cash Management Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Cash Management Banks herein or otherwise.

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(b)    Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit (or the securing of reimbursement Obligations in respect thereof with Cash Collateral or letters of credit in a manner satisfactory to Secured Party), the security interest granted hereby (other than with respect to any Cash Collateral in respect of Letters of Credit) shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination Secured Party will, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination. In addition, upon the proposed sale or other disposition or other permitted release of any Collateral by a Grantor in accordance with the Credit Agreement for which such Grantor desires a security interest release from Secured Party, such a release, and any documents as such Grantor may reasonably request to evidence such release, may be obtained pursuant to the provisions of Section 9.10 of the Credit Agreement.
SECTION 20.    Secured Party as Administrative Agent.
(a)    Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Hedge Banks and Cash Management Banks. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 15 hereof in accordance with the instructions of Requisite Obligees. In furtherance of the foregoing provisions of this Section 20(a), each Hedge Bank and each Cash Management Bank, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Hedge Bank that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders, Hedge Banks and Cash Management Banks in accordance with the terms of this Section 20(a).
(b)    Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to Section 9.06 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to Section 9.06 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under Section 9.06 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.
(c)    Secured Party shall not be deemed to have any duty whatsoever with respect to any Hedge Bank or any Cash Management Bank until it shall have received written notice in form and substance satisfactory to Secured Party from a Grantor or the Hedge Bank or the Cash Management Bank as to the existence and terms of the applicable Secured Hedge Agreement or Secured Cash Management Agreement.
SECTION 21.    Additional Grantors.
The initial Grantors hereunder shall be Borrower and such of the Subsidiaries of Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Borrower may become Additional Grantors, by executing a Counterpart. Upon delivery of any such Counterpart to Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its

15

obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Secured Party not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.
SECTION 22.    Amendments; Etc.
No amendment, modification, termination or waiver of any provision of this Agreement may occur except in accordance with Section 10.01 of the Credit Agreement.
SECTION 23.    Notices.
Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile, electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, electronic mail, or three Business Days after depositing it in the United States mail, certified or registered, with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as provided in Section 10.02 of the Credit Agreement or as set forth under such party’s name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.
SECTION 24.    Failure or Indulgence Not Waiver; Remedies Cumulative.
No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
SECTION 25.    Severability.
In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
SECTION 26.    Headings.
Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
SECTION 27.    Governing Law; Rules of Construction.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL. The rules of construction set forth in Section 1.02 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

16

SECTION 28.    Consent to Jurisdiction and Service of Process.
ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 23 HEREOF; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 28 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK LAW OR OTHERWISE.
SECTION 29.    Waiver of Jury Trial.
GRANTORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GRANTOR AND SECURED PARTY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GRANTORS AND SECURED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GRANTORS AND SECURED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH GRANTOR AND SECURED PARTY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 29 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
SECTION 30.    Counterparts.
This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
SECTION 31.    Definitions.
(a)    Each capitalized term utilized in this Agreement that is not defined in the Credit Agreement or in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in Section 1 hereof, shall have the meaning set forth in Divisions 1, 8 or 9 of the UCC.

17

(b)    In addition, the following terms used in this Agreement shall have the following meanings:
“Additional Grantor” means a Subsidiary of Borrower that becomes a party hereto after the date hereof as an additional Grantor by executing a Counterpart.
“Beneficiary” means Agent, each Lender, each Hedge Bank and each Cash Management Bank.
“CFC” means a “controlled foreign corporation” under Section 957 of the Code.
“Collateral” has the meaning set forth in Section 1 hereof.
“Collateral Account” means the “Quidel Corporation Collateral Account” established pursuant to Section 11.
“Copyright Registrations” means all copyright registrations issued to any Grantor and applications for copyright registration that have been or may hereafter be issued to, or applied for thereon by, any Grantor in the United States and any state thereof and in foreign countries (including, without limitation, the registrations set forth on Schedule 10 annexed hereto, as the same may be amended pursuant hereto from time to time).
“Copyright Rights” means all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements), the right (but not the obligation) to renew and extend Copyright Registrations and any such rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of any Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and any such rights.
“Copyrights” means all items under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works set forth on Schedule 10 annexed hereto, as the same may be amended pursuant hereto from time to time).
“Counterpart” means a counterpart to this Agreement entered into by a Subsidiary of Borrower pursuant to Section 21 hereof.
“Credit Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.
“Equity Interests” means all shares of stock, partnership interests, interests in joint ventures, limited liability company interests and all other equity interests in a Person, whether such stock or interests are classified as Investment Property or General Intangibles under the UCC.
“Event of Default” means any Event of Default as defined in the Credit Agreement or, after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, the occurrence of an Early Termination Date (as defined in a Master Agreement in the form prepared by the International Swap and Derivatives Association, Inc. or a similar event under any similar swap agreement) under any Secured Hedge Agreement or the occurrence of a default under a Cash Management Agreement.
“Excluded Accounts” means any Deposit Account, Security Account or Commodity Account maintained by a Grantor that (a) is a payroll account, employee wage and benefit account, tax account, escrow account or fiduciary or trust account or (b) is not a Material Deposit Account or Material Securities Account (in each case, as defined in the Credit Agreement).
“Grant” means a Grant of Trademark Security Interest, substantially in the form of Exhibit I annexed hereto, and a Grant of Patent Security Interest, substantially in the form of Exhibit II annexed hereto, and a Grant of Copyright Security Interest, substantially in the form of Exhibit III annexed hereto.

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“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted under Article VII of the Credit Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.
“Intellectual Property Collateral” means, with respect to any Grantor all right, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all
(a)    Copyrights, Copyright Registrations and Copyright Rights, including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world;
(b)    Patents;
(c)    Trademarks, Trademark Registrations, the Trademark Rights and goodwill of such Grantor’s business symbolized by the Trademarks and associated therewith;
(d)    all trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information; and
(e)    all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits).
“Patents” means all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by a Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications set forth on Schedule 9 annexed hereto), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof.
“Pledged Collateral” means, with respect to any Grantor, the Pledged Equity, the Pledged Debt and any other Investment Property in which such Grantor has an interest.
“Pledged Debt” means the Indebtedness from time to time owed to a Grantor, including the Indebtedness set forth on Schedule 7 annexed hereto and issued by the obligors named therein, the Instruments and certificates evidencing such Indebtedness and all interest, cash or other property received, receivable or otherwise distributed in respect of or exchanged therefor.
“Pledged Equity” means all Equity Interests now or hereafter owned by a Grantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing, including those owned on the date hereof and set forth on Schedule 6 annexed hereto, the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto and all distributions, dividends and other property received, receivable or otherwise distributed in respect of or exchanged therefor but excluding any Equity Interests that would be excluded from the Collateral on the basis of clause (a) of the last paragraph of Section 1 hereof.
“Pledged Subsidiary Debt” means Pledged Debt owed to a Grantor by any obligor that is, or becomes, a direct or indirect Subsidiary of such Grantor, of which such Grantor is a direct or indirect Subsidiary or that controls, is controlled by or under common control with such Grantor.

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“Pledged Subsidiary Equity” means Pledged Equity in a Person that is, or becomes a direct Subsidiary of a Grantor.
“Pledge Supplement” means a Pledge Supplement, in substantially the form of Exhibit IV annexed hereto, in respect of the additional Pledged Equity or Pledged Debt pledged pursuant to this Agreement.
“Requisite Obligees” means either (i) Required Lenders or (ii), after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, the holders of a majority of the aggregate amount then due and payable (exclusive of expenses and similar payments but including, with respect to Secured Hedge Agreements, any early termination payments then due) under the Secured Hedge Agreements and Secured Cash Management Agreements.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VII of the Credit Agreement that is entered into by and between any Loan Party and any Hedge Bank.
“Secured Obligations” has the meaning set forth in Section 2 hereof.
“Trademark Registrations” means all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule 8 annexed hereto).
“Trademark Rights” means all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries.
“Trademarks” means all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by a Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically set forth on Schedule 8 annexed hereto).

20

IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
QUIDEL CORPORATION
By:__________________________________________
Name:_______________________________________
Title:________________________________________

DIAGNOSTIC HYBRIDS, INC.
By:_____________________________________________
Name:    ____________________________________________
Title:    ____________________________________________

QUIDEL CARDIOVASCULAR INC.
By:____________________________________________
Name:__________________________________________
Title:____________________________________________

Notice Address for each Grantor:
12544 High Bluff Drive, Suite 200
San Diego, CA 92130
Attention: Chief Financial Officer
Telephone: (858) 552-1100
Facsimile: (858) 646-8028
Electronic Mail: rsteward@quidel.com

with a copy to:

12544 High Bluff Drive, Suite 200
San Diego, CA 92130
Attention: Legal Department
Telephone: (858) 552-1100
Facsimile: (858) 646-8028
Electronic Mail: rbujarski@quidel.com

Quidel Corporation
Security Agreement
Signature Page

BANK OF AMERICA, N.A.
as Administrative Agent and Secured Party
By:____________________________________________
Name: Tiffany Shin
Title: Vice President

Notice Address:

Bank of America, N.A.
Agency Management
Mail Code: WA3-132-01-01
Houghton Banking Center
10623 NE 68th Street
Kirkland, WA  98033
Attention: Tiffany Shin
Telephone: 206-358-0078
Facsimile: 415-343-0561
Electronic Mail:  tiffany.shin@baml.com

Quidel Corporation
Security Agreement
Signature Page

EXHIBIT I TO
SECURITY AGREEMENT
FORM OF GRANT OF TRADEMARK SECURITY INTEREST
WHEREAS, [NAME OF GRANTOR], a ______________ corporation (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and
WHEREAS, Quidel Corporation, a Delaware corporation (“Borrower”), has entered into that certain Credit Agreement dated as of October 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the “Lenders”), and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, “Secured Party”) pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower; and
WHEREAS, any Loan Party (as defined in the Credit Agreement) may from time to time enter, or may from time to time have entered, into one or more swap agreements (collectively, the “Secured Hedge Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Secured Hedge Agreements are entered into (in such capacity, collectively, “Hedge Banks”);
WHEREAS, any Loan Party (as defined in the Credit Agreement) may from time to time enter, or may from time to time have entered, into one or more cash management agreement (collectively, the “Secured Cash Management Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Secured Cash Management Agreements are entered into (in such capacity, collectively, “Cash Management Banks”); and
[Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Guaranty Agreement dated as of October 6, 2017 (said Guaranty Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of Secured Party for the benefit of Lenders, any Hedge Banks and any Cash Management Banks, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and all obligations of Loan Parties (as defined in the Credit Agreement) under the Secured Hedge Agreements and the Secured Cash Management Agreements, including, without limitation, the obligation of Loan Parties to make payments under the Secured Hedge Agreements in the event of early termination thereof; and]
WHEREAS, pursuant to the terms of that certain Security Agreement dated as of October 6, 2017 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Grantor, Secured Party and the other grantors named therein, Grantor has created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Trademark Collateral;
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Trademark Collateral”) to secure the Secured Obligations (as defined in the Security Agreement):
(i)    all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks set forth on Schedule A annexed hereto) (collectively, the “Trademarks”), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule A annexed hereto), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries, and all goodwill of such Grantor’s business symbolized by the Trademarks and associated therewith; and
(ii)    all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral. For purposes of this Grant of Trademark Security Interest, the term “proceeds” includes whatever is receivable or received when Trademark Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the day of __________, _____.
[NAME OF GRANTOR]
By:    _________________________________________
Name:    _________________________________________
Title:    _________________________________________

SCHEDULE A
TO
GRANT OF TRADEMARK SECURITY INTEREST

Owner	Trademark Description	Registration/ Appl. Number	Registration/ Appl. Date

I-4
Form of Opinion

EXHIBIT II TO
SECURITY AGREEMENT
FORM OF GRANT OF PATENT SECURITY INTEREST
WHEREAS, [NAME OF GRANTOR], a ____________ corporation (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and
WHEREAS, Quidel Corporation, a Delaware corporation (“Borrower”), has entered into that certain Credit Agreement dated as of October 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the “Lenders”), and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, “Secured Party”) pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower; and
WHEREAS, any Loan Party (as defined in the Credit Agreement) may from time to time enter, or may from time to time have entered, into one or more swap agreements (collectively, the “Secured Hedge Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Secured Hedge Agreements are entered into (in such capacity, collectively, “Hedge Banks”);
WHEREAS, any Loan Party (as defined in the Credit Agreement) may from time to time enter, or may from time to time have entered, into one or more cash management agreement (collectively, the “Secured Cash Management Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Secured Cash Management Agreements are entered into (in such capacity, collectively, “Cash Management Banks”); and
[Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Guaranty Agreement dated as of October 6, 2017 (said Guaranty Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of Secured Party for the benefit of Lenders, any Hedge Banks and any Cash Management Banks, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and all obligations of Loan Parties (as defined in the Credit Agreement) under the Secured Hedge Agreements and the Secured Cash Management Agreements, including, without limitation, the obligation of Loan Parties to make payments under the Secured Hedge Agreements in the event of early termination thereof; and]
WHEREAS, pursuant to the terms of that certain Security Agreement dated as of October 6, 2017 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Grantor, Secured Party and the other grantors named therein, Grantor has created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Patent Collateral;
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Patent Collateral”) to secure the Secured Obligations (as defined in the Security Agreement):
(i)    all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications set forth on Schedule A annexed hereto), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof; and
(ii)    all proceeds, products, rents and profits of or from any and all of the foregoing Patent Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Patent Collateral. For purposes of this Grant of Patent Security Interest, the term “proceeds” includes whatever is receivable or received when Patent Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ____ day of _________, _____.
[NAME OF GRANTOR]
By:_______________________________________________
Name:_____________________________________________
Title:______________________________________________

SCHEDULE A
TO
GRANT OF PATENT SECURITY INTEREST
Patents Issued:

Patent No.	Issue Date	Invention	Inventor(s)

Patents Pending:

Applicant’s Name	Date Filed	Application Number	Invention	Inventor(s)

EXHIBIT III TO
SECURITY AGREEMENT
FORM OF GRANT OF COPYRIGHT SECURITY INTEREST
WHEREAS, [NAME OF GRANTOR], a ____________ corporation (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and
WHEREAS, Quidel Corporation, a Delaware corporation (“Borrower”), has entered into that certain Credit Agreement dated as of October 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the “Lenders”), and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, “Secured Party”) pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower; and
WHEREAS, any Loan Party (as defined in the Credit Agreement) may from time to time enter, or may from time to time have entered, into one or more swap agreements (collectively, the “Secured Hedge Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Secured Hedge Agreements are entered into (in such capacity, collectively, “Hedge Banks”);
WHEREAS, any Loan Party (as defined in the Credit Agreement) may from time to time enter, or may from time to time have entered, into one or more cash management agreement (collectively, the “Secured Cash Management Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Secured Cash Management Agreements are entered into (in such capacity, collectively, “Cash Management Banks”); and
[Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Guaranty Agreement dated as of October 6, 2017 (said Guaranty Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of Secured Party for the benefit of Lenders, any Hedge Banks and any Cash Management Banks, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and all obligations of Loan Parties (as defined in the Credit Agreement) under the Secured Hedge Agreements and the Secured Cash Management Agreements, including, without limitation, the obligation of Loan Parties to make payments under the Secured Hedge Agreements in the event of early termination thereof; and]
WHEREAS, pursuant to the terms of that certain Security Agreement dated as of October 6, 2017 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Grantor, Secured Party and the other grantors named therein, Grantor has created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Copyright Collateral;
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Copyright Collateral”) to secure the Secured Obligations (as defined in the Security Agreement):
(i)    all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer

III- 1

data bases, other computer software layouts, drawings, designs, writings, and formulas (including, without limitation, the works set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the “Copyrights”), all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the “Copyright Registrations”), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the “Copyright Rights”), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of such Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and Copyright Rights; and
(ii)    all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral. For purposes of this Grant of Copyright Security Interest, the term “proceeds” includes whatever is receivable or received when Copyright Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
[The remainder of this page intentionally left blank]

III- 2

IN WITNESS WHEREOF, Grantor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the     ____ day of _________, _________.
[NAME OF GRANTOR]
By:________________________________________________
Name:    _________________________________________________
Title:    _________________________________________________

III- 3

SCHEDULE A
TO
GRANT OF COPYRIGHT SECURITY INTEREST
U.S. Copyright Registrations:

Title	Registration No.	Date of Issue	Registered Owner

Foreign Copyright Registrations:

Country	Title	Registration No.	Date of Issue

Pending U.S. Copyright Registration Applications:

Title	Appl. No.	Date of Application	Copyright Claimant

Pending Foreign Copyright Registration Applications:

Country	Title	Appl. No.	Date of Application

III- 4

EXHIBIT IV TO
SECURITY AGREEMENT
PLEDGE SUPPLEMENT
This Pledge Supplement, dated as of _________________, is delivered pursuant to that certain Security Agreement, dated as of October 6, 2017 between ____________________, a ___________________ (“Grantor”), the other Grantors named therein, and Bank of America, N.A., as Secured Party (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.
Grantor hereby agrees that the [Pledged Equity] [Pledged Debt] set forth on Schedule A annexed hereto shall be deemed to be part of the [Pledged Equity] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.
IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of __________________.
[GRANTOR]
By:_______________________________________________
Name:    ________________________________________________
Title:    ________________________________________________

IV- 1

SCHEDULE A
TO
PLEDGE SUPPLEMENT

IV- 2

EXHIBIT V TO
SECURITY AGREEMENT
FORM OF COUNTERPART
COUNTERPART (this “Counterpart”), dated as of _____________, is delivered pursuant to Section 21 of the Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to that certain Security Agreement, dated as of October 6, 2017 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Quidel Corporation, the other Grantors named therein, and Bank of America, N.A., as Secured Party. The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Security Agreement in accordance with Section 21 thereof and agrees to be bound by all of the terms thereof. Without limiting the generality of the foregoing, the undersigned hereby:
(i)    authorizes the Secured Party to add the information set forth on the Schedules to this Agreement to the correlative Schedules attached to the Security Agreement;
(ii)    agrees that all Collateral of the undersigned, including the items of property described on the Schedules hereto, shall become part of the Collateral and shall secure all Secured Obligations; and
(iii)    makes the representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned.
[NAME OF ADDITIONAL GRANTOR]
By:____________________________________________
Name:__________________________________________
Title:___________________________________________

V- 1

EXHIBIT H-1
Form of
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of October 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Quidel Corporation (the “Borrower”), Bank of America, N.A. (the “Administrative Agent”), and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT H-2
Form of
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of October 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Quidel Corporation (the “Borrower”), Bank of America, N.A. (the “Administrative Agent”), and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT H-3
Form of
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of October 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Quidel Corporation (the “Borrower”), Bank of America, N.A. (the “Administrative Agent”), and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT H-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of October 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Quidel Corporation (the “Borrower”), Bank of America, N.A. (the “Administrative Agent”), and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT I
FORM OF
SOLVENCY CERTIFICATE
DATED: [_____________]
This SOLVENCY CERTIFICATE (this “Certificate”) is delivered in connection with that certain Credit Agreement dated as of October 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein and not otherwise defined herein being used herein as therein defined) by and among Quidel Corporation, a Delaware corporation (the “Borrower”), each lender from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
This Solvency Certificate is being delivered pursuant to Section 4.01(a)(ix) of the Credit Agreement. The undersigned is the Chief Financial Officer of the Borrower and hereby further certifies as of the date hereof, in his capacity as an officer of the Borrower, and not individually, as follows:
1.I have responsibility for (a) the management of the financial affairs of the Borrower and the preparation of financial statements of the Borrower, and (b) reviewing the financial and other aspects of the transactions contemplated by the Credit Agreement.

2.I have carefully prepared and/or reviewed the contents of this Solvency Certificate and have conferred with counsel for the Borrower for the purpose of discussing the meaning of any provisions hereof that I desired to have clarified.

3.In preparation for the consummation of the transactions contemplated by the Credit Agreement, I have prepared and/or reviewed a pro forma balance sheet as of [_______] and pro forma income projections and pro forma cash flow projections for each fiscal year during the term of the Credit Agreement for the Borrower and its Subsidiaries on a consolidated basis, in each case after giving effect to the consummation of the transactions contemplated by the Credit Agreement. The pro forma balance sheet has been prepared utilizing what I believe are reasonable estimates of the “fair saleable value” of the assets of the Borrower and its Subsidiaries. Although any projections may by necessity involve uncertainties and approximations, the projections are based on good faith estimates and assumptions believed by me to be reasonable.

4.Based upon the foregoing and upon the best of my knowledge after due diligence, I have concluded as follows:
a.The “fair saleable value” of the tangible and intangible property of the Borrower, including Equity Interests owned by the Borrower, on an individual and consolidated basis is: (x) greater than the total amount of liabilities of the Borrower (including its contingent liabilities) on an individual and consolidated basis, and (y) not less than the amount that will be required to pay the probable liabilities of the Borrower on an individual and consolidated basis as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to the Borrower.

I- A
Form of Solvency Certificate

b.The Borrower’s capital, on an individual and consolidated basis, is not unreasonably small in relation to its business and that of its Subsidiaries or any contemplated or undertaken transaction.
c.The Borrower does not, on an individual or consolidated basis, intend to incur, or reasonably believe that it or its Subsidiaries will incur, debts beyond its ability to pay such debts as they become due.

d.The Borrower has not executed the Loan Documents or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

In computing the amount of such contingent as of the date hereof, such liabilities have been computed at the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.
For purposes of the above certification, the “fair saleable value” of the Borrower’s assets has been determined on the basis of the amount which I have concluded, in good faith and to the best of my knowledge and belief, may be realized within a reasonable time, either through the collection or sale of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.
I understand that the Administrative Agent and the Lenders are relying on this Solvency Certificate in extending credit to the Borrower pursuant to the Credit Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS.]

I- B
Form of Solvency Certificate

The undersigned has executed this Solvency Certificate, in his capacity as an officer of Company and not individually, as of the date first written above.

QUIDEL CORPORATION
Name:    __________________________________________
Title:    __________________________________________

I- C
Form of Solvency Certificate

EXHIBIT J
FORM OF OPINION

See attached.

J- 1
Form of Opinion

Form of Opinion - Snell & Wilmer L.L.P.

(see attached)

October 6, 2017

Bank of America, N.A.
as Agent
Agency Management
Mail Code: WA3-132-01-01
Houghton Banking Center
10623 NE 68th Street
Kirkland, WA 98033

and
The other Lenders listed on Schedule I
Attached to this opinion letter
Re:    Quidel Corporation-Credit Agreement
Ladies and Gentlemen:
We have acted as counsel to Quidel Corporation, a Delaware corporation (the “Borrower”), in connection with that certain Credit Agreement dated as of the date hereof (the “Credit Agreement”), by and among the Borrower, the Lenders set forth therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Agent”), and JP Morgan Chase Bank, N.A., as Syndication Agent, guaranteed by the Guarantors (as defined in the Credit Agreement) pursuant to that certain Guaranty dated as of the date hereof (the “Guaranty”) and executed by the Borrower and the Guarantor in favor of the Agent for the Lenders, and secured by that certain Security Agreement dated as of the date hereof (the “Security Agreement”), executed by the Borrower, the Guarantors and the Agent. This opinion is rendered pursuant to Section 4.01(a)(vii) of the Credit Agreement. The Borrower and the Guarantors are collectively referred to herein as the “Loan Parties” and each as a “Loan Party.” All capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Credit Agreement.

A.	Documents Examined

We have examined originals or copies of the following documents each, unless otherwise indicated, dated as of the date hereof:

(a)	the Credit Agreement;

(b)	each promissory note made by the Borrower in favor of each Lender evidencing Loans made by such Lender (each a “Note”);

(c)	the Guaranty;

(d)	the Security Agreement;

(e)	the Grant of Trademark Security Interest made by the Borrower in favor of Agent;

(f)	the Grant of Patent Security Interest made by (i) the Borrower in favor of Agent and (ii) the Guarantors in favor of Agent;

(g)
a certificates of good standing issued by the Secretary of State of the State of Delaware (i) dated September 26, 2017 for the Borrower and (ii) dated September 26, 2017 for Quidel Cardiovascular Inc., a Delaware corporation (the “Delaware Guarantor”) (together, the “Good Standing Certificates”);

(h)
resolutions adopted by, and minutes of the meetings of, the board of directors of the Borrower and resolutions adopted by the board of directors of the Delaware Guarantor, in each case, authorizing the execution, delivery and performance of the Credit Agreement and the other Transaction Documents by the Borrower and Delaware Guarantor (together, the “Resolutions”);

(i)
the Restated Certificate of Incorporation, together with the Certificate of Designations of Series C Junior Participating Preferred Stock and Amended and Restated Bylaws of the Borrower, each as certified by the Chief Financial Officer of the Borrower, and the Certificate of Incorporation and Certificate of Amendment of Certificate of Incorporation and Bylaws of the Delaware Guarantor, each as certified by the Chief Financial Officer of the Delaware Guarantor (collectively, and together with the Resolutions, the “Governing Documents”);

(j)	the Officer’s Certificate of the Loan Parties attached hereto as Exhibit A (the “Officer’s Certificate”); and

(k)
unfiled copies of the UCC-1 Financing Statements (the “Financing Statements”) listing Borrower and the Delaware Guarantor, each of as a debtor, and Bank of America, N.A., as Administrative Agent, as Secured Party, to be filed with the Delaware Secretary of State.

The documents described in the foregoing clauses (a) through (f) are collectively referred to herein as the “Transaction Documents.” All documents evidencing the transaction contemplated by the Credit Agreement or otherwise referenced in the Credit Agreement, other than the Transaction Documents, are collectively referred to hereinafter as the “Other Documents.”
In rendering this opinion letter we have reviewed the Transaction Documents and the Other Documents and also examined certificates of public officials, corporate documents and records and other certificates and instruments, including the Good Standing Certificates, and such matters of law as we have deemed necessary or appropriate to enable us to render the opinions herein expressed. As to various questions of fact material to our opinions, we have relied upon the statements and representations of the parties set forth in the Transaction Documents and the Good Standing Certificates, all without independent verification.

B.	Opinions
Based on the foregoing and subject to the assumptions, limitations, qualifications and exceptions herein contained, we are of the opinion that:
1.    Each of the Borrower and the Delaware Guarantor is a corporation validly existing, and in good standing under, the laws of the State of Delaware.
2.    Based solely on our review of the Governing Documents, each of the Borrower and the Delaware Guarantor has all requisite corporate power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder.
3.    Each of the Transaction Documents to which the Borrower and the Delaware Guarantor is a party has been duly authorized, executed and delivered by the Borrower and the Delaware Guarantor.
4.    Each of the Borrower and the Delaware Guarantor has the requisite corporate power and authority to: (i) own and operate its properties and assets; (ii) conduct its business as such business is currently being conducted; and (iii) consummate the transactions contemplated under the Transaction Documents.

5.    Except for such filings as are required pursuant to the Credit Agreement and securities filings with the United States Securities and Exchange Commission, no consent, approval, authorization, or other action by, or filing with, any federal or California, Delaware or New York governmental authority is required in connection with the execution and delivery by the Borrower or the Delaware Guarantor of the Transaction Documents to which it is a party and the consummation by the Borrower and the Delaware Guarantor of the transactions contemplated by such Transaction Documents.
6.    The execution and delivery by the Borrower and the Delaware Guarantor of the Transaction Documents to which the Borrower and the Delaware Guarantor are, respectively, a party and the consummation by the Borrower and the Delaware Guarantor of the transactions contemplated by such Transaction Documents will not violate (i) the Governing Documents, (ii) any judgment, order, or decree of any court or governmental agency to which the Borrower or the Delaware Guarantor is a party or by which it is bound that is referenced in the attached Officer’s Certificate, or (iii) the Delaware General Corporation Law (the “DGCL”), any federal or California or New York statutory law applicable to the Borrower or the Delaware Guarantor which in our experience is typically applicable to loan transactions of the type provided for in the Transaction Documents.
7.    Based solely upon a review of those agreements disclosed in the attached Officer’s Certificate (the “Specified Contracts”), the execution and delivery of the Transaction Documents to which either the Borrower or the Delaware Guarantor is a party, and consummation of the actions contemplated by such Transaction Documents by the applicable Loan Party will not cause a breach or default of any of such Specified Contracts.
8.    The Transaction Documents to which each Loan Party is a party are valid, binding, and enforceable obligations of each such Loan Party.
9.    The provisions of the Security Agreement are sufficient to continue to create in the Agent’s favor as security for the payment of the Secured Obligations (as defined therein) a security interest in all right, title and interest of the Loan Parties party thereto in those items and types of Collateral described therein in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “Article 9 Collateral”). The Financing Statements are in proper form for filing with the Office of the Delaware Secretary of State and upon proper filing of each Financing Statement in the Office of the Delaware Secretary of State, the Agent’s security interest in the Article 9 Collateral will be perfected, to the extent a security interest in that portion of the Article 9 Collateral may be perfected under the Uniform Commercial Code as in effect on the date hereof in the State of Delaware by the filing of a financing statement.
10.    The Borrower is not an investment company required to register under the Investment Company Act of 1940, as amended.

C.	Assumptions
With your permission, in rendering the foregoing opinions, we have made the following assumptions. We have made these assumptions without independent verification, and with the understanding that we are under no duty to inquire about or perform any investigation regarding such matters.
1.The genuineness of all signatures not witnessed.
2.Each natural person who is executing any of the Transaction Documents or otherwise involved in the actions contemplated by the Transaction Documents, possesses the legal competency and capacity necessary for such individual to execute such documents and/or to carry out such individual’s obligations thereunder.
3.Each entity who has executed or is executing any of the Transaction Documents (other than the Loan Parties) had the power to enter into and perform its obligations under such documents and that such documents have been duly authorized, executed, and delivered by such parties (other than the Loan Parties).
4.The Transaction Documents are valid, binding, and enforceable obligations of the parties thereto (other than the Loan Parties) in accordance with their respective terms.
5.The Transaction Documents accurately and completely describe and contain the parties’ mutual intent, understanding, and business purposes, and there are no oral or written statements, agreements, understandings, or negotiations, nor any usage of trade or course of prior dealing among the parties, that directly or indirectly modify, define, amend, supplement, or vary, or purport to modify, define, amend, supplement, or vary, any of the terms of the Transaction Documents or any of the parties’ rights or obligations thereunder, by waiver or otherwise.
6.The rights and remedies set forth in the Transaction Documents and each Other Document related thereto will be exercised by Agent and Lenders in a commercially reasonable manner and Agent and Lenders will abide by any implied covenant of good faith and fair dealing imposed by applicable law.
7.The result of the application of New York law as specified in the Transaction Documents, if applied, will not be contrary to a fundamental policy of the law of any other state with which the parties may have material or relevant contact in connection with the actions contemplated by the Transaction Documents and as to which there is a materially greater interest in determining an issue of choice of law.
8.That value has been given to each Loan Party pursuant to the Transaction Documents.
9.That the factual matters and representations and warranties as to factual matters contained in the documents, records, certificates and other documents we have reviewed are true, correct and complete in all respects.
D.Qualifications and Limitations
The opinions set forth above are subject to the following qualifications and limitations:

1.The opinion expressed in Paragraph B.1 above as to the valid existence and good standing of the Borrower and the Delaware Guarantor is based solely on our review of the Good Standing Certificates, copies of which have been made available to you and your counsel, and our opinion with respect to such matters is rendered as of the date of such certificates and limited accordingly.
2.The opinions are subject to and may be limited by (i) applicable bankruptcy, insolvency, liquidation, fraudulent conveyance or transfer, moratorium, reorganization or other similar laws affecting creditors’ rights generally; (ii) general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity), and the discretion of any court before which a proceeding may be brought; (iii) duties and standards of good faith, reasonableness and fair dealing imposed on creditors and parties to contracts; (iv) the limitation in certain circumstances of provisions imposing liquidated damages, or increases in interest rates upon delinquency in payment or the occurrence of a default to the extent constituting a penalty; (v) a court determination that any fees payable pursuant to a provision requiring the payment of attorneys’ fees is reasonable; and (vi) applicable laws and interpretations which may affect the validity and enforceability of certain waivers, procedures, remedies and other provisions of the Transaction Documents, which limitations, however, do not, in our opinion, make the remedies provided for therein inadequate for the practical realization of the principal benefits intended to be provided thereby (subject to the other qualifications expressed herein and except for the economic consequences of any judicial, administrative or other procedural delay that may result from such laws or interpretations).

3.We express no opinion as to the validity, binding effect or enforceability of any provision of any Transaction Document: (i) that purports to grant any right of set-off with respect to any contingent or unmatured obligation; (ii) that is governed by the terms of any two or more provisions that conflict with or contradict each other; (iii) insofar as such provisions relate to the subject matter jurisdiction of a court to adjudicate a controversy or personal jurisdiction over the parties; (iv) that waive inconvenient forum or any similar provision; (v) that excludes, limits or waives the liability of any party for its own negligence, fault or intentional misconduct; (vi) that indemnifies a party for the indemnified party’s own negligence, fault or misconduct; (vii) that indemnifies a party for the indemnified party’s failure to comply with limitations or requirements of applicable law; (viii) providing for the right to injunctive relief without a showing of irreparable harm; (ix) requiring the payment of attorneys’ fees and expenses, in an amount in excess of reasonable attorneys’ fees and expenses actually incurred; (x) governed in whole or in part by reference to any document other than the Transaction Documents; (xi) providing that a guarantor is liable as a primary, rather than secondary, obligation; (xii) that purports to grant any power of attorney; or (xiii) purporting to waive defenses. In addition, certain of the remedial provisions of the Transaction Documents may be further limited or rendered unenforceable by other applicable laws or judicially adopted principles which, in our judgment do not make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the principal benefits purported to be afforded thereby (except for the economic consequences of procedural delay).
4.With respect to our opinion regarding the validity, binding effect or enforceability of any agreement or obligation of any of the Loan Parties, we have assumed that each party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to any Loan Party regarding matters of the law of the States of New York, Arizona or California, or the federal law of the United States of America that in our experience normally would be applicable to general business entities with respect to such agreement or obligation).
5.We express no opinion herein regarding priority or, except as expressly provided herein, perfection of any security interest or other lien or encumbrance under any applicable state, federal or foreign law, statute, regulation or registration system.
6.We express no opinion as to compliance by any Loan Party with any financial covenants or negative lien provisions contained in any Specified Contract. We express no opinion as to the waiver by any party of any defense, rights, privileges or benefit to the extent such waiver is made to a greater extent than would be permitted by applicable law.
7.We express no opinion on (i) federal securities laws and regulations and state “Blue Sky” laws and regulations, (ii) federal and state antitrust and unfair competition laws and regulations, (iii) compliance with fiduciary duty requirements, (iv) the statutes, codes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and political subdivisions and judicial decisions to the extent they deal with any of the foregoing; and (v) federal and state environmental, land use, subdivision, tax, intellectual property, racketeering, federal banking laws and regulations, health and safety, ERISA and labor and employment laws and regulations.
This opinion letter is limited to the matters stated herein and may not be relied on by you for any other purpose, and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions expressed in this opinion letter are based upon the law in effect on the date hereof and the facts in existence as of the date hereof and the express terms of the Transaction Documents, and we assume no obligation to revise or supplement this opinion letter should (i) such law be changed by legislative action, judicial decision, or otherwise; (ii) such facts be changed or the occurrence or non-occurrence of any event after the date hereof; or (iii) modification of or deviation from the currently express terms of the Transaction Documents.

No one other than the Agent and the Lenders identified on the first page of this opinion shall be entitled to rely on the opinions expressed herein; provided, that this opinion letter may be relied upon by any Person that becomes a Lender, as that term is defined in the Credit Agreement, pursuant to an assignment that is made and consented to in accordance with the express provisions of Sections 10.06 or 10.13 of the Credit Agreement, on the condition and understanding that (i) we have no responsibility or obligation to consider the applicability or correctness of this opinion letter to any party other than its addressee, (ii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment and (iii) the knowledge of the addressee with respect to matters addressed in this opinion letter as of the date hereof shall be imputed to all future assignees of an interest in any of the Transaction Documents. This opinion letter is being delivered to you based on the understanding that neither this opinion letter nor its contents may be published, communicated or otherwise be made available, in whole or in part, to any other person without, in each instance, our specific prior written consent, which consent may be withheld in our sole and absolute discretion; provided that the Agent or a Lender may furnish copies of this opinion letter (a) to your accountants and to bank auditors and examiners, in each case in connection with their audit and review activities, (b) to the National Association of Insurance Commissioners and (c) in response to a court order or otherwise in connection with a legal proceeding arising out of the transactions contemplated by the Transaction Documents. This opinion letter is not intended to be employed in any transaction other than this transaction and the opinions herein should not be relied upon in connection with any subsequent modification of the Transaction Documents. We disclaim any responsibility to advise you of changed facts, laws or circumstances which hereafter may be brought to our attention.

Sincerely,

SCHEDULE 1-LENDER PARTIES

Bank of America, N.A.
JPMorgan Chase Bank, N.A.
ZB, N.A., dba California Bank & Trust
Silicon Valley Bank
Bank of the West
Compass Bank
Citibank, N.A.
Fifth Third Bank
MUFG Union Bank, N.A.
Wells Fargo Bank, National Association
Keybank National Association
HSBC Bank USA, National Association
Woodforest National Bank
Manufacturers & Traders Trust Company

EXHIBIT A
Officer’s Certificate
(See attached)

Form of Opinion - Vorys, Sater, Seymour and Pease LLP

(see attached)

October 6, 2017

52 East Gay St.
Columbus, Ohio 43215

614.464.6400 | www.vorys.com

Founded 1909

October 6, 2017

Bank of America, N.A., as Administrative Agent for the Lenders party to the Credit Agreement (defined below), and the Lenders under the Credit Agreement
Agency Management
Mail Code: WA3-132-01-01
Houghton Banking Center
10623 NE 68th Street
Kirkland, Washington  98033

Re:	Quidel Corporation - Credit Agreement
Ladies and Gentlemen:
We have acted as special Ohio counsel to Diagnostic Hybrids, Inc., an Ohio corporation (“DHI”), in connection with the Credit Agreement (the “Credit Agreement”), dated as of even date herewith, by and among Quidel Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). This opinion is being delivered to you pursuant to Section 4.01(a)(vii) of the Credit Agreement.
Capitalized terms used herein, which are not otherwise defined or referenced herein, shall have the same meanings given to them in the Credit Agreement. Uncapitalized terms used herein that are defined in Article 9 (and other Articles made applicable by Article 9) of the Uniform Commercial Code, as enacted in the State of Ohio (the “Ohio Code”), Chapter 1309 of the Ohio Revised Code (“R.C.”), have the meanings specified in the Ohio Code unless otherwise defined herein.
In connection with this opinion, we have examined and relied on originals or copies of executed counterparts of the following documents:

(i)	the Credit Agreement;

(ii)the Security Agreement, dated of even date herewith, by and among the Borrower, DHI and the other Subsidiary Grantors (as defined in the Security Agreement) party thereto, and the Administrative Agent (the “Security Agreement”);

(iii)the Guaranty Agreement, dated of even date herewith, by and among the Borrower, DHI and the other Guarantors (as defined in the Guaranty) party thereto and the Administrative Agent, on behalf of itself and the other Guarantied Parties (as defined in the Guaranty) (the “Guaranty”);

(iv)the Grant of Trademark Security Interest, dated of even date herewith, made by DHI in favor of the Administrative Agent, on behalf of itself and the other Secured Parties (as defined therein) (the “Intellectual Property Security Agreement”); and
(v)the Uniform Commercial Code financing statement to be filed in the office of the Secretary of State of the State of Ohio in favor of the Administrative Agent in the form attached hereto as Exhibit A (the “Financing Statement”).

The Security Agreement, the Guaranty and the Intellectual Property Security Agreement are hereinafter collectively referred to as the “Collateral Documents”. The Credit Agreement and the Collateral Documents are hereinafter collectively referred to as the “Loan Documents”.
We have made such examination of the laws of the State of Ohio as we deemed relevant for the purpose of expressing our opinions. We have also examined (a) a copy of a certificate issued by the Secretary of State of the State of Ohio and dated September 29, 2017 with respect to the good standing of DHI, a copy of which is attached hereto as Exhibit B (the “Good Standing Certificate”), (b) a certified copy of the articles of incorporation of DHI issued by the Secretary of State of the State of Ohio and dated September 26, 2017, a copy of which is attached hereto as Exhibit C (the “Articles”), (c) the code of regulations of DHI (the “Regulations”), (d) resolutions of the Board of Directors of DHI (the “Resolutions”, and the Resolutions collectively with the Articles and the Regulations, the “Governing Documents”), (e) an executed Certificate of an officer of DHI, dated as of the date hereof, in favor of Vorys, Sater, Seymour and Pease LLP, certifying, among other things, the completeness, accuracy and continuing effectiveness of the Governing Documents (the “Officer’s Certificate”) and (f) such records of DHI and such agreements, certificates of public officials, certificates of officers or other representatives of DHI and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
We have relied solely upon the examinations and inquiries recited herein and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn. Without limiting the generality of the foregoing, we have made no examination of the character, organization, activities, or authority of the Administrative Agent which might have any effect upon our opinions expressed herein, and we have neither examined, nor do we opine upon, any provision or matter to the extent the examination or opinion would require a financial, mathematical or accounting calculation or determination.
As used herein, the phrase “duly authorized by all necessary corporate action” means all necessary corporate action of DHI under R.C. Chapter 1701 (the Ohio General Corporation Law) and the Articles and the Regulations of DHI. As used herein, the phrase “corporate power and authority” means power and authority under R.C. Chapter 1701 and the Articles and the Regulations of DHI.
In rendering our opinions, we have, with your permission, made the following assumptions, without independent investigation or verification:
(i)    Except to the extent set forth in the opinions expressed below with respect to DHI, the Loan Documents have been duly authorized by, have been duly executed and delivered by, and constitute the legal, valid, binding and enforceable obligations of, all of the parties to such Loan Documents, all signatories to such Loan Documents have been duly authorized and all of the parties to such Loan Documents are duly organized and validly existing, have the power and authority (corporate, limited liability company, partnership or other) to execute, deliver and perform such Loan Documents and are qualified to do business in each jurisdiction where such qualification is required;
(ii)    DHI has, or has the power to transfer, rights in the Collateral (as defined in the Security Agreement) sufficient for the purposes contemplated by R.C. §1309.203 and the Loan Documents;
(iii)    The Lenders have given value pursuant to the Loan Documents;

(iv)    The Financing Statement contains the correct name of the secured party or a representative of the secured party;
(v)    The description of Collateral in the Security Agreement identifies the property intended to be described as collateral;
(vi)    None of the Collateral described in the Security Agreement is (A) timber to be cut, minerals or the like or as-extracted collateral, (B) consumer goods or (C) agricultural products as defined in R.C. §1311.55; and
(viii)    All (A) natural persons have legal capacity, (B) all signatures are genuine, (C) all documents submitted to us as originals or copies are authentic, and (D) all documents submitted to us as copies conform to the original documents.
We assume further that: (i) there has been no mutual mistake of fact, or misunderstanding or fraud, duress or undue influence in connection with the negotiation, delivery and execution of the Loan Documents; (ii) there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinions expressed below; and (iii) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement or qualify the terms of the Loan Documents.
As to the facts upon which this opinion is based, including, without limitation, the completeness of corporate records of DHI furnished to us for our examination, we have relied upon certificates of public officials, the Officer’s Certificate, and the representations and warranties made in the Loan Documents, and we have assumed in this regard the truthfulness of such representations. We have not independently established the facts so relied on. In addition, in rendering the opinions set forth in paragraph 1 below regarding the valid existence of DHI, we are relying upon those Governing Documents that are currently on file with the Secretary of State of Ohio and have been certified by such office, and the Good Standing Certificate.
The term “Applicable Laws” shall mean those statutes, rules and regulations as in effect on the date hereof, which, in our experience, are normally applicable generally to business organizations for profit in the State of Ohio with respect to financing transactions of the type contemplated by the Loan Documents, without our having made any special investigation as to the applicability of any specific statute, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular statute, rule or regulation. The term “Governmental Approval” shall mean any consent, approval, authorization, or registration with any Governmental Authority pursuant to the Applicable Laws of the State of Ohio.
Based upon and subject to the foregoing and the further qualifications set forth below, as of the date of this opinion (or as of the date of any assumption made herein or the date of any certificate or other document stated to have been examined, made or otherwise relied upon by us), we are of the opinion that:
1.Based solely on our review of the Good Standing Certificate, DHI is a corporation validly existing and in good standing under the laws of the State of Ohio.

2.DHI has the requisite corporate power and authority to execute and deliver the Collateral Documents and to perform its obligations under each of the Collateral Documents to which it is a party.

3.No Governmental Approval of, and no filing with, any Governmental Authority is required under any law or regulation of the State of Ohio in connection with the execution and delivery by DHI of the Loan Documents, except for those filings that create, maintain or perfect the liens and security interests created under the Collateral Documents.

4.The execution, delivery and performance by DHI of the Collateral Documents to which DHI is a party have been duly authorized by all necessary corporate action, and the Collateral Documents to which DHI is a party have been duly executed and delivered by DHI.

5.The execution, delivery and performance by DHI of the Collateral Documents to which DHI is a party do not violate the Governing Documents of DHI.

6.The execution, delivery and performance by DHI of the Collateral Documents do not violate any Applicable Laws.

7.The Financing Statement is in proper form for filing in the office of the Secretary of State of the State of Ohio and, upon communication of the Financing Statement and tender of the applicable filing fee or acceptance of the Financing Statement in such office in accordance with the provisions of the Ohio Code, the security interests which have attached pursuant to the Security Agreement in the Collateral subject thereto, will be perfected to the extent a security interest can be perfected in such Collateral under the Ohio Code by the filing of a financing statement in that office.
The foregoing opinions are subject to the following exceptions, assumptions, qualifications and limitations:

(a)    All of our opinions are subject to the limitations, if any, of Title 11, U.S.C., as amended, and of any applicable insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by principles of equity (including, without limitation, those which may be expressed in terms of the public policies of the State of Ohio). In addition, certain remedial and other provisions of the Loan Documents may be limited by (i) implied covenants of good faith, fair dealing and commercially reasonable conduct and (ii) judicial discretion, in the instance of multiple or equitable remedies.
(b)    We express no opinion as to (i) title or ownership of property or the interests in property described in the Loan Documents, (ii) the priority of any lien, security interest or other encumbrance, (iii) the applicability of the State of Ohio’s foreign entity licensing requirements to the Administrative Agent or the Lenders or the impact the same may have upon the Administrative Agent’s or any Lender’s ability to utilize the courts of the State of Ohio to enforce its remedies under the Loan
Documents, (iv) with respect to the perfection of the Collateral, (A) to which the filing of a financing statement does not apply, or (B) as to which compliance with both the perfection provisions of the Ohio Code and provisions of federal notice or filing laws may be necessary or permissible, (v) the perfection of any security interest of any person or entity in accounts that are due from the United States, any political subdivision or any governmental agency or department thereof, (vi) any property which constitutes property of a type as to which any federal laws of the United States have preempted the Ohio Code, or (vii) the effect of any provisions in any organizational documents of any person which may purport to deny or restrict any transfer of any such ownership interests, including any restriction attempting to preclude the granting of any lien on such ownership interests.
(c)    In the case of all Collateral described in the Financing Statement as to which the internal perfection rules of the Ohio Code apply, (i) perfection as to proceeds is subject to the provisions of R.C. §1309.315, and (ii) R.C. §1309.515 requires, with certain exceptions, the filing of continuation statements within the six month period immediately preceding the fifth anniversary of (A) the date of the original filing of such financing statement, or (B) the effective date of each continuation of such financing statement. Moreover, the Ohio Code may require additional or amended filings in the event of certain changes of name, identity or structure of a debtor or location of the debtor or any of the collateral described therein.
(d)    The foregoing opinions concerning the security interests of the Administrative Agent and the Secured Parties in any Collateral which constitutes personal property are subject to the qualifications that we express no opinion as to any situation or transaction excluded from the Ohio Code by virtue of R. C. §1309.109.

(e)    Our opinions expressed herein are based upon our review of the Applicable Laws, but without having made any review of any other laws or regulations. Further, we have not conducted requisite factual or legal examinations, and accordingly we express no opinion, with respect to the application, if any, of laws concerning or promulgated by (i) environmental effects or agencies; (ii) fraudulent dispositions or obligations (R.C. Chapter 1336 and R.C. §1313.56); (iii) securities laws; (iv) political subdivisions of the State of Ohio; (v) any order of any court or other authority directed specifically to any party to the Loan Documents of which we do not have knowledge; (vi) any taxes or tax effects; (vii) subdivision, use, building, zoning and planning, air quality, flood hazard or health and safety; (viii) industries of which the operations, financial affairs or profits are regulated by the State of Ohio or by the United States (for example, banks and thrifts institutions); (ix) racketeer influenced and corrupt organizations (RICO) statutes; (x) utility regulation; (xi) antitrust or unfair competition laws; (xii) restrictions attendant to financings of property by public authorities, for example, industrial revenue bond financings; (xiii) Federal Reserve Board margin regulations; (xiv) federal patent, copyright and trademark, state trademark and other federal and state intellectual property laws and regulations; or (xv) the use of proceeds contemplated by the Loan Documents.
(f)    To the extent that the Administrative Agent elects to proceed under the Ohio Code, the security interests created by the Collateral Documents in the Collateral are subject to such limitations, exceptions and rights of purchasers and creditors as are provided for under the provisions of the Ohio Code.
(g)    We express no opinion as to the creation, attachment, validity, binding effect, enforceability, perfection, priority or other effect of perfection or non-perfection of any security interest in

(i) commingled goods arising from any collateral other than in accordance with, and subject to the limitations set forth in, R.C. §1309. 336, (ii) commercial tort claims, (iii) rights to demand payment or performance under a letter of credit, (iv) farm products, (v) goods that are or are to become fixtures, (vi) manufactured homes, (vii) any item of collateral which is subject to restriction on or prohibition against transfer (except to the extent limited by R.C. §§1309.401, 406, 407, 408 or 409) contained in an agreement, instrument, document or applicable law governing or evidencing or otherwise relating to such item, (viii) any obligations of the United States of America or any agency or instrumentality thereof, or (ix) any collateral covered by a certificate of title.
(h)    The foregoing opinions concerning the security interests of the Administrative Agent and the Secured Parties in any Collateral which constitutes personal property are subject to the qualifications that we express no opinion as to any situation or transaction excluded from the Ohio Code by virtue of R.C. §1309.109.
This opinion is limited to the laws of the State of Ohio having effect on the date hereof. Accordingly, we express no opinion as to the laws of any other jurisdiction or as to any time after the date hereof, and we have no obligation to advise the addressees (or any third party) of any changes in the law or facts that may occur after the date of this opinion. This opinion is furnished to you solely in connection with the transactions described herein. This opinion may not be used or relied upon by you for any other purpose and may not be relied upon for any purpose by any other person or entity without our prior written consent; provided, however, that this opinion may be (i) relied upon by entities that become Lenders under the Credit Agreement as a result of an assignment under the Credit Agreement made and consented to in accordance with the express provisions thereof and (ii) delivered to (x) your regulators, accountants, attorneys and other professional advisors and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion for the purpose of proving this opinion’s existence and (y) potential lenders solely for the purpose of determining whether to become a Lender and, in each case, their professional advisers, but only on the basis that it will not be relied upon by any such person. The reliance consented to above is based on the understanding that (a) this opinion speaks only as of its effective date, (b) opinion and examination standards may change hereafter, (c) any such reliance will not (i) require us to update, reissue or reaffirm this opinion or (ii) be deemed to constitute an update, reissuance or reaffirmation of this opinion and (d) we will have made no examination of law or factual matters in connection with such reliance.

Very truly yours,

EXHIBIT A
Financing Statement
See attached.

EXHIBIT B
Good Standing Certificate
See attached.

EXHIBIT C
Articles of Incorporation
See attached.